UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
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NFORMATION
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EQUIRED
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N PROXY
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TATEMEN
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SCHEDULE 14A INFORMATION
Proxy
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tatement
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ursuant to Section 14(a) of
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h
e
Securities Exchange Act of
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4
(Amendment No.     )

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EMERSON ELECTRIC CO.
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EMERSON

2024

Notice of 2024 Annual Meeting & Proxy Statement

February 6

Virtual Meeting Site: www.virtualshareholdermeeting.com/EMR2024

 Letter to Shareholders

 Chief Executive Officer

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2024 Annual Meeting of Shareholders of Emerson Electric Co. to be held on Tuesday, February 6, 2024, at 10:00 a.m., Central Time, in a virtual format at our virtual meeting website accessible at www.virtualshareholdermeeting.com/EMR2024.

At this year’s meeting, we will vote on the election of four Directors and the ratification of the selection of KPMG LLP as Emerson’s independent registered public accounting firm. We have once again proposed to amend our Restated Articles of Incorporation to declassify our Board of Directors. We will vote to approve the Emerson Electric Co. 2024 Equity Incentive Plan, and hold non-binding advisory votes on the compensation of Emerson’s named executive officers, as well as a shareholder proposal. We will also report on our business and provide an opportunity for shareholders to ask questions.

Emerson continued to make key strategic moves over the past year and accelerate the implementation of a higher-growth, more cohesive portfolio, a more modern culture for talent and a management system that delivers operational excellence.

We continued the reshaping of Emerson as a global automation leader, which included, the completion of the sale of a majority interest in our Climate Technologies business (the new standalone business is named Copeland), the acquisition of National Instruments, and recent additions of Flexim and Afag. These strategic decisions have built a cohesive automation portfolio that aligns with secular growth drivers: digital transformation, energy security and affordability, sustainability and decarbonization and nearshoring.

During this portfolio transformation, Emerson also achieved its operational performance objectives, exceeding the underlying sales and adjusted earnings per share targets we set at the beginning of the year, with net sales up 10%, underlying sales up 10%, earnings per share up 18% and adjusted earnings per share up 22%.

Our cultural evolution and renewed focus on attracting and retaining top talent also moved forward this year. Driven by new leadership in Finance, Human Resources, Marketing and Technology, we are resetting the Company’s leadership in alignment with Emerson’s focused direction forward. The Board has also been refreshed with two new directors that bring a dynamic and entrepreneurial perspective to the Board. Both new Directors are serving on the recently formed Technology and Environmental Sustainability Committee of the Board. This new Committee was formed in 2023 for the purpose of providing focused oversight of the Company’s technology, innovation, product portfolio and environmental sustainability efforts.

I am thankful for the performance of the Emerson team that delivered this transformational year, and I appreciate the support of the Board of Directors who has been instrumental in enabling this transformation.

This is an important moment in our transformation, and your vote is important. Please complete, sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Please see our 2023 Annual Report to Shareholders made available with this Proxy Statement.

On behalf of the Board of Directors and all of us at Emerson, thank you for your ongoing support and commitment.

December 8, 2023

Sincerely,

LAL KARSANBHAI

President, Chief Executive Officer and Director

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	i

Notice of Annual Meeting of Shareholders

for Emerson Electric Co.

DATE AND TIME:	Tuesday, February 6, 2024, 10:00 a.m. CST

PLACE/MEETING ACCESS:	Virtual Meeting website accessible at www.virtualshareholdermeeting.com/EMR2024

ITEMS OF BUSINESS:

1.  To elect as Directors the four nominees named in the accompanying proxy statement.

2.  To approve, on an advisory basis, the compensation of Emerson’s named executive officers.

3.  To approve an amendment to the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors.

4.  To approve the Emerson Electric Co. 2024 Equity Incentive Plan.

5.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm.

6.  To vote upon a shareholder proposal regarding a simple majority vote as described in the accompanying proxy statement, if properly presented at the meeting.

7.  To transact other business, if any, properly brought before the meeting.

WHO CAN VOTE:	Record holders of Emerson common stock at the close of business on November 28, 2023

HOW TO VOTE:	Your vote is important, and we urge you to cast your vote in advance of the meeting by telephone, internet or mailing your completed and signed proxy card or voting instruction form, or at the meeting through the virtual meeting website. If you attend the virtual meeting, you may revoke your previously cast vote and vote at the meeting through the virtual meeting website. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting. Non-shareholders may attend the annual meeting as a guest but will not have the option to vote any shares or ask questions during the virtual meeting.

MEETING ADMISSION:

To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2024 and enter the 16-digit control number on your notice of internet availability, proxy card, or voting instruction form. Shareholders as of the close of business on November 28, 2023, the record date for the Annual Meeting, or their legal proxy holders may participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting by following instructions on the virtual meeting site. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time.

For registered shareholders, the control number can be found on your proxy card or notice of internet availability that you previously received. If you are a beneficial or “street name” holder and hold your shares through an intermediary, such as a broker, bank or other nominee, you must obtain instructions from your broker, bank or other nominee to participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting.

SHAREHOLDER LIST:	The Company will make a list of shareholders entitled to vote at the Annual Meeting available to shareholders for examination 10 days prior to the Annual Meeting. The Company requests that shareholders seeking to review the list of shareholders contact Emerson Investor Relations at 314-553-2197. Shareholders may access this list during the Annual Meeting at the virtual meeting site by entering their control number.

TECHNICAL SUPPORT:	Anyone who has technical difficulties accessing or using the virtual meeting site during the Annual Meeting should call the technical support number on the virtual meeting site. The virtual meeting site is supported on browsers (e.g., Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Each participant should ensure strong WiFi or other internet connection.

2023 ANNUAL REPORT AND DATE OF DISTRIBUTION:	For more complete information regarding Emerson, please review the Annual Report to Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023. A copy of our Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement. This Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report are first being made available or mailed to shareholders on or about December 8, 2023.

By order of the Board of Directors,
December 8, 2023	SARA YANG BOSCO
St. Louis, Missouri	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 6, 2024

Emerson’s Notice of Annual Meeting, Proxy Statement, Form of Proxy, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, are available, free of charge, at www.proxyvote.com. You will need to input the Control Number located on the proxy card or notice of internet availability of proxy materials when accessing these documents. A separate notice of internet availability of such proxy materials is first being sent to our shareholders on or around December 8, 2023. Shareholders may access these materials and vote over the internet or request delivery of a full set of materials by mail or email. If you receive the separate notice of internet availability of proxy materials, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the notice.

ii	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	iii

 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all the information you should consider. You should read the entire Proxy Statement before voting.

2024 Annual Meeting Information

For additional information about our Annual Meeting, including instructions on accessing the virtual meeting, see Questions and Answers beginning on page 78.

Meeting Date Tuesday February 6, 2024	Meeting Place The Annual Meeting will be held in a virtual format, at www.virtualshareholdermeeting. com/EMR2024	Meeting Time 10:00 a.m. Central Time	Record Date November 28, 2023

Voting Matters	Board Recommendation	Vote Standard	Page

Item 1 Election of Directors	FOR each nominee	Majority present & entitled to vote	7

Item 2 Advisory Vote on Executive Compensation	FOR	Majority present & entitled to vote	28

Item 3 Amendment to Restated Articles of Incorporation to Declassify the Company’s Board of Directors	FOR	85% of total voting power outstanding	63

Item 4 Emerson Electric 2024 Equity Incentive Plan	FOR	Majority present & entitled to vote	64

Item 5 Ratification of Independent Registered Public Accounting Firm	FOR	Majority present & entitled to vote	72

Item 6 Shareholder Proposal Regarding Simple Majority Vote	AGAINST	Majority present & entitled to vote	73

For the election of Directors, you have the choice of voting “FOR” individual nominees, “AGAINST” individual nominees, or “ABSTAIN” for individual nominees. For the other proposals you have the choice to vote “FOR”, “AGAINST” or “ABSTAIN”. Whether or not you plan to attend the meeting, please provide your proxy by internet, phone, or by filling in, signing, dating and promptly mailing your proxy card or voting instruction form.

By Internet www.proxyvote.com	By Phone 1-800-690-6903	By Mail Vote Processing, c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

Attending the Meeting

To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2024 and enter the 16-digit control number on your notice of internet availability, proxy card, or voting instruction form. Shareholders as of the close of business on November 28, 2023, the record date for the Annual Meeting, or their legal proxy holders may participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting by following instructions on the virtual meeting site. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time.

For registered shareholders, the control number can be found on your proxy card or notice of internet availability that you previously received. If you are a beneficial or “street name” holder and hold your shares through an intermediary, such as a broker, bank or other nominee, you must obtain instructions from your broker, bank or other nominee to participate in, submit questions, examine the list of shareholders and vote at the Annual Meeting.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	1

Proxy Statement Summary

Our Board Of Directors

Nominees and Continuing Directors

The Emerson Board is divided into three classes. You are being asked to vote on the four Director nominees indicated below for the specified terms. The seven continuing Directors were previously elected to terms ending at the Annual Meeting specified. All Directors are independent, except Mr. Karsanbhai. Please see “Proxy Item No. 1 – Election of Directors” for more information.

AC Audit Committee CC Compensation Committee TC Technology and Environmental Sustainability Committee	NC Governance and Nominating Committee EC Executive Committee

Nominees for Terms Ending in 2027

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp. Age: 61 Director Since 2019 Committees: AC, NC	Leticia Gonçalves Lourenco President, Precision Fermentation and ADM Ventures, Archer Daniels Midland Company Age: 49 Director Since 2023 Committees: AC, TC	James M. McKelvey Co-Founder, Block (formerly Square), Founder, Invisibly, Inc., and General Partner, Fintop Capital. Age: 58 Director Since 2023 Committees: TC, CC	James S. Turley Board Chair, Emerson, Retired Chair and CEO, Ernst & Young LLP Age: 68 Director Since 2013 Committees: AC, EC, NC

Arthur F. Golden, currently an independent Director and a member of the Technology and Environmental Sustainability Committee, will be retiring from the Board as of the Annual Meeting. Candace Kendle, currently an independent Director and a member of the Audit Committee and Technology and Environmental Sustainability Committee, will be retiring from the Board as of the Annual Meeting.

To Continue in Office Until 2025

Joshua B. Bolten Chief Executive Officer, Business Roundtable Age: 69 Director Since 2012 Committees: EC, NC, CC	William H. Easter III Former Chairman, President and CEO, DCP Midstream Age: 74 Director Since 2020 Committees: CC, EC, TC	Surendralal (Lal) L. Karsanbhai President and CEO, Emerson Age: 54 Director Since 2021 Committees: EC	Lori M. Lee CEO AT&T Latin America and Global Marketing Officer, AT&T Inc. Age: 58 Director Since 2018 Committees: AC, EC
To Continue in Office Until 2026

Martin S. Craighead Former Chairman and Chief Executive Officer, Baker Hughes, Inc. Age: 63 Director Since 2019 Committees: CC, NC	Gloria A. Flach Retired Corporate Vice President and COO, Northrop Grumman Corp. Age: 64 Director Since 2017 Committees: CC, EC, TC	Matthew S. Levatich Retired President and Chief Executive Officer, Harley-Davidson, Inc. Age: 58 Director Since 2012 Committees: AC, TC

2	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary

Continuing Board At A Glance

Director Skills and Experiences

Each member of the continuing Board brings invaluable experience. Below we have highlighted skillsets that will be essential as we continue to transform our culture and portfolio. For a full breakdown of the continuing Board’s skills and each Director’s skills and experience, see “Nominees and Continuing Directors’ Skills and Experience Matrix” on page 7.

Board Key Accomplishments

Portfolio Transformation	Created Technology and Environmental Sustainability Committee	Restructured Board Committees	Formulaic Annual Cash Incentive Awards

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	3

Proxy Statement Summary

Delivering Results and Transforming Our Portfolio

4	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Statement Summary

Additional Highlights

Director Independence

• Independent Board Chair

• 10 of 11 continuing Directors are independent

• All Board Committees are independent pursuant to requirements of the NYSE and our governance documents

• Regular executive sessions attended by non-management Directors only

Management Proposal to Declassify Board of Directors	• In response to shareholder requests, we are once again submitting a management proposal to amend our Restated Articles of Incorporation to declassify our Board of Directors

Environmental Sustainability

• Announced a goal to achieve Net Zero value chain emissions by 2045 from a 2021 baseline

• Announced a goal to achieve Net Zero operations by 2030 from a 2021 baseline

• Announced a goal to achieve zero waste to landfill by 2032 from 2022 baseline

• Near-term and net zero targets have been approved by the Science Based Targets initiative (SBTi)

• Achieved our goal of decreasing emissions intensity 20% from 2018, 6 years ahead of schedule

• Reduced Scope 1 and 2 GHG emissions intensity by 42% since 2018

• Became a member of the UN Global Compact

• Recently joined RE100 and announced a goal to source 100% renewable electricity by 2030

• Aligned executive compensation with environmental sustainability objectives

Diversity

• 45% of continuing Directors are women or persons of color

• 3 of 5 Current Named Executive Officers are women or persons of color

• 5 of 9 members of the Office of the Chief Executive are diverse

• Designated portion of charitable giving budget to be directed by employee resource groups

• Trained over 32,000 employees on diversity awareness and unconscious bias

• 8 employee resource groups with over 13,000 members

People and Community

• Provided 32 grants to employees from the Support Our People Fund

• Pledged $200 million over 10 years, focusing on addressing education equality

• Initiated company-wide continuous listening strategy with 85% employee participation and an employee engagement score of 78%

Three Audit Committee Financial Experts	• The Board has determined that three members of the Audit Committee are Audit Committee Financial Experts under SEC rules

Proxy Access Bylaw

• A shareholder, or group of up to 20, holding 3% of Company stock for 3 years may place a limited number of Director nominees in the Company’s proxy statement for election

• We further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure

Board Refreshment	• Added 6 new Directors in last 5 years • Balance of new and continuing Directors, with average tenure for all Directors of 5.7 years • Average Director age of 61.5

Other Governance Practices

• Directors elected by majority voting

• Comprehensive new Director orientation

• No shareholder rights plan or “poison pill”

• Blackout, clawback, pledging and anti-hedging policies

• Director and executive officer stock ownership policies

• Annual environmental sustainability and political spending reports

• Amended the Company’s Corporate Governance Principles and Practices to enhance our director overboarding policy and in November 2023 amended to add director term limits

• Created new Technology and Environmental Sustainability Committee

• Amended Audit, Compensation, and Governance and Nominating Committee Charters to include oversight of certain sustainability topics

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	5

 Letter to Shareholders

 Independent Chair

Dear Fellow Shareholder:

In 2023, Emerson continued to accelerate its growth as a leading global automation company and drove significant value creation for our shareholders. While there are numerous factors that contributed to Emerson’s progress in accomplishing its fiscal 2023 goals, the close partnership between the Emerson leadership team and the Board—characterized by a combination of support and challenge—was a critical driver of success.

As a Board, we have worked closely with President and CEO Lal Karsanbhai to guide Emerson’s short- and long-term strategy, reshape Emerson’s portfolio, drive differentiated operational execution across the enterprise, and deliver greater value for shareholders. This included providing oversight over strategic leadership appointments the Company announced, and the continuing implementation of its cultural transformation.

From the outside, it is clear Lal and his leadership team have made a tremendous amount of progress delivering on each of Emerson’s value-creation opportunities: organic growth, portfolio management and operational execution. From the inside, it is evident Emerson’s improvements to company culture and the Emerson Management System, the foundation of Emerson’s operational excellence, are accelerating the Company’s momentum every day.

As a Board, we continue to uphold and advance our commitment to sound governance, including our high standards of ethics and excellence, and our efforts related to board refreshment focused on ensuring the right balance of tenure, experience and diversity. During 2023, we welcomed two new members to the Emerson Board—Leticia Gonçalves and James McKelvey. Their skills, experiences, insights and perspectives will help propel Emerson’s continued success and progress. And I want to acknowledge the retirements of Arthur Golden and Candace Kendle (board members since 2000 and 2014, respectively), and thank them for their service.

It is an exciting time for Emerson. The Board and I are encouraged by the progress we have made in 2023 and are equally energized by and motivated to drive even greater value in 2024.

On behalf of the Board, thank you for your ongoing trust and support.

James S. Turley

Chair of Board of Directors, Emerson

6	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Proxy Item No. 1

 Election of Directors

Nominees and Continuing Directors

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. The Board of Directors has nominated four Directors of the Company to be elected for a term ending at the Annual Meeting specified below, or until their successors have been elected and qualified. Pursuant to the Company’s Bylaws, a person may not stand for election as a Director after attaining the age of 72, provided that the Bylaws provide that this restriction does not apply to (i) Mr. Golden and Dr. Kendle until the Company’s 2022 Annual Meeting, and (ii) Mr. Easter until the Company’s 2023 Annual Meeting. Mr. Golden and Dr. Kendle are retiring from the Board pursuant to this age requirement as of the 2024 Annual Meeting, after which our Board will have eleven Directors. Information with respect to the nominees for election, as well as the other Directors whose terms will continue after the Annual Meeting, is set forth below. All the nominees meet the Board membership criteria described on page 22 under “Nomination Process.” Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer over the last five years unless otherwise indicated. This information includes each nominee’s specific experience, qualifications, attributes and skills that led the Board to conclude that he or she should serve as a Director, and prior directorships held by each nominee at other public companies within the last five years.

Nominees and Continuing Directors’ Skills and Experience Matrix

(1)

A “ ” in the chart indicates a key skill or experience that is particularly relevant to a Director’s service on Emerson’s Board and is given additional weighting when the combined expertise of the Board is considered for planning purposes.

(2)	A “ ” in the chart indicates a skill or experience that is relevant to a Director’s service on Emerson’s Board. A Director may possess meaningful experience or skill in an area that lacks a “ ”.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	7

Proxy Item No. 1: Election of Directors

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Director Nominees for Terms Ending in 2027

Mark A. Blinn Former Chief Executive Officer and President, Flowserve Corp., A Supplier of Industrial Machinery			Key Skills and Experience • Large Company CEO or COO • Financial Leadership or Expertise • Global Business

Qualifications

Mr. Blinn’s qualifications also include his leadership experience, global business experience, industry experience, and extensive Board experience, including his prior service as the Chief Executive Officer and President of Flowserve from October 2009 until March 2017. He previously served Flowserve as Chief Financial Officer from 2004 to 2009 and in the additional role of Head of Latin America from 2007 to 2009. Prior to Flowserve, Mr. Blinn served in senior finance, treasury and planning positions at FedEx Kinko’s Office and Print Services, Inc., Centex Corp., FirstPlus Financial Inc., Electronic Data Systems Corp. and Commercial Capital Funding Inc.

Age 61	Director Since 2019	Committees of Our Board Audit Committee Governance and Nominating Committee	Current Public Company Directorships Globe Life Inc. Leggett & Platt Incorporated Texas Instruments Incorporated

Leticia Gonçalves Lourenco President, Precision Fermentation and ADM Ventures, Archer Daniels Midland Company			Key Skills and Experience • Technology, Innovation or Cybersecurity • Industry, End-Markets and Growth Areas • Business Development

Qualifications

Ms. Gonçalves’ qualifications to serve on the Board include her leadership, operational and global business experience gained from her past management positions at Monsanto, now part of Bayer, where she spent more than 20 years with roles in digital solutions, commercial operations, international management and technology development, including her service as Senior Vice President and U.S. Division Head at Bayer from September 2018 to January 2020 and President, Europe and Middle East at Monsanto from August 2014 to August 2018. Ms. Gonçalves also serves on the board of directors of Believer Meats, a leader in cultivated meat technology. She is a longtime advocate and driver of diversity and inclusion, participating in the Conference Board’s Global Women’s Leaders Council in Europe.

Age 49	Director Since 2023	Committees of Our Board Audit Committee Technology and Environmental Sustainability Committee

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

8	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1: Election of Directors

James M. McKelvey Co-Founder, Block (formerly Square), Founder, Invisibly, Inc., and General Partner at Fintop Capital			Key Skills and Experience • Technology, Innovation or Cybersecurity • Industry, End-Markets and Growth Areas • Business Development

Qualifications

Mr. McKelvey’s qualifications to serve on the Board also include his global business experience and extensive technology development background gained as an experienced entrepreneur who has founded several companies, including as Co-Founder of Block, Inc. (formerly known as Square) and Founder of Invisibly, Inc; and his service as a General Partner at Fintop Capital, a venture capital firm focused on financial technologies. Mr. McKelvey has a deep understanding of the trends across infrastructure software, internet of things, and the corresponding risks, including cybersecurity and data privacy compliance. Mr. McKelvey is also the Chair of the St. Louis Federal Reserve Bank’s Board of Directors and a trustee of Washington University in St. Louis.

Age 58	Director Since 2023	Committees of Our Board Technology and Environmental Sustainability Committee Compensation Committee	Current Public Company Directorships Block, Inc.	Prior Public Company Directorships (year service ended): Ajax I Holdings, Inc. (2021) MoneyonMobile, Inc. (2018)

James S. Turley Board Chair, Emerson Retired Chairman of The Board and Chief Executive Officer, Ernst & Young, A Professional Services Organization			Key Skills and Experience • Financial Leadership or Expertise • Large Company CEO or COO • Corporate Governance

Qualifications

Mr. Turley’s qualifications to serve on the Board include his leadership and expertise in audit and financial reporting as Chairman and Chief Executive Officer of Ernst & Young from 2001 through June 30, 2013; his service as a director and member of the Audit, Executive and Risk Management Committees of Citigroup, Inc.; his service as a director and member of the Audit and Governance Committees of Northrop Grumman Corporation; his service as a director and Chair of the Compensation Committee of Precigen, Inc.

Age 68	Director Since 2013	Committees of Our Board Audit Committee Executive Committee Governance and Nominating Committee	Current Public Company Directorships Citigroup, Inc. Northrop Grumman Corporation Precigen, Inc.

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	9

Proxy Item No. 1: Election of Directors

The following Directors are not standing for election at the 2024 Annual Meeting of Shareholders.

Directors with Terms Ending in 2025

Joshua B. Bolten Chief Executive Officer, Business Roundtable, Pro-Business Public Policy Advocacy Group			Key Skills and Experience • Corporate Governance • Operational Leadership • Global Business

Qualifications

Mr. Bolten’s qualifications to serve on the Board also include his financial, leadership, and governmental experience in his position prior to January 2017 as Managing Director of Rock Creek Global Advisors, an international advisory firm, and his prior positions as White House Chief of Staff to President George W. Bush; Director of the Office of Management and Budget; White House Deputy Chief of Staff; General Counsel to the U.S. Trade Representative; and Chief Trade Counsel to the U.S. Senate Finance Committee, and his current experience as Chief Executive Officer of the Business Roundtable and a member of the Boards of the U.S. Holocaust Memorial Museum, the ONE Campaign and Princeton University.

Age 69	Director Since 2012	Committees of Our Board Executive Committee Governance and Nominating Committee Compensation Committee	Current Public Company Directorships Global Advisory Council of BP plc PIMCO Global Advisory Board

William H. Easter III Former Chairman And President and Chief Executive Officer, DCP Midstream LLC, A Large Midstream Petroleum Service Company			Key Skills and Experience • Large Company CEO or COO • Corporate Governance • Operational Leadership

Qualifications

Mr. Easter’s qualifications to serve on the Board also include his extensive leadership, operational, and government affairs experience gained from his past service as Chairman, President and CEO of DCP Midstream LLC and his more than 30 years in senior roles with ConocoPhillips; his prior service as a director and member of the Audit and Corporate Practices Committee of Grupo Aeromexico, S.A.B.; his prior service as a director and Chair of the Compensation Committee and member of the Nominating & Governance Committee of Concho Resources Inc.; his current service as a director and Chair of the Audit Committee and member of the Governance and Safety & Security Committees of Delta Airlines Inc; and his current service as a director of Aurora Sustainable Lands, LLC. He is the immediate past Chair of the Board of the Memorial Hermann Health System and a member of the Memorial Hermann Health System Foundation Board.

Age 74	Director Since 2020	Committees of Our Board Compensation Committee Executive Committee Technology and Environmental Sustainability Committee	Current Public Company Directorships Delta Airlines Inc.	Prior Public Company Directorships (year service ended): Baker Hughes, Inc. (2017) Concho Resources Inc. (2021) Grupo Aeromexico, S.A.B. de C.V (2022)

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

10	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 1: Election of Directors

Lal Karsanbhai President and CEO, Emerson			Key Skills and Experience • Large Company CEO or COO • Global Business • Industry, End-Markets and Growth Areas

Qualifications

Mr. Karsanbhai’s qualifications to serve on the Board also include his prior leadership and global business experience, including as Executive President of Emerson’s Automation Solutions business from October 2018 to February 2021, Group President of Emerson’s Rosemount measurement & analytical business from 2016 to 2018, President of Emerson’s former Network Power business in Europe, Middle East and Africa from 2014 to 2016, and VP of Planning with responsibility for Emerson’s global strategy from 2012 to 2014, and various other roles with Emerson since 1995.

Age 54	Director Since 2021	Committees of Our Board Executive Committee

Lori M. Lee Chief Executive Officer, AT&T Latin America Global Marketing Officer, AT&T Inc., A Global Technology, Media and Telecommunications Company			Key Skills and Experience • Financial Leadership or Expertise • Technology, Innovation or Cybersecurity • Global Business

Qualifications

Ms. Lee’s qualifications to serve on the Board also include her leadership, international and global marketing experience in her prior positions as Senior Executive Vice President and Global Marketing Officer, AT&T Inc. from April 2015 through July 2017; Senior Executive Vice President – Home Solutions, AT&T Inc. from April 2013 through March 2015; Executive Vice President – Home Solutions, AT&T Inc.; Chief Marketing Officer – Home Solutions, AT&T Services, Inc.; Senior Vice President – Small Business Marketing, AT&T Services, Inc.; Senior Vice President – Customer Care, AT&T Operations, Inc.; Senior Vice President – Corporate Strategy, AT&T Operations, Inc.; Senior Vice President – Strategic Planning, AT&T Operations, Inc. Ms. Lee has also been a licensed Certified Public Accountant and has held numerous Vice President of Finance positions.

Age 58	Director Since 2018	Committees of Our Board Audit Committee Executive Committee

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	11

Proxy Item No. 1: Election of Directors

Directors with Terms Ending in 2026

Martin S. Craighead Former Chairman of The Board and Chief Executive Officer, Baker Hughes, Inc., An Industrial Service Company			Key Skills and Experience • Large Company CEO or COO • Global Business • Business Development

Qualifications

Mr. Craighead’s qualifications also include his leadership experience, global business experience and extensive background in the oil and gas industry, including his prior service as Chairman of Baker Hughes from April 2013 to July 2017; as Chief Executive Officer of Baker Hughes from January 2012 to July 2017; and as President of Baker Hughes from July 2010 to July 2017. He first joined Baker Hughes in 1986 and was its Chief Operating Officer from 2009 to 2012 and Group President of drilling and evaluation from 2007 to 2009. He also served as President of INTEQ from 2005 to 2007 and President of Baker Atlas from February 2005 to August 2005. Mr. Craighead was also the Vice Chairman of Baker Hughes from July 2017 to May 2019.

Age 63	Director Since 2019	Committees of Our Board Compensation Committee Governance and Nominating Committee	Current Public Company Directorships Texas Instruments

Gloria A. Flach Retired Corporate Vice President and Chief Operating Officer, Northrop Grumman Corporation, A Global Security Company	Key Skills and Experience • Operational Leadership • Global Business • Technology, Innovation or Cybersecurity

Qualifications

With over 35 years in the aerospace and defense industry, Ms. Flach’s qualifications to serve on the Board include her leadership, international and business experience as Chief Operating Officer of Northrop Grumman Corporation (“NGC”) from January 2016 through December 2017, overseeing and enhancing program execution, risk management and operational excellence across the company, which included the organization’s IT function and enterprise cybersecurity risk mitigation; her leadership of NGC’s global supply chain and service as a member of the Corporate Policy Council; her NGC service as President of the Electronic Systems Sector from January 2013 through December 2015 and President of Enterprise Shared Services from March 2010 through December 2012; and her current service on the Loyola University, Maryland, board of advisors.

Age 64	Director Since 2017	Committees of Our Board Compensation Committee Executive Committee Technology and Environmental Sustainability Committee

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

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Proxy Item No. 1: Election of Directors

Matthew S. Levatich Retired President and Chief Executive Officer, Harley-Davidson, Inc., A Manufacturer of Motorcycles and Related Products			Key Skills and Experience • Large Company CEO or COO • Operational Leadership • Global Business

Qualifications

Mr. Levatich’s qualifications also include his extensive manufacturing, global marketing and management experience as a former Harley-Davidson executive, including his prior service as President and Chief Executive Officer from May 2015 to March 2020; as President and Chief Operating Officer of Harley-Davidson Motor Company, Inc. from 2009 to May 2015; as President and Managing Director of MV Agusta Motor S.p.A., a subsidiary of Harley-Davidson, Inc.; and as Vice President and General Manager, Parts & Accessories and Custom Vehicle Operations of Harley-Davidson, Inc.; and his experience on the Dean’s Advisory Council for the Robert R. McCormick School of Engineering and Applied Sciences at Northwestern University.

Age 58	Director Since 2012	Committees of Our Board Audit Committee Technology and Environmental Sustainability Committee	Prior Public Company Directorships (year service ended) Harley-Davidson, Inc. (2020)

Key skills and experience, identified above, are particularly relevant to a Director’s service on Emerson’s Board and are given additional weighting when the combined expertise of the Board is considered for planning purposes. Please see the Directors’ Skills and Experience Matrix on page 7 for additional skills and experience for each Director.

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 Board and Committee Operations

Board and Corporate Governance

Board Responsibility Overview

The primary responsibility of our Board is to foster the Company’s long-term success. In fulfilling this role, each Director must exercise good faith business judgment in the best interests of Emerson, our shareholders, employees and communities in which we operate. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. Management has responsibility for our day-to-day operations, implementing these policies and strategic direction, subject to Board oversight.

Governance Principles and Ethics Program

Our Board has adopted the Company’s Corporate Governance Principles and Practices that govern the structure and operations of our Board, Board oversight of management and relations between the Board and our shareholders. In addition, our Board has adopted an ethics program that applies to all Emerson employees and our Directors, and includes an Employee Code of Conduct, supplements that are specifically applicable to our Directors and executive officers, and an additional code of ethics applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller.

The Company’s Corporate Governance Principles and Practices and each component of its ethics program are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Business Ethics. Printed copies of these documents are available to shareholders upon written request to our principal executive offices at Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting any amendments and/or waivers to its ethics code at the same location on its website.

The Board of Directors annually reviews its governance policies and practices, taking into account changes in applicable law, trends in corporate governance and input from shareholders.

Board Role in Sustainability and Human Capital Management

Our environmental sustainability strategy is overseen by our Board and its committees as a part of their oversight of our overall strategy and risk management. These efforts are part of a process that is designed to provide the Board timely visibility into the identification, reporting, assessment, and management of sustainability issues. The Governance and Nominating Committee is responsible for assisting the Board in the oversight of the Company’s sustainability strategy, engaging with shareholders on inquiries related to sustainability, and establishing principles and policies for sustainability which includes, among other things, the matters covered in the Company’s sustainability report. Our sustainability report has been published annually since 2015 and these reports are available on our website. Our Audit Committee provides oversight of the integrity of our environmental sustainability data in the Company’s disclosures, reviews a summary of the Company’s environmental activities and a summary of anticipated environmental audits and expenditures each year. Our Compensation Committee provides oversight of alignment of management compensation with the Company’s environmental sustainability and human capital management objectives. We recently restructured our Board committees to add a Technology and Environmental Sustainability Committee, which is responsible for providing oversight for risks associated with its purpose, including innovation, product technology cybersecurity and environmental sustainability policies and programs.

In our business and manufacturing operations around the world, our strategy focuses on efficient use of energy and natural resources to help reduce the intensity of the Company’s GHG emissions. Emerson utilizes a framework that groups our environmental sustainability efforts into three broad pillars: Greening Of Emerson, Greening By Emerson, and Greening With Emerson. In 2019, we announced a goal to reduce our GHG emissions by 20%, normalized to sales, across our manufacturing and shared services facilities by the year 2028. Through significant energy efficiency improvements and accelerated renewable electricity sourcing, we surpassed this goal six years ahead of schedule. In 2021, we appointed our first Chief Sustainability Officer. In 2022, we announced ambitious net zero GHG emissions targets and surpassed our original GHG emissions reduction targets, normalized to sales. In 2023, we announced additional goals, including zero waste to landfill in our manufacturing facilities by 2032 from 2022 baseline, wherever this is compatible with local conditions and regulations, net zero operations by 2030 from a 2021 baseline, and net zero value chain emissions by 2045 from a 2021 baseline. In 2023, we also became a member of the UN Global Compact. By developing organizational structures, allocating resources, making investments, and integrating sustainability into our operation and strategic management process, our leadership is demonstrating a focus on sustainability. The Company’s Chief Sustainability Officer leads the Company’s environmental sustainability strategy and oversees the Environmental Sustainability Steering Committee, which actively coordinates environmental sustainability-related activities and initiatives across the Company’s global value chain. This committee connects the priorities of our Board, leadership team and employees around the world, and includes representatives from all functional areas of the Company.

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Board and Committee Operations

Our human capital management and succession planning are important components of our strategy. Attracting, developing, and retaining talent is key to our business and operating results. Nearly half of the members of our current Board of Directors are women or persons of color. We have developed and continue to enhance a robust and comprehensive company-wide talent management program. To assess and improve employee retention and engagement, the Company surveys employees with the assistance of third-party consultants and takes actions to address areas of employee concern. More than 85% of employees participated in our most recent survey. The categories of safety, well-being, growth and development, and access to resources and support earned the most favorable scores, signaling our employees’ strong dedication to their work, positive manager relationships and clarity about how each individual contributes to Emerson’s success. In 2021, we launched the Support Our People Fund, named after the Company’s core value of “Support Our People” to aid global employees facing financial hardship. The fund is financed through annual support from the Emerson Charitable Trust and individual employee donations. In 2023, thirty-two grants were provided to employees, including two Immediate Response Grants following the Turkey earthquake.

As part of our human capital management efforts, among other things, the Company focuses on fostering an inclusive workplace, enhancing our talent pipeline, and driving the cultural foundation of inclusion. The Company has established the following employee resource groups: Black Employee Alliance, LGBTQ + Allies, Somos (focusing on supporting the Latin Americans and Hispanics at Emerson and in the communities we serve), the Veterans Resource Group, the Women’s Impact Network, the Asian & Pacific Islander Alliance, Mosaic (focusing on employees working away from their home country), and Diverse Abilities (focusing on encouraging social awareness of perceived impairments and/or disabilities). The Company has also continued to amplify its diversity objectives through work within the community, including working closely with Historically Black Colleges and other diverse academic institutions, allocating a portion of our charitable contribution funds to be directed by our employee resource groups, and pledging $200 million over 10 years focusing on addressing education equality.

Highlights of Recent Corporate Governance Enhancements

Our Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders. As part of its review process, the Board recently made the following changes to Emerson’s corporate governance policies:

•

Technology and Environmental Sustainability Committee. In 2023, we restructured our Board committees and added a Technology and Environmental Sustainability Committee to further enhance the Board’s oversight of issues such as product cybersecurity, technology, innovation, the Company’s environmental sustainability policies and programs.

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Director Term Limit Policy. In November 2023, the Board enhanced the Company’s Corporate Governance Principles and Practices by adopting term limits for all non-management Directors. Non-management Directors may not stand for re-election (i) after the date of such Director’s fifteenth anniversary on the Board, or (ii) when such Director’s fifteenth anniversary on the Board would occur in the first year of the term for which the Director would be re-elected, unless the Board determines that continued service by a Director would be in the best interests of the Company and waives the requirement to allow the Director to continue serving.

•

Overboarding Policy. In 2022, we amended the Company’s Corporate Governance Principles and Practices to limit all non-management Directors to serving on three other boards of publicly traded companies. A Director that is also the CEO of the Company is limited to serving on one other board of a publicly traded company. All other NEOs are limited to serving on one public board.

•

Independent Board Chair. In 2021, we amended our Bylaws and the Company’s Corporate Governance Principles and Practices to allow for the splitting of the roles of the CEO and the Board Chair, and we elected James Turley as our independent Board Chair.

•

Board Refreshment. To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, six new Directors have joined the Company within the last five years.

•	Board Diversity. To further advance diverse perspectives on our Board, we have added three diverse Directors in the last five years.

•

Emphasis on Sustainability. We recently amended the charter of our Governance and Nominating Committee to emphasize its role in overseeing important public policy issues and issues of social responsibility, including health, safety and environmental and sustainability policies and reporting. Previously, the Company formed the Environmental Sustainability Steering Committee, comprised of members of management, to further our environmental sustainability efforts.

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Our Proposals to Declassify Our Board and to Allow Shareholders the Right to Amend Our Bylaws. We recognize that a declassified Board of Directors and the right of shareholders to amend bylaws are increasingly considered important aspects of good corporate governance. In response to these trends and shareholder requests, we have acted. This year, we are again asking our shareholders to amend our Restated Articles of Incorporation to declassify our Board of Directors. See Proxy Item No. 3. Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors. We

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Board and Committee Operations

made similar proposals in 2020 and 2013. In 2018, we approved and submitted for shareholder approval amendments to our Restated Articles of Incorporation providing shareholders the right to amend our Bylaws. However, under our Restated Articles, that amendment required the vote of 85% of outstanding shares in favor for approval, which was not attained. Similarly, the 2020 and 2013 amendments to declassify our Board also required such an 85% vote and they did not attain the required approval level.

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Proxy Access Bylaw. In 2017, we amended our Bylaws to adopt proxy access, which provides eligible shareholders a process for including their director nominees in the Company’s proxy materials. Proxy access is discussed below at “Governance and Nominating Committee – Proxy Access” on page 23. In fiscal 2021, we further improved our proxy access Bylaw to remove a limitation on the number of proxy access nominees that was based on our classified Board structure.

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Removal of Forum Selection Bylaw. In 2018, we submitted a proposal to shareholders to ratify our forum selection Bylaw, which provided that the sole and exclusive forum for specified legal actions would be courts located in Missouri. The proposal was not approved. As a result, the Board has subsequently reconsidered the provision and removed it from the Bylaws.

•

Sustainability Reporting. In 2015, at the Board’s direction, we published our first Corporate Social Responsibility (CSR) Report highlighting the Company’s environmental stewardship, integrity and ethics, corporate governance, political spending and lobbying, human resources and diversity, supply chain practices and community involvement. In 2021, we published our first Environmental, Social & Governance (ESG) Report, which expands on the disclosures in our prior CSR Reports.

•

Human Rights. Recently, we published our Global Human Rights Policy, which addresses our stance on topics including equal opportunity, health and safety, forced labor and human trafficking and freedom of association.

We believe these actions are indicators of good governance and enhance our accountability to shareholders.

Board Meetings and Attendance

There were ten meetings of the Board during 2023. All Directors attended at least 75% of the meetings of the Board and committees on which he or she served. Moreover, Directors had 97% Board meeting attendance and the Directors’ average attendance rate at meetings of the committees on which they serve was 95%. Directors are strongly encouraged to attend the Annual Meeting, although the Company has no policy requiring attendance. All Directors then in office attended the 2023 Annual Meeting.

Board Leadership Structure

In 2021, the Board determined to separate the roles of the Chief Executive Officer and the Chair of the Board and to elect an independent Chair. The Board believes that this current structure, with Mr. Karsanbhai serving as both CEO and as a Director and Mr. Turley serving as an independent, non-executive Board Chair, is appropriate given Mr. Turley’s extensive experience in key Board roles and leadership experience.

The Board Chair serves an important role in our governance structure with roles and responsibilities specified in the Company’s Corporate Governance Principles and Practices, which includes, among other things:

•	Presiding at all shareholder and Board meetings, including executive sessions of independent or non-management Directors

•	Establishing Board meeting agendas in conjunction with the CEO and Secretary

•	Calling Board meetings and meetings of the independent Directors

•	Acting as the Board’s key liaison with the CEO and chairs the Board’s Executive Committee

•	Consulting with shareholders as requested by the Company

•	Engaging in one-on-one meetings with other members of the Board

Each year the Board, through its Governance and Nominating Committee, reviews its leadership structure to ensure that it remains appropriate for the Company.

Board Role in Company Strategy

One of the Board’s responsibilities is overseeing management’s development and execution of the Company’s strategy. The Board receives updates from management and engages with management to understand and monitor business objectives, competitive landscape, economic trends and other developments. The Board looks to the expertise of its committees, and third-party experts as needed, to inform its oversight responsibilities. The Board was actively engaged in the Company’s recent M&A activities, including the Company’s sale of a majority interest in its Climate Technologies business (the new standalone business is named Copeland), the sale of its InSinkErator business and the acquisition of National Instruments.

Board Role in Risk Oversight

The Board has responsibility for oversight of the Company’s risk management process. The Board administers its risk oversight both through active review and discussion by the full Board and by delegating certain oversight responsibilities to one of its committees for

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Board and Committee Operations

further consideration and evaluation of specific risks. Each committee reports to the full Board with respect to the committee’s risk oversight activities on a regular basis. The Board and/or its appropriate committee receives updates from management to enhance its understanding and oversight of the Company’s risk management processes. This process is designed to provide to the Board timely visibility into the identification, assessment and management of critical risks. The areas of critical risk include strategic, macroeconomic and operational risks. Earlier this year, the Board restructured its committees by dissolving its Finance Committee, creating a new Technology and Environmental Sustainability Committee, and redistributing the responsibilities of the Finance Committee among the remaining Committees and to the full Board. The Board created the Technology and Environmental Sustainability Committee to further enhance its oversight of issues such as product cybersecurity, technology, innovation, and the Company’s environmental sustainability policies and programs.

With respect to the Board’s committees, the Compensation Committee provides oversight for risks associated with its purpose, including, among others, risks related to human capital. The Governance and Nominating Committee provides oversight for risks associated with its purpose, including, among others, risks related to the Company’s reputation, matters of shareholder interest, social issues, laws and regulations. The Audit Committee provides oversight for risks associated with its purpose, including, among others, risks related to financial reporting, compliance with laws and regulations, reputational issues and enterprise cybersecurity. The Audit Committee also assists the Board by annually reviewing and discussing with management this process and its functionality. The Technology and Environmental Sustainability Committee provides oversight for risks associated with its purpose, including, among others, risks related to the Company’s technology portfolio and the impact of decarbonization.

Sustainability and Human Capital Management Risk Oversight

Earlier this year, the Board formed the Technology and Environmental Sustainability Committee and published its charter. The Board also amended the charters of its Audit, Compensation, and Governance and Nominating Committees to enhance its oversight of governance and sustainability related risks. The Board directly, or through its appropriate committee, communicates frequently with management to maintain timely visibility. The interaction between the Board, management, and focused resources within the Company in providing oversight of risks associated with governance and sustainability is shown below.

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Board and Committee Operations

Cybersecurity Risk Oversight

The Board directly, or through its appropriate committee, provide oversight of management’s efforts to mitigate cybersecurity risk and response to cyber incidents. The Board and/or its appropriate committees receive regular updates on cybersecurity from management and engage in discussions throughout the year, including with subject-matter experts as appropriate, on the function of the Company’s overall cybersecurity program, cybersecurity risks, strategies for addressing these risks, and the implementation thereof. The Audit Committee has oversight responsibility for the Company’s enterprise cybersecurity risks, and the Technology and Environmental Sustainability Committee has oversight responsibility for the Company’s product cybersecurity risks. The Board also receives reports on significant cyber events including response efforts, legal obligations, and outreach and notification to regulators and/or customers when needed, as well as provide guidance to management as appropriate.

Shareholder Engagement

We value our shareholders’ perspective on our businesses and each year interact with shareholders and investment analysts through a variety of engagement activities. These engagement activities include our investor conference and participation in industry conferences throughout the year. In addition, we routinely schedule additional engagement meetings with investors and analysts in various locations around the world. Investors and analysts may schedule meetings with our Vice President of Investor Relations to request additional information regarding the Company. We reach out to our largest shareholders each year in connection with our Annual Meeting to discuss, among other things, the matters that will be voted on at the meeting, leadership structure, business strategy, financial performance, governance, executive compensation, diversity, sustainability initiatives, and we respond to questions or concerns raised by shareholders. We discuss input provided by our shareholders during these meetings with our full Board, Governance and Nominating Committee, Compensation Committee, and other Committees of the Board as appropriate. Our Investor Relations department can be reached at 314-553-2197, investor.relations@emerson.com, or at www.Emerson.com, Company, Investors, Investor Resources, Shareholder Information.

Board Composition

Our current Board consists of 13 Directors, with two Directors retiring as of the 2024 Annual Meeting. In anticipation of the retirement of two Directors, Mr. McKelvey and Ms. Gonçalves were added to the Board, upon the recommendation of the non-management members of our Board, and are standing for election for the first time. As required by our Restated Articles of Incorporation, our Board is divided into three classes, with the terms of office of each class ending in successive years. The Directors in one class are elected at each Annual Meeting to serve for a three-year term and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Periodically, a Director is elected to a class with a shorter term, or moved into a different class between meetings, to rebalance the classes.

Pursuant to the Company’s Bylaws, a Director may not stand for election after age 72 without Board review and assessment. If our Board determines that continued service beyond this period is in the best interests of Emerson and our shareholders, our Board may amend the Bylaws to waive this requirement and allow election to an additional term, subject to our classified Board structure and key business issues. In light of his extensive experience and recent addition to our Board, in 2021 we amended our Bylaws to permit Mr. Easter to stand for election at the 2022 Annual Meeting. The Bylaws also permitted Mr. Golden and Dr. Kendle to stand for election to the Board for an additional term at the 2021 Annual Meeting. Mr. Golden and Dr. Kendle are retiring from the Board pursuant to this age requirement as of the 2024 Annual Meeting, after which our Board will have eleven Directors.

Proposal to Declassify Board of Directors

Based on feedback from shareholders, management is again resubmitting a proposed amendment to our Restated Articles of Incorporation that would eliminate our classified board structure and allow all Directors to be elected annually. We encouraged shareholders at the Annual Meetings in 2020 and 2013 to approve the same amendment but the amendment did not receive the required vote to pass. We recognize that many of our shareholders would prefer a declassified Board structure and are therefore resubmitting the proposal at this year’s Annual Meeting. We urge all shareholders to vote FOR the declassification proposal. Please see “Proxy Item No. 3 – Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors”.

Board and Committee Refreshment

We are committed to reviewing our Board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure. In 2022, Spencer Stuart completed an analysis of the Board’s composition and its alignment with the Company’s strategic direction.

Our Board believes that a balanced approach to Director tenure, which includes a mix of longer-tenured directors and newer directors, allows our Board to benefit from the experience of longer-serving Directors as well as the fresh perspectives of newer Directors. Over the last five years the Board has added six new Directors. In order to further promote independence, objectivity, and the presence of diverse viewpoints, in November 2023, our Board enhanced the Company’s Corporate Governance Principles and Practices by adopting a term limit. The Company’s Corporate Governance Principles and Practices provides that non-management Directors may not stand for re-election (i) after the date of such Director’s fifteenth anniversary on the Board, or (ii) when such Director’s fifteenth anniversary on the Board would occur in the first year of the term for which the Director would be re-elected, unless the Board determines that continued service by a Director would be in the best interests of the Company and waives the requirement to allow the Director to continue serving.

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Board and Committee Operations

Our Directors have a wide range of skills and experience in a variety of professions and industries, including:

DIRECTOR SKILLS AND EXPERIENCE

• Global business	• Large company CEO or COO

• Financial leadership or expertise	• Technology, innovation or cybersecurity

• Corporate governance	• Operational leadership

• Industry, end-markets and growth areas	• Business development

The specific background, skills and experience of each of our Directors is detailed under “Proxy Item No. 1 – Election of Directors” on page 7. The Governance and Nominating Committee has the primary responsibility for developing a Director succession plan. The Committee periodically reviews our Board composition and, as discussed above, identifies the appropriate mix of experiences, skills, attributes and tenure for our Board in light of our Company’s current and future business environment and strategic direction, all with the objective of recommending a group of Directors that can best continue our success and represent our shareholders’ interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for future Board service.

This year, the Board also reviewed the tenure of the members of the Board on their respective committees and determined a refreshment was appropriate. The composition of each of the Board’s committees was updated, with nine of the thirteen current Directors joining new committees as a result. The Board retained tenured members in each committee to maintain continuity while adding fresh perspectives with the addition of new committee members.

Through the 2024 Annual Meeting, 46% of the Board was diverse (women and/or race/ethnicity) and 31% were women. With the retirement of Mr. Golden and Dr. Kendle as of the 2024 Annual Meeting, the continuing Board is 45% diverse (women and/or race/ethnicity) and 27% women. The Board continues to seek out highly-qualified, diverse candidates to augment the range of skills and experience represented on the Board.

Key Executive Compensation Policies and Practices

We have adopted corporate governance policies which encourage significant long-term stock ownership and align the interests of our executives with our shareholders. These policies include:

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Executive compensation practices that incentivize long-term performance with equity compensation using multi-year performance and vesting periods; align executive and shareholder interests and reward for superior performance rather than creating a sense of entitlement and without encouraging excessive or unnecessary risk taking. See “Executive Compensation – Compensation Discussion and Analysis” on page 29.

•	Stock ownership guidelines that require NEOs to hold stock equal to at least a specified multiple of their base salaries.

•	Blackout and stock trading policies that require permission to trade in Emerson stock.

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Updated Clawback policies that allow us to reduce, cancel or recover incentive compensation in the event of certain accounting restatements or in connection with violations of the Company’s ethics and compliance programs and policies, including our Code of Conduct. See “Policies Supporting Our Fundamental Principles” on page 33.

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Pledging and anti-hedging policies that prohibit certain speculative transactions that are not in alignment with our shareholders. Specifically, our hedging policy prohibits any officer (including any executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock, regardless of how acquired, such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds. Our pledging policy prohibits pledging of Company shares as collateral for a loan by Directors or elected officers. See “Policies Supporting Our Fundamental Principles” on page 33.

Review, Approval or Ratification of Transactions with Related Persons

We have developed and implemented processes to obtain and review all transactions and relationships in which the Company and any of our Directors, Director nominees or executive officers, or any of their immediate family members, are participants, and to determine whether any of these individuals have a direct or indirect material interest in any such transaction. Our Governance and Nominating Committee reviews and provides oversight over related party transactions. Transactions that are determined to be material to a related person are disclosed as required. Pursuant to these processes, all Directors and executive officers annually complete a Director and Executive Officer Questionnaire and a Conflict of Interest Questionnaire that are designed to identify related person transactions and both actual and potential conflicts of interest. We also review the nature and extent of business between the Company and other companies affiliated with our Directors or executive officers. Under the Company’s ethics program, an executive officer is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Company’s Ethics Committee. If the Ethics Committee determines that there is a conflict, it will refer the matter to the Board of Directors. A Director is required to immediately disclose all the relevant facts and circumstances of any actual or potential conflict of interest to the Board. In each case, the Board will review the matter to make a final determination as to whether a conflict exists, and, if so, the appropriate resolution.

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Board and Committee Operations

The Company has a written ethics program applicable to all Directors and executive officers of the Company that prohibits Directors and executive officers from entering into transactions, or having any relationships, that would result in a conflict of interest with the Company. Waivers of the ethics program requirements for Directors and executive officers may only be granted by the Board of Directors. The Company’s ethics program documents can be found on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Business Ethics.

Certain Business Relationships and Related Party Transactions

Based on the review described above, there were no transactions from October 1, 2022, through the date of this proxy statement, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any of the Company’s Directors, nominees or executive officers or any of their immediate family members, or any beneficial holder of more than 5% of our common stock, either had or will have a direct or indirect material interest.

Director Independence

The Board has determined that all current Directors, other than Mr. Karsanbhai, are independent, as defined under the general independence standards of the New York Stock Exchange (“NYSE”). All Directors identified as independent meet the Board adopted independence standards. These standards are included in Appendix A and are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Principles & Practices.

In the course of the Board’s independence determinations, it considered any transactions, relationships and arrangements as required by the Company’s independence standards. In particular, with respect to each of the three most recently completed fiscal years, the Board considered for:

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Lee and Gonçalves, the annual amount of sales to Emerson by the company which the Director serves or served as an executive officer, and purchases by that company from Emerson, and determined that in each case the amounts of such sales and purchases in fiscal 2023 were less than 0.03% of such other company’s annual revenue and in each year were immaterial and well below the threshold set in the Emerson independence standards.

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Golden, the annual amount paid by Emerson to the law firm of which he was formerly a partner and determined that the amount of such payments in fiscal 2023 was less than 1.2% of such firm’s annual revenues and was in each year immaterial and well below the threshold set in the Emerson independence standards.

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Turley, the annual amount of contributions by Emerson to charitable organizations for which the Director serves as a director, officer or trustee and determined that such contributions were immaterial, below the threshold set in the Emerson independence standards, were made through the Company’s normal corporate charitable donation approval process and were not made on behalf of any Director. For 2023, the amounts of such contributions were $835,000 to the Municipal Theatre Association of St. Louis and $26,603 to Forest Park Forever. These last two organizations are prominent St. Louis civic organizations to which Emerson, as a St. Louis headquartered company, has provided substantial support for over 30 years, long before Mr. Turley joined the Emerson Board or the boards of these organizations.

Overboarding

Our Governance and Nominating Committee regularly reviews the ability of our directors to fulfill their responsibilities given the time commitment associated with each directorship. In 2022, the Board amended the Corporate Governance Principles and Practices to enhance the Board’s overboarding policy. In accordance with the updated policy, independent directors may not serve on more than three other boards of publicly traded companies in addition to our Board, and a director who is a full-time employee of our Company may not serve on the board of more than one other public company. The policy also requires, at least annually, that the Governance and Nominating Committee shall review the outside commitments of the members of the Board, including their service on other public company boards and any leadership roles on those boards. Additionally, on an annual basis, the Company’s Chair or Lead Independent Director must affirm that he or she is in compliance with applicable policies. The Governance and Nominating Committee completed its annual review for fiscal 2023 and all members of the Board were in compliance with the overboarding policies.

Committees of Our Board of Directors

Our Board has delegated certain of its responsibilities to committees to provide for more efficient Board operations and allow Directors to engage in deeper analysis and oversight in specific areas of importance. The members and Committee Chairs are designated by the Board based on recommendations from the Governance and Nominating Committee. The Chair of each Committee helps develop the agenda for that Committee and provides a report to our Board on Committee activities. Each Committee annually reviews the adequacy of its Charter and conducts an evaluation of its performance.

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Board and Committee Operations

Our Board has adopted written Committee charters which are available on our website, www.Emerson.com, Company, Investors, Corporate Governance, Committee Charters. The primary responsibilities and membership of the Board’s current Committee* are below:

COMMITTEE	PRIMARY RESPONSIBILITIES AND MEMBERSHIP
AUDIT

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, financial reporting process, systems of internal accounting and financial controls, internal audit process, risk management (including technology and enterprise cybersecurity), compliance with legal and regulatory requirements and the independent audit of the annual financial statements. The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations. The Committee reviews with management major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures.

The members of the Audit Committee are L. M. Lee (Chair), M. A. Blinn, L. Gonçalves, C. Kendle, M. S. Levatich and J. S. Turley. The Board has determined that each member is independent under the enhanced audit committee independence standards in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NYSE listing standards. The Board has also determined that M. A. Blinn, L. M. Lee and J. S. Turley are Audit Committee Financial Experts under SEC rules. The Committee met four times in 2023.

COMPENSATION

The Compensation Committee discharges the Board’s oversight of the Company’s executive compensation program and produces the Committee’s proxy statement report on executive compensation. Among other things, the Committee approves goals and objectives, evaluates performance and sets compensation for the CEO; approves elements of compensation for and oversees the evaluation of certain other officers, including the NEOs; oversees the Company’s equity incentive plans; and monitors the Senior Management Succession Plan.

The current Compensation Committee members are G. A. Flach (Chair), J. B. Bolten, M. Craighead, W. H. Easter III and J. M. McKelvey. The Board has determined that each member meets the enhanced NYSE independence standards and qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (“IRC”) and as a “non-employee director” under Rule 16b-3 of the Exchange Act. The Committee met seven times in 2023.

CORPORATE GOVERNANCE AND NOMINATING

The Governance and Nominating Committee oversees the Company’s corporate governance; reviews its governance principles and independence standards; oversees the annual Board and Committee evaluations; discharges the Board’s responsibilities related to Director compensation; identifies, evaluates and recommends individuals for Board and Committee membership; makes recommendations as to the size and composition of the Board and its Committees; and reviews the Company’s conflict of interest policies, codes of ethics, important public policy issues and issues of corporate social responsibility, including health, safety, environmental and sustainability policies and reporting, political activities and compliance with related laws and regulations, and oversees management’s implementation thereof.

The members of the Committee are J. B. Bolten (Chair), M. A. Blinn, M. Craighead and J. S. Turley. The Board has determined that all members are independent under NYSE listing standards. The Committee met four times in 2023.

TECHNOLOGY AND ENVIRONMENTAL SUSTAINABILITY

The Technology and Environmental Sustainability Committee advises the Board with respect to responsibilities for oversight of the Company’s strategy and effectiveness in utilizing technology and innovation in its product portfolio; reviews and assists in the oversight of potential risks associated with technology, and reviews and assists in the oversight of the Company’s environmental sustainability policies and programs.

The members of the Committee are W. H. Easter III (Chair), G. A. Flach, A. F. Golden, L. Gonçalves, C. Kendle, M. S. Levatich and J. M. McKelvey. The Committee met one time in 2023.

EXECUTIVE

The Executive Committee exercises Board authority between Board meetings on matters in which specific direction has not been given by the Board, to the extent permitted by law and except for certain specified matters.

The members of the Committee are J. S. Turley (Chair), J. B. Bolten, W. H. Easter III, G. A. Flach, S. L. Karsanbhai and L. M. Lee. The Committee met one time in 2023.

*

The Finance Committee was dissolved in February 2023, with its responsibilities redistributed among the remaining Committees and the full Board. The Finance Committee met two times in 2023. At the time of dissolution, the members of the Finance Committee were A. F. Golden (Chair), W. H. Easter III, G. A. Flach, L. M. Lee and M. S. Levatich.

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Board and Committee Operations

Board, Committee and Individual Director Evaluations

Our Board assesses annually its effectiveness and that of its Committees. All Directors complete an evaluation form for the Board and for each Committee on which they serve. These forms include numerical ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas Directors believe the Board can improve or in which its performance is strong. The evaluation results are reported to the full Board, and each Committee is provided with its Committee evaluation results. The Governance and Nominating Committee oversees the process. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition, including any comments on other members of the Board and their expertise, succession planning, Director participation and interaction with management and promotion of ethical behavior. Our Board discusses the results of each annual evaluation and, as appropriate, implements enhancements and other modifications identified during the evaluation.

Also as part of the annual self-assessment process, the Chair of the Board meets with each Director individually to solicit peer-to-peer evaluations. The one-on-one meetings between the Board Chair and other members of the Board is an important mechanism to obtain and share feedback among the Board members. During these one-on-one meetings, the Board Chair solicits feedback on the Board’s function, each Board member’s self-assessment of their function on the Board, and their assessment of their fellow Board members’ function on the Board. Upon completion of the meetings, the Chair then meets with each Director individually to provide feedback on their performance that was obtained in the peer-to-peer evaluation sessions.

Corporate Governance and Nominating Committee

Nomination Process

The Governance and Nominating Committee is primarily responsible for identifying and evaluating director candidates and for recommending re-nomination of incumbent directors. The Committee, which consists entirely of independent directors under applicable SEC rules and NYSE listing standards, regularly reviews the appropriate size and composition of the Board and anticipates vacancies and required expertise. The Committee reviews potential nominees from several sources, including Directors, management, shareholders or others. The Committee is also authorized to retain search firms to identify potential director candidates, as well as other external advisors, including for purposes of performing background reviews of potential candidates. The Committee retained Spencer Stuart in fiscal 2023 to assist in identifying and evaluating potential candidates. Ms. Gonçalves was recommended by this third-party search firm and Mr. McKelvey was recommended by the Company’s Chief Executive Officer. Ms. Gonçalves and Mr. McKelvey are standing for election to the Board for the first time.

In evaluating potential nominees, the Committee considers the knowledge, reputation, experience, integrity and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board and their ability to devote sufficient time and effort to their duties as Directors. The Board considers the following experience particularly relevant: global business, technology, innovation or cybersecurity, business development, large company CEO or COO, financial leadership or expertise, corporate governance, operational leadership, industry, end-markets and growth areas, as well as experience on the boards of other major organizations. The Company’s Corporate Governance Principles and Practices set forth the minimum qualifications for nominees. Candidates are interviewed multiple times by the Chair of the Board, the CEO, the Chair of the Governance and Nominating Committee and other members of the Board to ensure that candidates not only possess the requisites skills and characteristics, but also the personality, leadership traits, work ethic, and independence of thought to effectively contribute as a member of the Board. The best candidates are then recommended by the Committee to the Board.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs, before recommending for re-nomination a slate of incumbent directors for an additional term, the Committee also evaluates whether incumbent directors possess the requisite skills and perspective, both individually and collectively. This evaluation is based primarily on the results of the periodic review the Committee performs of the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole, the results of the Board’s annual evaluation, and the results of the individual Director evaluations.

The Board’s policy is to seek qualified candidates. In evaluating candidates, the Committee will consider diversity criteria such as race, ethnicity, gender, cultural background, national origin, religion, disability, age or sexual orientation. The Board seeks to maintain a balance of perspectives, qualities and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political and social environments in which the Company operates. The Board is committed to using refreshment opportunities to strengthen its cognitive diversity. To accomplish this, existing Board members and outside agencies are required to recommend candidates to further these objectives. The Board’s success on these objectives is measured by the range of viewpoints represented on the Board.

The Committee will consider candidates recommended by shareholders if required biographical information is properly submitted as described in “Other Matters – Future Shareholder Proposals and Nominations” on page 81. Properly submitted shareholder recommendations are sent to the Committee and will receive the same consideration as others identified to the Committee.

The Company’s Bylaws permit shareholders to nominate Directors at an annual meeting of shareholders or at a special meeting at which Directors are to be elected. The procedures for making such nominations are discussed in “Other Matters – Future Shareholder Proposals and Nominations” beginning on page 81.

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Board and Committee Operations

Director Orientation and Continuing Education

Our orientation process familiarizes new Directors with the Company’s businesses, operational strategy, and policies to optimize their Board service in their assigned committees. New Directors receive an extensive suite of onboarding materials which addresses topics including director roles and responsibilities, corporate governance policies and procedures, leadership structure, and Company strategy. We encourage our Directors to engage in continuing education to help ensure our Directors maintain a deep and up-to-date understanding of the critical issues and corporate governance developments relating to the operation of public company boards. We also provide Directors with access to director education programs provided by third parties.

Proposal to Declassify Board of Directors

The Committee and the Board have approved and submitted to shareholders for approval an amendment to our Restated Articles of Incorporation to declassify our Board. Please see “Proxy Item No. 3. – Amendment to the Company’s Restated Articles of Incorporation to Declassify the Company’s Board of Directors”.

Proxy Access

In 2017, the Board amended the Company’s Bylaws to permit up to 20 shareholders owning in the aggregate at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holders and the nominees satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. For more information on how to submit a nominee for inclusion in Company proxy materials pursuant to these provisions, see “Other Matters – Future Shareholder Proposals and Nominations” on page 81.

In 2021, the Board amended the Company’s proxy access Bylaw to remove a limitation relating to our classified board structure. The limitation provided that as long as we maintained a classified Board, the maximum number of proxy access nominees in a year could not exceed one-half of the number of Directors to be elected at that annual meeting.

Director Compensation

Processes and Procedures for Determination of Director Compensation

The Governance and Nominating Committee annually reviews compensation practices for the Company’s Directors and makes recommendations to the Board regarding the form and amount of compensation for determination by the Board. To assist the Committee in performing these duties, management engages an outside consultant to prepare a director compensation analysis and to make recommendations. Based on this analysis, management makes recommendations regarding Director compensation for the Committee’s consideration. In 2023, Frederic W. Cook & Co. was retained to prepare this analysis. Vesting changes were recommended by management and the Committee and made by the Board.

Director Compensation Program

Each non-management Director is paid an annual retainer comprised of cash and equity in the form of restricted stock or restricted stock units (“RSUs”), as well as meeting fees and reimbursement of expenses. The Board Chair and each Committee Chair receive an additional cash retainer. Mr. Karsanbhai does not receive any additional compensation for service on the Board. In 2023, the Director compensation program provided for the following payments:

Type	Amount

Annual Cash Retainer	$140,000

Restricted Stock or RSU Retainer	$175,000

Board Chair Retainer	$200,000

Committee Chair Retainers	Audit and Compensation – $25,000 each Finance, Governance & Nominating, and Technology and Environmental Sustainability – $20,000 each

Meeting Fees	No additional fees for the first 24 meetings and then $2,000 for each additional Board or Committee meeting thereafter

Beginning with the 2023 grant, the equity portion of the annual retainer was made in RSUs that provide for annual vesting and allow for the deferral of the delivery of shares issuable upon vesting.

Emerson’s Director Stock Ownership Policy generally requires non-management Directors to hold stock equal to five times annual cash compensation, subject to a phase-in policy for new Directors. For awards prior to 2023, the equity portion of the annual retainer generally did not vest until the last day of a Director’s term after the age of 72. The awards also vest on death, disability or a change of control of the Company. If a Director’s tenure on the Board ends for any other reason, the vesting of the award is at the discretion of the Committee. If the restrictions on the awards do not lapse, the awards are forfeited to the Company. Restricted stock includes both dividend and voting rights. Dividend equivalents are paid on RSUs, which do not have voting rights.

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Board and Committee Operations

Directors may defer all or a part of their cash compensation under the Company’s Deferred Compensation Plan for Non-management Directors. Directors may also defer payment of the dividend equivalents on RSUs. Deferred amounts are credited with interest quarterly at the Bank of America prime rate. Under SEC rules, interest on deferred amounts is considered above-market if the rate of interest exceeds 120% of the applicable federal long-term rate. During fiscal 2023, the applicable prime rate ranged from 6.25% to 8.50%, while 120% of the applicable federal long-term rate ranged from 4.05% to 4.93%. A. F. Golden participated in this deferral program during fiscal 2023 and above-market earnings on his deferred amounts are set forth in the Director Compensation Table. All deferred amounts are payable in cash.

As part of the Company’s charitable contributions practice, the Company may, at the Board’s discretion, make a charitable contribution in the names of Emerson and a Director (including management Directors) upon retirement from the Board (as determined by the Board), taking into account the Director’s Board tenure, accomplishments, and other relevant factors.

The table below sets forth non-management Director compensation for 2023.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)

Mark A. Blinn	140,000	174,985	—	—		314,985

Joshua B. Bolten	160,000	174,985	—	5,000		339,985

Martin S. Craighead	140,000	174,985	—	—		314,985

William H. Easter III	146,666	174,985	—	10,000		331,651

Gloria A. Flach	165,000	174,985	—	5,000		344,985

Arthur F. Golden(6)	148,334	174,985	18,760	10,000		352,079

Leticia Gonçalves Lourenco	46,667	116,606	—	—		163,273

Candace Kendle(6)	140,000	174,985	—	6,000		320,985

Lori M. Lee	165,000	174,985	—	10,500	(7)	350,485

Matthew S. Levatich	140,000	174,985	—	10,000		324,985

James M. McKelvey	46,667	116,606	—	—		163,273

James S. Turley	340,000	174,985	—	5,000		519,985

(1)

Mr. Karsanbhai is the only current management Director. His compensation is set forth in the Summary Compensation Table and related tables. He did not receive any additional compensation for his service as a Director.

(2)

On February 2, 2023, the Directors then in office were awarded 1,933 restricted stock units with a total value of $174,985 ($175,000 divided by the grant date fair value of Emerson stock, rounded down to the nearest whole share) representing their 2023 restricted stock unit award. On May 2, 2023, Ms. Gonçalves and Mr. McKelvey were each awarded 1,419 restricted stock units ($116,667) divided by the grant date fair value, rounded down to the nearest share) as their pro rata amounts of the 2023 awards. Each amount constitutes the aggregate grant date fair value of restricted stock units calculated in accordance with FASB ASC Topic 718.

(3)

The total number of shares of restricted stock held by each of the non-management Directors at September 30, 2023 is: Mr. Blinn-6,235; Mr. Bolten-24,267; Mr. Craighead-7,340; Mr. Easter-4,425; Ms. Flach-11,834; Mr. Golden-3,692; Dr. Kendle-3,692; Ms. Lee-8,586; Mr. Levatich-23,098; and Mr. Turley-20,931. The total number of RSUs held by each of the non-management Directors at September 30, 2023 is: Mr. Blinn-1,933; Mr. Bolten-1,933; Mr. Craighead-1,933; Mr. Easter-1,933; Ms. Flach-1,933; Mr. Golden-1,933; Ms. Gonçalves-1,419; Dr. Kendle-1,933; Ms. Lee-1,933; Mr. Levatich-1,933; Mr. McKelvey-1,419; and Mr. Turley-1,933.

(4)

Includes above-market earnings for fiscal 2023 on cash fees or dividend equivalents that a Director elected to defer as follows: Mr. Golden-$18,760. Also includes the aggregate change in the actuarial present value of Mr. Golden’s accumulated pension

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Board and Committee Operations

benefit for fiscal 2023 pursuant to the Company’s Continuing Compensation Plan for Non-Management Directors. However, pursuant to applicable regulations, does not include the aggregate decline in actuarial present value of $14,000 for Mr. Golden. On June 4, 2002, the Continuing Compensation Plan for Non-Management Directors was terminated for all Directors joining the Board after June 4, 2002, and on November 7, 2023, this plan was terminated for Directors that joined the Board on or before June 4, 2002.

(5)	Includes Company matching contributions under the Company’s charitable matching gifts program, which matches charitable gifts of up to $10,000 for all employees and Directors of the Company.

(6)	Mr. Golden and Dr. Kendle will not be standing for re-election at the 2024 Annual Meeting.

(7)	Ms. Lee made one charitable contribution in fiscal 2022 for $5,000 that the Company matched in fiscal 2023.

Audit Committee

Report of the Audit Committee

The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company’s financial statements, the Company’s financial reporting process, its systems of internal accounting, financial and reporting controls, the performance of the internal audit function, risk management, the independent audit process of the Company’s annual financial statements and the Company’s compliance with legal and regulatory requirements. Management is responsible for these processes.

The Audit Committee reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor, mitigate and control such exposures. Additionally, the Committee provides oversight of the Company’s processes for managing enterprise cybersecurity risk, including the Company’s framework for preventing, detecting, and addressing enterprise cybersecurity. An independent third party is used to audit our systems and processes for alignment with ISO 27001. The Committee also provides oversight of the Company’s processes and metrics related to our management of human capital and our stated environmental and diversity goals.

Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls. The Committee also reviews the Company’s quarterly earnings press releases and reports on Form 10-Q prior to distribution and filing.

The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed with the independent registered public accounting firm the firm’s judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the impact of non-audit related services provided to the Company and the matters in the independent registered public accounting firm’s written disclosures required by the applicable requirements of the PCAOB.

The Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm in advance the overall scope and plans for their respective audits, including timing, risk assessments, locations and coverage, and any reliance by the external auditors on work performed by the internal auditors. The Committee meets at least quarterly with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting.

The Committee is directly responsible for the appointment, oversight, qualification, independence, performance, compensation and retention of the Company’s independent registered public accounting firm, including audit fee negotiations and approval. The Committee has evaluated whether retaining KPMG LLP (KPMG) as the Company’s independent auditor for the year is in the best interest of Emerson and its shareholders. The Committee considers whether KPMG’s known legal risks include involvement in proceedings that could impair their ability to perform the annual audit, and reviews historical and proposed KPMG fees charged to the Company.

In performing its review, the Committee also considers the quality, candor and effectiveness of KPMG’s communications with the Committee and management; how effectively KPMG maintained its independence as demonstrated by exercising judgment, objectivity and professional skepticism; reports of the PCAOB; and other available data regarding the quality of work performed by KPMG; KPMG’s long tenure and experience as the Company’s auditor, and the geographic reach and expertise of KPMG to address the demands placed on an auditor by the global breadth and complexity of Emerson’s business in terms of quantity, quality and location of staff.

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Board and Committee Operations

The Committee also considers whether, to assure continuing auditor independence, there should be rotation of the independent registered public accounting firm. The Committee is responsible for the selection of the lead engagement partner, and as required by law, assures rotation of the lead partner every five years. When appropriate, KPMG provides a list of candidates for the role of lead engagement partner, who are then interviewed by members of senior management. The Committee considers their recommendations and those of KPMG leadership, evaluates the candidate’s qualifications, strengths and weaknesses and selects the lead engagement partner.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, for filing with the Securities and Exchange Commission. In accordance with its Charter, the Committee has reappointed KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2024, based on their overall qualifications, objectivity, significant experience and understanding of the Company’s operations, and their ability to deploy resources to match Emerson’s global operations.

Audit Committee

Lori M. Lee, Chair	Mark A. Blinn	Leticia Gonçalves Lourenco	Candace Kendle	Matthew S. Levatich	James S. Turley

Fees Paid to KPMG LLP

Fees paid to KPMG LLP, the Company’s independent registered public accounting firm:

$ in millions	2022	2023

Audit Fees	$25.6	$21.8

Audit-Related Fees	9.8	3.5

Tax Fees	0.3	0.4

All Other Fees	—	—

Total KPMG LLP Fees	$35.7	$25.7

Audit Fees primarily represent the cost for the audit of the Company’s annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations. This includes $3.9 million of fees for Aspen Technologies, Inc., which is a majority owned subsidiary of the Company.

Audit-Related Fees are primarily attributable to audit procedures related to potential divestitures, acquisition and divestiture due diligence, audits of employee benefit plans and statutory filings.

Tax Fees are related to tax compliance services.

The Audit Committee approved in advance all services provided by KPMG LLP. The Audit Committee’s pre-approval policies and procedures are included within the Audit Committee Charter, which can be found on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance.

Compensation Committee

The Compensation Committee operates under a written charter that details the Committee’s authority, composition and procedures. The Committee may delegate authority with respect to specific matters to one or more members, provided that all decisions of any such members are presented to the full Committee at its next meeting.

For 2023, the Compensation Committee reviewed management’s process for assessing risk in the Company’s compensation programs, policies and practices for its employees, including the Company’s executive compensation program and practices. The Committee accepted the result of these reviews that our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on our business. See “Our Compensation Best Practices” on page 32 and “Policies Supporting our Fundamental Principles” on page 33 for additional information.

Role of Executive Officers and the Compensation Consultant

Executive Officers

As described in “Compensation Discussion and Analysis – Setting Annual Total Compensation” on page 33, our CEO makes recommendations to the Compensation Committee based on management input regarding total compensation of the other executive officers. Management also develops and presents to the Committee design recommendations for compensation programs.

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Board and Committee Operations

The Compensation Committee has unrestricted access to management and may request the participation of management or the Committee’s independent consultant at any meeting or executive session. Committee meetings are regularly attended by the CEO, except for executive sessions and discussions of his own compensation, Senior Vice President and Chief People Officer, who leads some of the discussions regarding the Company’s compensation programs, and the Committee’s independent consultant. The Committee regularly reports to the Board on compensation matters and annually reviews the CEO’s compensation with the Board in executive sessions of non-management Directors only.

Compensation Consultant

The Compensation Committee has sole discretion, at Company expense, to retain and terminate compensation consultants, independent legal counsel or other advisors, including sole authority to approve their fees and retention terms. Any Committee member may request the participation of independent advisors at any meeting. The Committee has engaged Exequity LLP (Exequity) as its independent consultant. Exequity reports directly to the Committee and performs services as directed by the Committee. In 2023, Exequity reviewed the compensation of our CEO and the other NEOs and a pay for performance analysis. Management engages Frederic W. Cook & Co. from time to time to assist with executive compensation program design and competitive pay analysis as well as director compensation analysis. In 2023, Frederic W. Cook & Co. also reviewed our comparator group and our annual cash and long-term incentive programs. The Committee reviews this information in determining compensation for the NEOs. Neither Exequity nor Frederic W. Cook & Co. provides any other services to the Company. See also “Competitive Market Information” on page 34.

Compensation Committee Report

The Compensation Committee of the Board of Directors acts on behalf of the Board to establish and oversee the Company’s executive compensation program in the interests of the Company and its shareholders. For a discussion of the Compensation Committee’s policies and procedures, see “Compensation” on page 21, “Compensation Committee” on page 26 and “Role of Our Compensation Committee” on page 31.

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the NEOs. See “Compensation Discussion and Analysis” beginning on page 29. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2023 with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2024 Annual Meeting of Shareholders.

Compensation Committee

Gloria A. Flach, Chair	Joshua B. Bolten	Martin S. Craighead	William H. Easter III	James M. McKelvey

Compensation Committee Interlocks and Insider Participation

The functions and members of the Compensation Committee are set forth above under “Compensation” on page 21. All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company. During 2023, no member of the Committee and no other Director was an executive officer of another company on whose compensation committee or board any of our executive officers served.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	27

 Proxy Item No. 2

 Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act and SEC rules, our Board of Directors is again submitting for a non-binding shareholder vote on our executive compensation as described in this proxy statement (commonly referred to as “say-on-pay”). We plan to hold this vote annually.

Emerson is a performance-driven, financially focused company with a long track record of strong performance in good economic times, and stable profitability and returns to shareholders even when economic conditions are unfavorable. Our pay-for-performance executive compensation program is an integral part of our consistent and rigorous management process. We believe it has effectively motivated and rewarded Emerson executives to meet the challenges of recessions, inflationary periods, technological changes and intense global competition, and it continues to do so today.

We encourage shareholders to review the Compensation Discussion and Analysis on pages 29 to 46. The Company’s executive compensation program supports Emerson’s rigorously applied management, organizational review and compensation planning processes, which have been implemented over the years by successive teams of talented and committed executives.

The foundational elements of our program include paying for performance, maximizing shareholder value without excessive risk, aligning executive and shareholder interests, providing competitive pay to attract and retain executives and rewarding results while recognizing individual contributions.

We believe the program strikes the appropriate balance between responsible, measured pay practices and incentivizing our executives to dedicate themselves fully to value creation for our shareholders, as evidenced by Emerson’s pay practices (see “Our Compensation Best Practices” on page 32):

•	NEO compensation is tied to Company performance

•	We target competitive and market-based pay with actual pay dependent on performance

•	Our primary incentive compensation – performance shares – is based on the Company’s long-term performance

•	Alignment with shareholder interests

•	No employment, severance or golden parachute agreements with any of our NEOs

•	Non-compete, non-solicitation and confidentiality agreements

•	Double trigger change of control

We regularly evaluate the individual elements of our compensation program in light of market conditions and governance requirements and make changes as appropriate for Emerson’s business. The Board strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation” and “Compensation Tables”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the vote. The Compensation Committee will carefully evaluate the outcome of the vote when considering future executive compensation arrangements. After our Annual Meeting on February 6, 2024, we expect that the next say-on-pay vote will occur at our next Annual Meeting to be held on February 4, 2025.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

28	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation programs and practices regarding our Named Executive Officers (“NEOs”) for the 2023 fiscal year. Our NEOs for fiscal 2023 included our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers, as well as our former Chief Financial Officer, who retired from this role on May 10, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023, listed below:

NEO NAME	NEO TITLE

Lal Karsanbhai	President & Chief Executive Officer

Michael J. Baughman	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Ram R. Krishnan	Executive Vice President and Chief Operating Officer

Sara Y. Bosco	Senior Vice President, Secretary and Chief Legal Officer

Michael H. Train	Senior Vice President and Chief Sustainability Officer

Frank J. Dellaquila	Former Senior Executive Vice President and Chief Financial Officer

2023 Performance

Our goal is to attract and retain talented executives who deliver value to our shareholders through the achievement of the Company’s specific business objectives, such as consistent growth in earnings per share, cash flow and return on investments. Our executive compensation program and overall pay for performance philosophy align with that goal and drive our results.

Portfolio Transformation

In 2023, the Company continued its transformation into a global automation leader through significant changes in its portfolio that position the Company for higher margins, higher growth, an expanded served market and further end market diversification. These portfolio changes (below) follow the 2022 combination of the Company’s industrial software business with Aspen Technologies, Inc. to create a global industrial software leader, of which Emerson owns an interest of approximately 55%.

•	Completed the sale of the InSinkErator business

•	Completed the sale of a majority stake in its Climate Technologies business (the new standalone business is named Copeland) to a joint venture, of which Emerson owns a 40% interest

•	Completed the acquisition of Flexim, a provider of highly accurate, lower maintenance clamp-on ultrasonic flow measurement technology

•	Completed the acquisition of Afag, an innovative leader in electric linear motion, feeding and handling automation solutions

•

On October 11, 2023, completed the acquisition of National Instruments Corporation (NI), a leader in software-connected automated test and measurement systems that enable enterprises to bring products to markets faster and at a lower cost

The purpose of these actions was to create a cohesive automation portfolio that aligns with secular growth drivers, including: digital transformation, energy security and affordability, sustainability and decarbonization, and nearshoring.

Given the significant changes to Emerson’s business, the Compensation Committee has continued to update our compensation programs to better align them with our evolving business plans, our industrial technology peer group and changing market practices. This includes adopting a formulaic annual cash incentive program for 2023 and a planned reallocation of our long-term stock compensation program beginning in fiscal 2024.

Financial Performance and Operational Excellence

During this period of portfolio transformation, the Company remained focused on meeting and exceeding the financial performance that was expected for the year.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	29

Executive Compensation

2023 Financial Highlights

The Company returned $3.2 billion to shareholders in the form of $1.2 billion in dividends and $2.0 billion in share repurchases and completed its 67th consecutive year of increased dividends

The Company’s financial performance highlighted its strong focus on execution through the application of the Emerson Management System, as it further transformed the Company into a global automation company and navigated the impact of geopolitical challenges, supply chain disruptions, labor shortages and inflation. The Company delivered 10% net sales and 10% underlying sales growth, 18% earnings per share increase to $3.72, 22% adjusted earnings per share increase to $4.44, operating cash flow of $2.73 billion, and free cash flow of $2.36 billion. Through this transformative year, the Company also continued to reinvigorate its organic growth engine through innovation and commercial excellence programs. The Company’s portfolio actions position it to be a more focused automation company that is accelerating key growth initiatives such as industrial software enablement, energy transition readiness and end-market diversification.

Prioritizing People and Modernizing Our Culture

Strengthening the foundation of our culture by continuing our focus on our people positions us to drive long-term value creation. The Company is committed to enabling a culture where every individual feels valued, trusted and empowered and will continue to evolve its environmental sustainability and human capital management priorities. In June 2023, the Company published its most recent sustainability report. That report outlines the Company’s environmental, social, and governance plans and goals, which include specific net zero and human capital management goals. The Company trained over 32,000 employees on diversity awareness and unconscious bias, maintained remote working guidelines, and fostered an inclusive environment through our more than 13,000-person Employee Resource Group community. Further, in determining annual cash incentives, the Compensation Committee considered the Company’s progress in our announced sustainability and human capital management goals.

In furtherance of these objects, the Company announced several strategic appointments to Emerson’s Office of the Chief Executive, including Peter Zornio as Chief Technology Officer, Mike Baughman as Chief Financial Officer, Lisa Flavin as Chief Transformation Officer, Vidya Ramnath as Chief Marketing Officer and Nick Piazza as Chief People Officer. In addition, the Company continued refreshing its Board with the addition of Leticia Gonçalves Lourenco and James McKelvey who each bring expertise that is relevant for the Company as it transforms.

Key Compensation Decisions

•

Awarded annual cash incentives for fiscal 2023 to all NEOs utilizing a new formulaic approach under Emerson’s Annual Cash Incentive Plan based on adjusted EPS, operating cash flow and human capital management and sustainability performance

•	Awarded long-term equity awards to all NEOs, subject to the achievement of financial targets for the three-year performance period ending September 30, 2025

•

Recently introduced changes to our long-term equity awards beginning in fiscal 2024 to further incentivize consistent and sustainable long-term results and better align the program with our business, our evolving peer group and market practices

30	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

Executive Compensation Philosophy and Framework

Pay for Performance Fundamental Principles

Our executive compensation program is based on a consistent set of key principles that directs compensation decisions and communicates to participants the Company’s critical business strategies and performance objectives. These principles guide the performance objectives that drive strong results to maximize shareholder value, make Emerson a good global citizen, enhance critical capabilities for us and our customers and encourage career-long commitments to the Company.

These fundamental compensation principles include:

•

Maximizing shareholder value by allocating a significant percentage of compensation to performance-based pay that is dependent on achievement of the Company’s performance goals, without encouraging excessive or unnecessary risk taking

•	Aligning executive and shareholder interests by providing long-term stock-based incentives as a significant portion of total compensation

•	Attracting and retaining talented executives by providing competitive compensation and career-growth opportunities

•	Rewarding overall results while recognizing individual contributions

Shareholder Engagement and Compensation Program Benchmarking

We engage with and value the feedback of our shareholders on the components of our executive compensation program. We also regularly engage with our independent compensation consultants and other industry groups to work to ensure that we are continually reviewing and evolving our compensation programs with competitive market standards. We share feedback received on our compensation programs and market practices with our Compensation Committee. Our Compensation Committee carefully considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation programs. Emerson’s shareholders again expressed strong support for our executive compensation program at our 2023 Annual Meeting, with a vote of over 91% in support.

Role of Our Compensation Committee

Our Compensation Committee acts on behalf of our Board to establish our compensation philosophy and oversee our executive compensation program. The current members of our Compensation Committee are Gloria A. Flach (Chair), Joshua B. Bolten, Martin S. Craighead, William H. Easter III and James M. McKelvey. Pursuant to its Charter, which can be found on our website at www.Emerson.com, our Committee is responsible for:

Compensation Responsibilities	Organizational/Talent Responsibilities

• Reviewing and approving compensation of our CEO, NEOs and other executive officers

• Reviewing and approving all compensation plans and aggregated payouts

• Reviewing CEO compensation with non-management members of the Board

• Reviewing and approving incentives tied to ESG performance measures for officers and monitor results of diversity, equity and inclusion policies and practices

• Designating comparator group companies to determine competitive market pay ranges

• Establishing performance objectives and benchmarks for performance-based incentive programs

• Monitoring NEO stock ownership

• Approving all executive benefit plans

• Evaluating CEO’s performance

• Reviewing and discussing performance and leadership potential of NEOs and other executive officers with the CEO

• Working with the CEO on succession planning for executive management and our next generation of leaders

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	31

Executive Compensation

Our Compensation Best Practices

What We Do	What We Don’t Do

At-Risk Pay: At-risk compensation increases as responsibilities increase	No Golden Parachutes: No executive employment or individual change of control agreements or “golden parachutes”

Talent Management: Robust compensation and performance review and planning process	No Stock Hedging or Pledging: No hedging or pledging of Company securities

Risk Analysis: Compensation Committee annual assessment of compensation risks	No Executive Loans: No loans to executives or purchases of Company securities on margin

Focus on Retention: Utilize restricted stock and restricted stock unit (RSU) awards for critical retention and succession planning purposes	No Repricing of Options: No repricing or buyout of underwater stock options

Executive Officer Severance Policy: No severance in excess of 2.99 times current NEO cash compensation without shareholder approval	No Guaranteed Bonuses: Cash bonuses are not guaranteed for NEOs

Non-competes and Non-solicits: All awards subject to non-competition and non-solicitation obligations	No Tax Gross-Ups: No tax gross-ups for NEOs (except for relocation policy applicable to all employees)

Clawbacks: Maintain clawback rights on annual cash incentives and equity awards	No Single-Trigger COC: Incentive plans require “double trigger” change of control

Stock Ownership: NEOs’ actual ownership greatly exceeds stock ownership guidelines	No Excessive Perks: All executive perquisites are reviewed annually and align with our strategic goals

Stock Trading Policy: Executives must obtain written permission from Chief Financial Officer and Chief Legal Officer before trading in Emerson stock

Committee Consultant: Compensation Committee retains independent compensation consultant

32	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

Policies Supporting Our Fundamental Principles

To support our pay-for-performance philosophy and underlying fundamental principles of our compensation programs, we have implemented certain policies regarding NEO ownership of and actions in connection with stock and other incentive compensation. In addition to our compensation programs, we believe that appropriate stock ownership guidelines and our stock trading, clawback and pledging, and anti-hedging policies further align the interests of our executives with shareholders by encouraging long-term superior performance without encouraging excessive or unnecessary risk taking.

Fundamental Policies

Stock ownership	Requires NEOs to hold Emerson stock equal to at least a specified multiple of base salary. NEOs generally have five years to comply. Emerson NEOs have substantially exceeded the guidelines. Effective October 1, 2021, we increased our stock ownership guidelines as follows:

	Position	Req. Multiple(1)	Actual(2)

	CEO	From 5X to 6X	11.4 X

	CFO	From 3X to 4X	10.5 X

	Other NEOs	From 1X to 3X	12.4 to 46.9X

Stock trading	Requires written permission from Chief Financial Officer and Chief Legal Officer before trading in Emerson stock.

Clawback	In the fall of 2023, we amended and restated our clawback policy to conform to recently adopted NYSE and SEC rules. The policy generally provides that in the event of certain accounting restatements, the Compensation Committee shall take prompt action to recover erroneously awarded incentive compensation from executive officers in connection with the three prior fiscal years. The policy provides the Committee with broad discretion regarding the means of recovery. Previously, our clawback policy provided for recovery if the Board determined that the executive officer engaged in intentional misconduct leading to a material restatement. Our 2015 Incentive Shares Plan includes additional clawback provisions. Beginning in 2019, the Company expanded clawback rights for all incentive compensation awards and payments to provide for potential forfeiture or clawback in connection with violations of the Company’s ethics and compliance programs and policies, including its Code of Conduct and Code of Ethics to the extent allowed by law.

Hedging	Our hedging policy prohibits officers (including executive officers) and Directors from engaging in transactions to hedge or offset value declines in the value of our stock such as short selling, put or call options, forward sale or purchase contracts, equity swaps and exchange funds.

Pledging	Prohibits pledging of Company shares as collateral for a loan by Directors or elected officers.

(1)	Includes share equivalents and shares in retirement accounts and restricted stock.

(2)	Actual multiple based on beneficial ownership, excluding options (see page 76), and share price of $96.57 as of September 29, 2023.

Compensation of our Named Executive Officers

Setting Annual Total Compensation

The Compensation Committee targets annual total compensation (cash and annual long-term stock compensation) for our NEOs in the median market range of our compensation comparator group. To determine the median market range, the Committee uses a competitive pay analysis of total compensation for the proxy reported officer positions at the compensation comparator group companies prepared by Frederic W. Cook & Co. The Committee also reviews and confirms the competitive market pay analysis with Exequity, its independent compensation consultant. The competitive pay analysis is not used to establish performance goals in the Company’s compensation programs. The Committee does monitor the relative internal compensation relationships between the CEO and the other NEOs, however, no specific pay ratio is targeted.

For the 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure under the Company’s Annual Cash Incentive Plan. For 2023, the Committee utilized the following metrics: adjusted EPS (60%), operating cash flow (25%) and sustainability and human capital management goals (15%). In prior years, the Company did not set specific financial or operating targets related to annual cash compensation and pay determinations were not based on any formula. Actual pay was largely subject to significant Committee discretion based on Company and individual performance. For the 2024 annual cash incentive, the Committee expects to continue to utilize adjusted EPS and operating cash flow.

The Committee meets in executive session to review and set the CEO’s compensation. For 2023, the Committee considered a number of factors in making its decision, including: market data, compensation elements, Company performance, tenure and experience, retention and the CEO’s individual performance, leadership, contributions to the Company and impact on results. The Committee also discusses the CEO’s compensation annually with the non-management Directors in executive session.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	33

Executive Compensation

For the NEOs and other key executives, our CEO reviews with the Committee the individual performance and leadership potential of these key executives, along with the Company’s financial results, and makes individual pay recommendations to the Committee. The CEO’s recommendations are informed by our robust annual organizational review, compensation planning and performance review processes.

Competitive Market Information

How We Determine Our Compensation Comparator Group

The Compensation Committee annually reviews and approves the compensation comparator group that it uses to conduct market analysis and determine competitive pay ranges for our NEOs. As in prior years, the Committee reviewed a special study and screening prepared by Frederic W. Cook & Co. and selected compensation comparator companies for fiscal 2023. In light of Emerson’s recent portfolio changes an in-depth review of the comparator criteria and group was conducted. For 2023, the review focused primarily on companies meeting the following criteria (which are not assigned any specific weight):

•	The same or similar lines of business to Emerson, including the impact of Emerson’s recent portfolio changes

•	Revenues of between 1/3 to 3X Emerson’s revenue

•	Market capitalizations between 1/3 to 3X Emerson’s market capitalization

•	Similarities in business profile and size to Emerson, including consideration of automation, systems and software, innovation and a global presence

•	Identified by management as competitors

2023 Compensation Comparator Group Companies

As a result of this review, for 2023, the Company used the 16 company compensation comparator group listed below:

2023 Comparator Group

3M	DuPont	Honeywell	Parker Hannifin

Agilent Technologies	Eaton	Illinois Tool Works	Rockwell Automation

Carrier	Fortive	Johnson Controls	Roper Technologies

Cummins	General Dynamics	Northrop Grumman	TE Connectivity

34	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

Emerson vs. Compensation Comparator Group

	Market Cap ($M) (9/30/2023)	TTM Sales ($M)	TTM Pretax Earnings ($M)	Total Assets ($M)	Employees (#)

Emerson	$55,190	$15,165	$2,726	$42,746	62,000

3M	$51,678	$32,747	($10,091)	$49,621	92,000

Cummins	$32,361	$33,292	$3,634	$32,097	73,600

Eaton	$85,099	$22,613	$3,590	$37,289	91,924

Illinois Tool Works	$69,644	$16,095	$4,017	$15,395	46,000

Parker-Hannifin	$50,027	$19,680	$2,997	$29,593	62,730

TE Connectivity	$38,781	$16,034	$2,268	$21,712	92,000

Agilent Technologies	$32,717	$6,833	$1,339	$10,763	18,100

DuPont	$34,241	$12,274	$1,313	$39,133	23,000

General Dynamics	$60,334	$41,455	$3,968	$53,525	106,500

Johnson Controls*	$36,200	$26,612	$1,792	$42,780	102,000

Rockwell Automation	$32,835	$9,053	$1,609	$11,304	29,000

Carrier	$46,237	$22,101	$1,902	$26,544	52,000

Fortive	$26,106	$6,012	$970	$15,664	18,000

Honeywell	$122,660	$36,394	$6,842	$61,296	97,000

Northrop Grumman	$66,601	$38,685	$5,555	$44,896	95,000

Roper Technologies	$51,678	$5,995	$1,575	$28,188	15,800

Compensation Peer Median	$48,132	$20,890	$2,085	$30,845	68,165

Emerson Percentile Rank	69%	31%	56%	69%	44%

* Due to availability, based on twelve month period ending 6/30/23

Source: FactSet

Results as of 9/30/23 except as noted

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	35

Executive Compensation

Compensation of Our Named Executive Officers

CEO Performance. In determining the appropriate level of total compensation for Mr. Karsanbhai, the Committee evaluated the Company’s strong and consistent financial performance in fiscal 2023 (summarized on page 30) and his focus and actions on Company’s strategy as driven by portfolio transformation, cultural evolution, and strong operational execution.

Mr. Karsanbhai’s annual total compensation (cash and annual long-term stock compensation) is in the median market range of our compensation comparator group. The Committee noted that Mr. Karsanbhai has successfully led the Company through this period of transition and operational excellence and highlighted the following significant accomplishments.

2023 CEO Accomplishments

Significant progress in the evolution of our portfolio, including closing the Climate Technologies transaction and acquiring NI, positioning Emerson as a go-forward automation focused company with diversified end markets, higher growth through the cycle, improved gross profit margins, and increased segment EBITA

Delivered exceptional financial performance, closing the fiscal year with sales up 10%, pretax earnings margin expanded by 40 basis points, adjusted segment EBITA margin expanded by 220 basis points, and adjusted EPS growth of 22% to $4.44

Maintained operational excellence through a number of executive leadership team transitions including Chief Financial Officer, Chief Marketing Officer, Chief People Officer, Chief Transformation Officer, and Chief Technology Officer

Achieved the diversity goals for the year hitting 23.0% global women in leadership roles, up 1.6 pts, and 20.7% for US minority in leadership roles, up 4.2 points, and continuing to grow participation in our employee resource groups, reaching 20% participation in 2023

Launched Emerson’s first employee value proposition initiative, Let’s Go, defining what it means to be an Emerson employee and serving as a powerful recruiting tool

Introduced a new digital employee engagement tool, Your Voice Counts, elevating the voices of our employees, and equipping our leaders with a technology solution that enables them to effectively understand employee sentiment and know where to focus their actions to increase engagement

Evolved our executive compensation program by changing long-term incentives to both performance and time-based awards, better aligning Emerson with S&P and peer practice

Reinforced our commitment to our environmental sustainability targets by adding a target of zero waste to landfill by 2032, supplementing our aggressive targets of net zero operations by 2030 and net zero value chain by 2045

Continued Emerson’s longstanding commitment to creating shareholder value inclusive of the Company’s 67th consecutive year of increased dividends

Led company headquarter evaluation process and selected Clayton, MO as new world headquarters location

Other Named Executive Officer Performance. In setting compensation for the other NEOs, the Committee considered the Company’s portfolio transformation, strong fiscal 2023 financial performance, the mitigation of supply risks, labor shortages and other geopolitical challenges, the disciplined management of the Company’s business and operations, including through continued progress toward cost reset targets and the continued focus on safety and wellbeing of our employees, as well as our CEO’s evaluation of each NEO’s individual performance, leadership and accomplishments. The Committee also evaluated the NEOs based on their interactions with and presentations to the Board.

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Executive Compensation

OTHER NEO 2023 Accomplishments

M. J. Baughman	Managed and led the Company’s financial operations, maintaining strong financial controls and transparency of the Company’s financial reporting
Working with the CEO, maintained capital allocation discipline through the portfolio transformation which included returning $3.2 billion to shareholders in the form of $1.2 billion of dividends and $2.0 billion of Emerson share repurchases
Managed creation of corporate financial operations for the successful launch of the Copeland business
Launched initiatives to standardize and automate finance processes to reduce costs and improve quality
Promoted DE&I through executive sponsorships of the Veterans Employee Resource Group

R. R. Krishnan	Drove the execution of operational plans via the Emerson Management Process to deliver top-quartile performance
Managed strategic global supply chain activities to rapidly recover from global electronics shortages and support manufacturing plants to deliver customer backlog, reinforcing our commitment to our core value of Customer Focus
Continued transformation of indirect materials management across the enterprise, leveraging spend and resources to realize cost containment and productivity
Further unified the enterprise-wide IT function, expanded Emerson’s cloud utilization strategy, advanced cyber security capabilities, and achieved best-in-class cost reduction and critical system operational performance, while seamlessly supporting information systems requirements of portfolio actions
Enhanced Emerson’s world-class mergers and acquisitions capability, which enabled the successful closing of the sale of a 60% stake of the Climate Technologies business, the closing of the sale of InSinkErator, the signing of a definitive agreement to acquire National Instruments, the disposition of Emerson’s Russia business to local management, and the signing and closing of two bolt-on acquisitions in critical technology spaces – Flexim and Afag
Accelerated the maturity of Emerson Ventures Inc. through active engagement with 7 portfolio companies across the discrete automation, industrial software, and environmental sustainability domains. Closed 3 new investments in 2023

S. Y. Bosco	Led legal evaluation of $14 billion transaction involving the divestiture of 60% ownership interest in the Company’s Climate Technologies business and forming a Joint Venture to operate the business now named Copeland, including oversight of legal processes involved in the stand up of the joint venture as a stand-alone operation business and oversight of the provision of legal services to the Joint Venture for a period of time
Implemented a Board governance structure to better align with strategic pillars of the Company by supporting the Board in the establishment of a Technology and Environmental Sustainability Committee of the Board and oversight of embedding sustainability priorities of the Company in the governance structure of all Board committees
Managed the Company’s efforts to enhance the diversity and technology expertise of the Board of Directors with the recruitment of Leticia Gonçalves Lourenco and James McKelvey to the Board of Directors
Led centralization strategy of legal function of the company into one reporting structure and reorganized legal compliance to expand training and compliance program best practices consistently across areas of trade compliance, real estate and product environmental compliance, and information governance and privacy compliance
Performed legal spend analysis and created a roadmap prioritizing high value add work and optimization of technology in alignment with Company strategic goals

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	37

Executive Compensation

M. H. Train	Led Environmental Sustainability programs and progress towards the Greening of Emerson including the 2030 net zero operations and 2045 net zero across value chain targets

Formulated and introduced a new 2032 Zero Waste to Landfill target for manufacturing operations
Participated and presented in numerous innovation and policy dialogues with customers, suppliers, government officials, and research institutions
Provided oversight of the 2022 Environmental, Social, and Governance Report development and engaged shareholders and other interested stakeholders on sustainability and ESG related topics

F. J. Dellaquila	Provided critical analysis and content to financial and communications strategy pertaining to the Climate Technologies business divestiture and National Instruments acquisition
Provided executive oversight for development of global finance shared services initiative that is integral to streamlining corporate operations consistent with a leading global automation company
Effectively managed global financial strategy and capital structure to maximize cash repatriation at lowest cost and deploy divestiture proceeds
Ensure effective transformation of financial operations and organization to new leadership

38	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

Elements of Our Fiscal 2023 Compensation Program

Compensation Mix

In determining the total compensation of each of our NEOs, the Compensation Committee balances the compensation mix considering the executive’s level of responsibilities, leadership and career potential, individual performance and service with the Company, with the objective of achieving a high and sustainable level of Company and individual performance. At-risk compensation (annual cash incentive and performance shares) increases as responsibilities increase and makes up the majority of the total compensation mix for our NEOs. Total compensation is targeted to the median market range of our compensation comparator group.

Annual Cash Compensation
Base Salary	Reflects specific job responsibilities and individual experience and performance, targeted in the median market range
Annual Cash Incentive	Rewards achievement of the Company’s annual financial and non-financial metrics as determined by the Compensation Committee

Long-Term Stock-Based Compensation
Performance Shares

Supports achievement of long-term strategic operating goals, such as consistent and sustained earnings per share and cash flow, in order to deliver shareholder value

• The primary long-term compensation element

• Three-year performance period

• Aligns executive pay with shareholder interests

Restricted Stock and RSUs

Part of annual long-term compensation. Also, supports succession planning, critical retention and key leadership development efforts

• Restricted stock awarded selectively

• Vests over at least 3 years

• RSUs will become a larger component of long-term stock compensation beginning in 2024

Fiscal 2023 Annual Total Compensation Mix

We believe that our practice of setting a majority of our NEOs’ compensation as “at-risk” pay underscores our commitment to our fundamental pay-for-performance principles. By tying a significant percentage of NEO annual total compensation (cash and performance shares) to performance-based pay that is dependent on achievement of the Company’s performance goals as well as the consistent attainment of strong individual performance, we incentivize alignment with shareholders. In 2023, 92% of our CEO’s annual pay and an average of 85% of the other NEOs’ annual pay was comprised of “at-risk” compensation consisting of a formulaic bonus structure and performance shares (calculated on base salary paid as shown in Summary Compensation Table; amounts do not include other forms of compensation shown in the Summary Compensation Table or special restricted stock grants).

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	39

Executive Compensation

Annual Cash Compensation

The Committee targets total annual cash compensation in the median market range of total cash compensation, while placing more emphasis on performance-based annual cash incentive than on base salary. Base salary is a guaranteed component of our NEOs annual total compensation and generally represents 10-20% of annual total compensation. Annual cash incentives generally represents 15-25% of annual total compensation.

Base Salary. The Compensation Committee generally determines NEO base salaries effective as of October 1 of each year. 2023 base salary increases were based on the Committee’s review of the Company’s 2023 performance, individual performance, the inflationary environment, and potential and competitive market compensation. The Committee also considered market survey data that predicted merit increase, without promotions, for comparable executive positions.

NEO Name	FY 2022	FY 2023	% Change
S. L. Karsanbhai	$1,260,000	$1,410,000	12%
M. J. Baughman(1)	—	$630,923	—
R. R. Krishnan	$750,000	$825,000	10%
S. Y. Bosco(4)	$775,000	$810,000	5%
M. H. Train(2)	$700,000	$730,000	4%
F. J. Dellaquila(3)	$800,000	$840,000	5%

(1)	Mr. Baughman was not an NEO for fiscal 2022 and was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023.

(2)	Mr. Train was not an NEO for 2022.

(3)

Mr. Dellaquila retired as Senior Executive Vice President and Chief Financial Officer on May 10, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. Please see “Description of F. J. Dellaquila Letter Agreement” on page 56.

(4)	Ms. Bosco is retiring as Senior Vice President, Secretary and Chief Legal Officer on December 31, 2023. Please see “Description of S. Y. Bosco Letter Agreement” on page 57.

As shown above, for 2023, base salary (the only guaranteed portion of NEO cash compensation) comprised only 8% of our CEO’s and an average of 15% of our other NEOs’ annual total compensation.

Annual Cash Incentive. In determining 2023 annual cash incentives, the Committee adopted a formulaic structure with pay dependent on the Company’s progress toward objective pay criteria utilizing certain financial metrics, consisting of adjusted EPS (weighted at 60%), operating cash flow (weighted at 25%), and non-financial metrics (weighted at 15%) that are based on the Company’s human capital management and publicly stated sustainability goals. The Committee worked with executive management and its independent executive compensation consultant to review and establish financial and non-financial performance metrics that are consistent with our strategic objectives and in line with market practices.

Financial Metrics

The following tables reflect our 2023 adjusted EPS and operating cash flow targets and the corresponding potential payouts.

Adjusted EPS	Potential Payout as a % of Target Opportunity
Threshold – $3.25	35%
Target – $4.05	100%
Maximum – $4.55	200%

Operating Cash Flow	Potential Payout as a % of Target Opportunity
Threshold – $2.243B	30%
Target – $2.6B	100%
Maximum – $2.96B	200%

The Committee believes that the use of adjusted EPS provides a holistic measure of the Company’s ability to create value for our shareholders while the use of operating cash flow emphasizes the importance of our ability to generate cash which the Committee feels is an indicator of the quality of our earnings, asset management and investment performance.

Non-Financial Metrics

In 2023, the Committee also included certain non-financial metrics as part of the 2023 annual cash incentive structure based on the achievement of certain targets with respect to diversity and the reduction of our Scope 1 and Scope 2 GHG emissions, each weighted at 5%. Depending upon whether the level of achievement was below, at or exceeded the target level, payout could range from 50% to 150% of the target opportunity. The Committee believes that the use of these non-financial metrics aligns our NEOs to our publicly announced human capital management and sustainability goals.

40	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

2023 Earned Annual Cash Incentive

The targets and weightings were calculated as described above. The Committee determined that actual 2023 adjusted EPS was $4.44, 2023 operating cash flow $2.73 billion, and the Company exceeded its non-financial metrics, collectively resulting in a payout of 159.6%. In determining the results, the Committee determined that it was appropriate to adjust for certain discrete items, including adjustments primarily related to a gain on a subordinated interest, amortization of intangibles, acquisition and divestiture activity, write-offs associated with the Company’s announced Russia exit, interest income on undeployed proceeds related to the Copeland transaction, gains or losses on the Copeland equity investment, and certain gains, losses or impairments, as well as other tax items.

As a result of this structure, the NEOs earned the annual cash incentives set forth below.

NEO Name	Earned Annual Cash Incentive FY 2022	FY 2023 Target Annual Cash Incentive Opportunity		FY 2023 Annual Cash Incentive Earned - % Target Opportunity	FY 2023 Annual Cash Incentive Earned $	Earned Annual Cash Incentive % Change 2022-2023
S. L. Karsanbhai	$2,600,000	$2,256,000		159.6%	$3,600,576	38%
M. J. Baughman(1)	—	$800,000	(1)	159.6%	$941,640	—%
R. R. Krishnan	$1,050,000	$1,025,000		159.6%	$1,635,900	56%
S. Y. Bosco(4)	$656,250	$625,000		159.6%	$997,500	52%
M. H. Train(2)	$630,000	$700,000		159.6%	$1,117,200	77%
F. J. Dellaquila(3)	$1,365,000	$1,300,000		159.6%	$2,074,800	52%

(1)

Mr. Baughman was not an NEO for fiscal 2022 and was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023. Mr. Baughman’s annual cash incentive opportunity was increased to $800,000 on May 10, 2023 in connection with his promotion The amount above is a pro-rated amount.

(2)	Mr. Train was not an NEO for 2022.

(3)

Mr. Dellaquila retired as Senior Executive Vice President and Chief Financial Officer on May 10, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. Please see “Description of F. J. Dellaquila Letter Agreement” on page 56.

(4)	Ms. Bosco is retiring as Senior Vice President, Secretary and Chief Legal Officer on December 31, 2023. Please see “Description of S. Y. Bosco Letter Agreement” on page 57.

As shown above, for 2023, the annual cash incentive comprised only 20% of our CEO’s and an average of 25% for our other NEOs’ annual total compensation.

Annual Long-Term Stock Compensation

The Committee targets total annual compensation for our NEOs in the median market range of our compensation comparator group, with performance-based stock compensation being the largest component of our NEOs annual total compensation. We value our long-term stock compensation awards based on the grant date fair value computed in accordance with FASB ASC Topic 718; however, an executive may realize more or less than his or her targeted long-term compensation depending on Company and stock performance over the performance period.

As in prior years, the Committee utilized performance shares in fiscal 2023. As discussed in more detail below, beginning in fiscal 2024, consistent with evolving market practice, the Committee will reallocate the awards in the program to include the addition of time-based awards, through RSUs.

Performance Shares. Performance shares awards are the primary long-term compensation element and have been the cornerstone of our pay-for-performance philosophy. When determining the amount of an NEO’s annual award, the Committee may increase or decrease the amount based on individual performance. The Committee targets the median market range for each NEO’s total annual compensation. We believe that performance shares align the interests of our executives and shareholders and support the achievement of long-term strategic operating goals such as sustained growth in earnings and cash flow.

Each annual Performance Shares Program has a three-year performance period with defined operating performance targets set by the Committee at the beginning of the period from the various measures set forth in the Company’s Incentive Shares Plans. An award of performance shares under the program represents the right to receive shares of our common stock to the extent the identified performance objectives are met. Dividend equivalents may be paid, but only on earned awards at the end of the performance period. Historically, payouts have been made primarily in common stock, with a portion paid in cash to cover tax obligations. To facilitate fixed accounting treatment for these awards beginning with the 2022 – 2024 Performance Shares Awards, the Company will no longer pay a portion of earned awards in cash (other than accrued dividends). Awards include confidentiality, non-competition and non-solicitation obligations and expanded clawback rights and are subject to a double-trigger change of control provision.

At the end of a performance period, the Committee reviews the Company’s financial results against the operating performance targets and certifies the level of achievement for payout of the awards. The Committee may include or exclude from both targets and actual

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Executive Compensation

results specified items of an unusual, non-recurring or extraordinary nature as allowed by the plans or as defined in the specific program award agreement. Pursuant to our Incentive Shares Plans, the Committee also has the discretion to adjust a payout percentage where results and/or business climate warrant, except as may be defined in the specific program award agreement. Beginning with the 2022 – 2024 Performance Shares Program, the Committee adopted a defined set of acceptable adjustments, removing negative discretion under the programs, to facilitate fixed accounting treatment.

Also beginning with 2022 awards, the Committee determined to set specific operating growth targets that are based on our three-year operating plan and are intended to be difficult but attainable and incentivize the achievement of that plan. Previously, our operating targets were benchmarked to growth over nominal G7 GDP growth, and the target growth rate was set at three percentage points above G7 GDP. The operating growth targets were set using defined growth rates of Adjusted EPS (weighted 60%) and cumulative free cash flow (weighted 40%). We also defined categories of acceptable adjustments removing any negative discretion.

We also include a relative total shareholder return modifier benchmark (“rTSR”) to measure our total shareholder return performance relative to the S&P 500 Capital Goods Index group of companies (the “CGI Group”). After the payout percentage is determined by reviewing our financial performance for the performance period against the operating metrics, we will then measure our three-year total shareholder return relative to the CGI Group performance for the same period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group.

Performance Shares Awards Considerations

In making an individual annual award, the Committee considers the NEO’s: (1) ability to make a significant contribution to the Company’s financial results, (2) level of responsibility, (3) individual performance, and (4) leadership potential. The annual performance shares award generally represents a large portion of the NEO’s total compensation, depending on the NEO’s role and responsibilities.

In 2023, 100% of our NEOs annual long-term incentive awards were performance-based awards.

Determining Performance Metrics

Each year, the Compensation Committee works with executive management and its independent executive compensation consultant to review and establish financial and operational performance metrics that are consistent with our long-term strategic objectives and in line with market practices. The Committee sets targets for the three-year performance period that will challenge our business leaders to drive operating results that generate shareholder returns. At the end of the performance period, our NEOs earned awards are based on the level of achievement against these targets.

Historically, the Committee utilized earnings per share and cumulative free cash flow (operating cash flow less capital expenditures) as the metrics most appropriate to drive growth. However, beginning with the 2022 – 2024 Performance Shares Program, the Committee determined to utilize adjusted EPS instead of EPS to align with the use of adjusted EPS for the supplemental reporting of results to our shareholders, and cumulative FCF. The Company uses adjusted EPS to facilitate period-to-period comparisons and provide additional insight into the underlying, ongoing operating performance of the Company.

Adjusted Earnings Per Share

EPS provides a holistic measure of the Company’s ability to create value for our shareholders. It emphasizes our operational performance measured through earnings growth, demonstrates the effectiveness of our capital allocation strategy through share repurchases and reflects tax efficient strategies. Adjusted EPS excludes intangibles amortization expense, restructuring expense, first year purchase accounting related items and transaction-related costs, interest income on undeployed proceeds related to the Copeland transaction, gains or losses on the Copeland equity investment, and certain gains, losses or impairments. Adjusted EPS aligns with the supplementation reporting of results to our shareholders.

Free Cash Flow

Cash generation is a true indicator of our earnings, asset management and investment performance. Operating earnings are the largest contributor to free cash flow and are the result of leverage on incremental sales, specific cost reduction and productivity initiatives, and price increases to offset inflation. Improvements in inventory management, days sales outstanding and days payable contribute to working capital reductions which also contribute to free cash flow. Investments in organic growth and acquisitions add to free cash flow. The return on these investments generate returns for our shareholders.

Calculating Results Against Our Performance Metrics

At the end of each performance period, the Committee will review our financial results against the performance targets set at the beginning of the performance period. Subject to the predefined categories of acceptable adjustments, the Committee will consider whether there are any adjustments that should be made to account for unusual, non-recurring or extraordinary items. The Committee will then certify the level of achievement against the targets for payout of the awards.

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Executive Compensation

Summary of 2023 – 2025 Performance Program Calculation of Metrics

Adjusted Earnings Per Share Performance

Fiscal adjusted 2025 EPS will be calculated as a percentage of the adjusted EPS target. The adjusted EPS target is determined by the operating plan presented to the Board.

Free Cash Flow

Cumulative free cash flow from fiscal 2023 – 2025 is calculated as a percentage of the free cash flow target. The free cash flow target is determined by the operating plan presented to the Board.

Maximum Payout

Each performance metric is capped at 125% achievement, for a maximum aggregate payout for these awards of 125% prior to measuring rTSR for the performance period. If our total shareholder return is at or above the 80th percentile of the CGI Group, the payout percentage from operating results will be increased by 20 percentage points, which would provide for a maximum payout opportunity of 145%. If our total shareholder return is at or below the 20th percentile of the CGI Group, the payout percentage will be decreased by 20 percentage points. No adjustment to the payout percentage will be made for relative performance between the 20th and 80th percentile of the CGI Group.

2023 – 2025 Performance Shares Program Awards. In 2023, 100% of our NEOs’ annual long-term stock compensation was comprised of performance shares awards. The following individual performance shares awards were made to the NEOs:

NEO Name	FY 2023 – 2025 Performance Shares Awarded ($ Value)(1)	FY 2023 – 2025 Performance Shares Awarded (# Shares)
S. L. Karsanbhai	$12,912,123	142,251
M. J. Baughman(2)	$2,712,487	31,277
R. R. Krishnan	$3,761,327	41,438
S. Y. Bosco(4)	$2,638,502	29,068
M. H. Train	$2,245,559	24,739
F. J. Dellaquila(3)	$—	—

(1)	Each amount constitutes the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718.

(2)

Mr. Baughman was appointed Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023. Mr. Baughman was awarded 14,225 performance shares on October 31, 2022 (with a grant date fair value of $1,291,203) and additional 17,052 performance shares on May 1, 2023 (with a grant date fair value of $1,421,284) in connection with his promotion. The numbers above reflect the aggregate value of such awards.

(3)

Mr. Dellaquila retired as Senior Executive Vice President and Chief Financial Officer on May 10, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. Please see “Description of F. J. Dellaquila Letter Agreement” on page 56.

(4)	Ms. Bosco is retiring as Senior Vice President, Secretary and Chief Legal Officer on December 31, 2023. Please see “Description of S. Y. Bosco Letter Agreement” on page 57.

For fiscal 2023, performance shares represented 72% of our CEO’s annual total compensation and an average of 60% for our other NEOs.

Fiscal 2021 – 2023 Performance Shares Program. The performance period for the 2021 – 2023 Performance Shares Program ended on September 30, 2023. The targets and weightings were calculated as described above. The Committee determined that the target earnings per share was $2.36 and target cumulative free cash flow was $5,894 million. In determining the results for the performance period, the Committee determined that it was appropriate to adjust for certain discrete items, including adjustments primarily related to the removal of discontinued operations from the 2021 baseline and 2023 results, exclude the benefit of the use of proceeds from redeployed assets, a gain on a subordinated interest, acquisition and divestiture activity, interest income and loss on Copeland, write-offs associated with the Company’s announced Russia exit, as well as other items.

The Company’s portfolio transformation resulted in a significant reclassification in 2023 of its prior year financial statements to reflect the results of discontinued operations. These changes significantly affected the reporting of EPS and cash flow and the calculations used to determine the payout of the 2021 – 2023 Performance Shares Program. For example, fiscal 2022 EPS of $5.41 as reported in the payout calculation described in last year’s proxy statement has now been reclassified to consist of $3.16 in EPS from continuing operations and $2.25 in EPS from discontinued operations. The baseline, target and results for the 2021 – 2023 performance shares program reflect these adjustments to remove the impact of discontinued operations. As a result, such amounts discussed in last year’s proxy statement are not directly comparable to the current year presentation.

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Executive Compensation

The Committee determined that the 2023 EPS, after an aggregate downward adjustment of $0.18 (from $3.72) was $3.54, and cumulative free cash flow over the performance period, after an upward adjustment of $180 million (from $6,166 million), was $6,346 million. The performance results after the impact from the adjustments resulted in a payout percentage of 118% of the previously awarded shares under the formula. The payouts are reflected in the Option Exercises and Stock Vested table on page 51.

Other Stock Awards

Restricted Stock and RSUs. Restricted stock and RSUs are also available for award under our long-term stock-based compensation program. In limited circumstances, such as special retention, recognition and succession planning needs, the Committee may make a separate award of restricted stock. Restricted stock provides participants with dividends and voting rights beginning on the award date. There is no set frequency of restricted stock awards, and they are granted with long-term vesting periods of up to 10 years and no less than 3 years. No awards of restricted stock or RSUs were made to the NEOs in 2022 and 2023.

Stock Options. Our 2011 Stock Option Plan expired on November 2, 2020. Although our NEOs have stock options outstanding, no stock option awards have been made to any of the NEOs since 2016. All stock options previously awarded were issued at no less than fair market value on the date of the award with vesting over a period of three years with a ten-year term. We do not pay dividend equivalents on stock options and do not “reprice” awards.

2024 Changes to Annual Long-Term Stock Compensation Program

Given the recent significant changes to Emerson’s portfolio, the Committee determined that the long-term compensation program should be better aligned with Emerson’s industrial technology peer group and general market executive compensation practices, which include a more balanced mix of performance-based awards and time-based awards. As a result, for fiscal 2024, the Committee determined to modify our long-term stock compensation program, including the following changes:

•

Performance shares remain subject to a three-year performance period with same performance metrics of adjusted EPS (remains weighted at 60%) and cumulative free cash flow (remains weighted at 40%), with performance now measured each year and weighted 40% in year one and 30% each in the next two years

•	Use of threshold, target and maximum payouts in performance shares, with payouts ranging from 0% to 200% of target

•	Long-term awards to also include RSUs vesting ratably over three years

•	Retains the TSR modifier that will be measured over the three-year performance period

44	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Executive Compensation

Other Compensation-Related Disclosures

Severance, Executive Termination and Retirement

Emerson does not have employment agreements, severance agreements or golden parachute agreements with the NEOs. The terms of all executive terminations and retirements are reviewed by the Committee individually based on specific facts and circumstances and not on formulaic rules. We follow these general principles:

•	We do not pay lump sum, non-forfeitable cash severance payments

•	As permitted under shareholder-approved plans, departing plan participants, including NEOs, may have additional time to exercise stock options, up to the time permitted in the original grants

•

The Committee may allow continuation (without accelerated vesting) of previously granted performance shares or restricted stock awards, which would be paid if and when the Company achieves specified performance targets or time vesting requirements are met

•

Departing executives sign extended non-competition, non-solicitation and confidentiality agreements, and/or reaffirm existing agreements on these matters. Executives forfeit awards if they breach their non-competition, non-solicitation or confidentiality agreements

The Committee has adopted an Executive Officer Severance Policy which provides that the Company shall not implement individual severance or change of control agreements providing certain benefits (as described in the Policy) to any NEO in excess of 2.99 times the sum of the NEO’s then current base salary and most recent annual cash incentive without shareholder ratification. The policy is located at www.Emerson.com, Company, Investors, Corporate Governance, Executive Officer Severance Policy. F. J. Dellaquila, Senior Executive Vice and Chief Financial Officer, retired from the Company effective September 30, 2023. S. Y. Bosco, Senior Vice President, Secretary and Chief Legal Officer is retiring effective December 31, 2023. We entered into letter agreements with Mr. Dellaquila and Ms. Bosco which, among other things, reaffirmed and extended their restrictive covenants. See pages 56 and 57 for a description of their retirement arrangements.

Change of Control

If a change of control occurs, we protect all employees who participate in long-term stock plans, the Savings Investment Restoration Plans and the Pension Restoration Plan as described under “Potential Payments Upon Termination or Change of Control” on page 54. Our 2011 Stock Option Plan and 2015 Incentive Shares Plan include a “double trigger” for vesting following a change of control, although stock awards under our prior incentive shares plan vest upon a change of control. When triggered, we would expect to accelerate vesting of stock awards and pay accrued benefits under the Savings Investment Restoration Plans and the Pension Restoration Plan. We do not credit additional years of service under any plans or continue medical or other benefits. We do not make additional cash payments related to stock compensation plans. We do not increase payouts to cover payment of taxes and do not provide tax gross-ups.

Security and Perquisites

Due to increased security risks inherent in senior executive positions, we provide NEOs with residential security monitoring and personal security as needed. The Company’s security policy and the Board of Directors require, unless otherwise approved in advance by the Chief Financial Officer and the Head of Global Security, that the CEO use Company aircraft for all travel for business whenever possible to facilitate business efficiency and safety given our global footprint. Because of his importance to the Company and the level of security risk inherent in his position, the CEO is encouraged to use the Company aircraft for personal travel. The Head of Security must review in advance the itinerary and security assessment for any trips made by the CEO on commercial aircraft. The Company provides limited personal use of Company aircraft to the other NEOs, and all such use must be approved in advance by the CEO. All NEOs reimburse the Company at 400% of the Standard Industry Fare Level Rate rates for personal use.

The Company historically has also provided NEOs with cars, club memberships, financial planning and an annual physical. In 2021, we performed a thorough review of these perquisites, including a review of market data for our compensation comparator group, the S&P 500 Capital Goods Index group of companies and the general industry to determine the prevalence of these perquisite practices. Following such review, we determined that effective January 1, 2022, the Company would no longer provide or reimburse for club memberships. The review of market data showed the car, financial planning, annual physical and personal security monitoring perquisites remain a prevalent market practice. We are, therefore, continuing to provide these perquisites to assist in retaining and attracting executives. NEOs and other employees may also receive Company tickets for sporting, entertainment or other events. The Committee reviews these perquisites annually. Total perquisite costs and related information appear in the Summary Compensation Table on page 47. The Company does not provide any reimbursement for taxes on perquisites, except as may be prescribed in our relocation policies applicable to all employees.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	45

Executive Compensation

Other Benefits

The NEOs are eligible for Company-provided benefits that are generally available to all other employees, including qualified 401(k) savings plans, a qualified defined-benefit pension plan, medical, life and disability insurance, and a charitable matching gifts program, among others. The defined-benefit pension was closed to new participants effective October 1, 2016. A portion of U.S. employees, including certain of the NEOs, continue to participate. The following additional benefits are also available to the NEOs:

•

Nonqualified savings plans which allow the NEOs to defer up to 20 percent of cash compensation and continue to receive the Company match after reaching the Internal Revenue Service (IRS) qualified plan limits

•

A nonqualified defined-benefit pension plan, which provides benefits based on the qualified plan without regard to IRS limits but does not provide additional credited years of service. Participation is by award and based on the executive’s long-term service to the Company. Participation in this plan is limited to NEOs who were not closed to participation in the defined benefit plan effective October 1, 2016. Ms. Bosco met the Committee approved criteria and was awarded participation in the Pension Restoration Plan in 2022

•	Term life insurance coverage

No changes were made for fiscal 2023 in the method of calculating any NEO benefits that appear in the Summary Compensation Table beginning on page 47.

Regulatory Considerations

Internal Revenue Code Section 162(m) imposes a $1 million limit on the Company’s deductions for compensation paid to specified executive officers (“Covered Employees”). For taxable years beginning before January 1, 2018, the Covered Employees consisted of a corporation’s chief executive officer and up to three other highly compensated executive officers (other than the chief financial officer) and qualifying “performance-based compensation” was not subject to this limitation if specified requirements were met (i.e., compensation paid only if performance meets pre-established objective goals based on performance criteria approved by shareholders).

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, (i) the remuneration of a public corporation’s chief financial officer is now also subject to the deduction limit, (ii) once an individual is considered a Covered Employee with respect to a taxable year, he or she will be considered a Covered Employee for all future years, including after termination of employment or death, and (iii) the exemption from the deduction limit for “performance-based compensation” is no longer available. These changes do not apply to remuneration provided under a binding written contract in effect on November 2, 2017, which is not materially modified after that date. Consequently, for fiscal years beginning after December 31, 2017, no remuneration in excess of $1 million paid to a Covered Employee will be deductible unless such compensation is granted pursuant to a written binding contract that was in effect prior to November 2, 2017.

While the Committee considers the impact of the tax treatment of executive compensation, the primary factor influencing program design is the support of business objectives, and the Committee retains the flexibility to design and administer compensation programs that are in the best interests of Emerson and its shareholders. Our compensation plans also comply with IRC Section 409A for nonqualified deferred compensation arrangements.

In accordance with FASB ASC Topic 718, for financial statement purposes we expense all equity-based awards over the period earned, or subsequently, based upon their estimated grant date fair value, depending on the terms of the award. FASB ASC Topic 718 has not resulted in any significant changes in our compensation program design.

Equity Compensation Grant Practices

The Committee approves all grants of equity compensation to executive officers, as defined in Section 16 of the Exchange Act. All elements of executive officer compensation are reviewed by the Committee annually at its October or November meetings. Generally, equity awards are made at those meetings, but may be made at other meetings. The Committee meeting date, or the next business day if the meeting is on a non-business day, is the grant date for equity awards.

46	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Compensation Tables

Summary Compensation Table

The following information relates to compensation received or earned by our Chief Executive Officer, our Chief Financial Officer, and each of our next three most highly compensated executive officers for the last year, as well as our former Chief Financial Officer who retired from the role in fiscal 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. (the “named executive officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(4)	All Other Compensation ($)(5)	Total ($)

S. L. Karsanbhai President and Chief Executive Officer(6)	2023	1,410,000	—	12,912,123	—	3,600,576	11,000	383,495	18,317,194
	2022	1,260,000	2,600,000	11,060,131	—	—	—	257,975	15,178,106
	2021	973,371	2,016,000	12,651,359	—	—	16,000	149,306	15,806,036

M. J. Baughman Executive Vice President, Chief Financial Officer and Chief Accounting Officer(7)	2023	630,923	—	2,712,487	—	941,640	—	109,232	4,394,282

R. R. Krishnan Executive Vice President and Chief Operating Officer(8)	2023	825,000	—	3,761,327	—	1,635,900	29,000	79,537	6,330,764
	2022	750,000	1,050,000	3,423,316	—	—	—	73,223	5,296,539
	2021	624,904	600,000	4,272,020	—	—	50,000	57,111	5,604,035

S. Y. Bosco Senior Vice President, Secretary and Chief Legal Officer	2023	810,000	—	2,638,502	—	997,500	1,326,000	58,077	5,830,079
	2022	775,000	656,250	2,475,319	—	—	1,977,000	66,190	5,949,759

M. H. Train Senior Vice President and Chief Sustainability Officer	2023	730,000	—	2,245,559	—	1,117,200	33,000	128,690	4,254,449
	2022	700,000	630,000	1,579,961	—	—	—	82,137	2,992,098
	2021	675,000	500,000	4,132,494	—	—	25,000	144,077	5,476,571

F. J. Dellaquila Former Senior Executive Vice President and Chief Financial Officer(9)	2023	840,000	—	—	—	2,074,800	153,000	98,270	3,166,070
	2022	800,000	1,365,000	3,370,678	—	—	—	123,310	5,658,988
	2021	762,000	1,200,000	3,029,934	—	—	710,000	123,477	5,825,411

(1)	Represents bonus amounts paid after the end of the fiscal year with respect to 2022 and 2021 performance.

(2)

Represents annual cash incentive amounts paid after the end of the fiscal year with respect to that fiscal year’s performance under the Company’s Annual Cash Incentive Plan. Beginning with the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria utilizing adjusted EPS, operating cash flow and non-financial metrics. See “Annual Cash Compensation” beginning on page 40.

(3)

The amounts relate to performance shares and restricted stock awards. See the Grants of Plan-Based Awards table on page 49 for information on awards granted in fiscal 2023. The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized by the NEOs. If the maximum payout is earned, the number of performance shares paid out would be 145% for the each of the 2023, 2022 and 2021 performance share awards. See Note 17 to the Company’s fiscal 2023 financial statements in the Company’s Annual Report on Form 10-K for a

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Compensation Tables

discussion of the determination of these amounts under FASB ASC Topic 718. For performance shares awards, for each fiscal year, the grant date fair value and the grant date fair value based on maximum achievement is set forth below.

Name	Fiscal Year	Grant Date Fair Value ($)	Maximum Aggregate Grant Date Fair Value ($)
S. L. Karsanbhai	2023	12,912,123	18,722,578
	2022	11,060,131	16,037,190
	2021	7,982,759	11,575,001
M. J. Baughman	2023	2,712,487	3,933,106
R. R. Krishnan	2023	3,761,327	5,453,924
	2022	3,423,316	4,963,808
	2021	2,887,570	4,186,977
S. Y. Bosco	2023	2,638,502	3,822,878
	2022	2,475,319	3,589,213
M. H. Train	2023	2,245,559	3,256,061
	2022	1,579,961	2,290,944
	2021	3,029,934	4,393,404
F. J. Dellaquila	2023	—	—
	2022	3,370,678	4,887,483
	2021	3,029,934	4,393,404

(4)

For each year, includes the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Company’s defined benefit pension plans. For fiscal 2022, the increase for Ms. Bosco reflects her initial participation in the Pension Restoration Plan. In none of the fiscal years were changes made in the method of calculating plan benefits for the NEOs.

(5)	Includes the following amounts for 2023:

Name	Perquisites(a)	Savings Plan(b)	Total(c)
S. L. Karsanbhai	69,742	313,753	383,495
M. J. Baughman	24,632	84,600	109,232
R. R. Krishnan	30,465	49,072	79,537
S Y. Bosco	20,332	37,745	58,077
M. H. Train	28,034	100,656	128,690
F. J. Dellaquila	41,037	57,233	98,270

(a)

The perquisites provided are tax and financial planning, leased Company car, club fees (through December 31, 2021), annual physical, tickets for sporting or other events, and costs related to personal security provided to each of the NEOs under the Company’s security program. The Company’s Board of Directors and its security program require that the Chief Executive Officer use Company aircraft for all business and recommends use for personal air travel. The Company’s CEO reimburses the Company for personal air travel at 400% of the Standard Industry Fare Level Rate. The Company also provides limited personal use of Company aircraft outside of the security program to the other NEOs, who also provide such reimbursement. Amounts for personal use of Company aircraft represent the incremental cost to the Company, calculated based on the variable operating costs per hour of operation, which include fuel costs, maintenance, and associated travel costs for the crew, less reimbursements. For 2023, the incremental amount of personal use of Company aircraft for the Company’s CEO was: Mr. Karsanbhai-$24,219, which amounts were included in the perquisites amounts above.

(b)	Contributions by the Company for the NEOs to the Company’s retirement savings plans.

(c)	None of these amounts were grossed up for taxes.

(6)

Mr. Karsanbhai became Chief Executive Officer and a Director on February 5, 2021, and became President on March 2, 2021. Mr. Karsanbhai was formerly Executive President, Automation Solutions. Base salary reflects amounts received in current and prior roles. He does not receive any separate compensation for his service as a Director.

(7)

Mr. Baughman became Executive Vice President, Chief Financial Officer and Chief Accounting Officer on May 10, 2023. Mr. Baughman was formerly Chief Accounting Officer. Base salary reflects amounts received in current and prior roles.

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Compensation Tables

(8)

Mr. Krishnan became Executive Vice President and Chief Operating Officer in February 2021. Mr. Krishnan was formerly President, Final Control. Base salary reflects amounts received in current and prior roles.

(9)

Mr. Dellaquila retired from the Company effective September 30, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. Ms. Bosco is retiring from the Company effective December 31,2023. Please see pages 56 and 57 for a description of their retirement arrangements.

Grants of Plan-Based Awards

The following table provides information about annual cash incentive and equity awards granted to the NEOs in 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
					Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold (#)	Target (#)(1)	Maximum (#)(1)	Threshold (#)	Target (#)(2)	Maximum (#)(2)
S. L. Karsanbhai	10/31/2022				N/A	142,251	206,264		12,912,123
	10/31/2022	812,160	2,256,000	4,342,800
M. J. Baughman	10/31/2022				N/A	14,225	20,626		1,291,203
	5/1/2023				N/A	17,052	24,725		1,421,284
	10/31/2022	288,000	800,000	1,540,000
R. R. Krishnan	10/31/2022				N/A	41,438	60,085		3,761,327
	10/31/2022	369,000	1,025,000	1,973,125
S. Y. Bosco(4)	10/31/2022				N/A	29,068	42,149		2,638,502
	10/31/2022	225,000	625,000	1,203,125
M. H. Train	10/31/2022				N/A	24,739	35,872		2,245,559
	10/31/2022	252,000	700,000	1,347,500
F. J. Dellaquila					—	—	—		—
	10/31/2022	468,000	1,300,000	2,502,500

(1)

Includes cash incentive opportunities awarded under the Company’s Annual Cash Incentive Plan based on a percentage of his or her annual cash incentive target according to the percentage of the performance targets achieved by the Company during the Fiscal Year according to a formula determined by the Committee. The amounts reflect the threshold, target and maximum amounts that may have been earned by each individual during the year. Actual amounts earned are reflected in the summary compensation table. Beginning with the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria utilizing adjusted EPS, operating cash flow and sustainability and human capital management goals. See “Annual Cash Compensation” beginning on page 40 for additional detail regarding the awards.

(2)

Includes performance shares awards granted in November 2022 under the fiscal 2023–2025 Performance Shares Program (under our 2015 Incentive Shares Plan). See “Annual Long-Term Stock Compensation” on page 41 for additional detail regarding the program, performance shares and how shares are earned.

(3)

Includes the grant date fair value of awards of performance shares computed in accordance with FASB ASC Topic 718, applying the same valuation model and assumptions applied for financial reporting purposes. For performance awards, the grant date fair value included assumes the target award is earned. Amounts expensed for performance shares awards in the Company’s financial statements during the performance period reflect the grant date fair value of the award expensed over the performance period. See Note 17 to the Company’s fiscal 2023 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts.

(4)

Ms. Bosco is retiring from the Company on December 31, 2023. Under her letter agreement and subject to compliance with restrictive covenants, Ms. Bosco may receive her earned payout of her awards under the Fiscal 2022 – 2024 and Fiscal 2023 – 2025 Performance Shares Programs, subject to the Company’s achievement of the applicable performance objectives, to be paid at the times provide for under the programs. See “Description of S. Y. Bosco Letter Agreement” on page 57 for a description of Ms. Bosco’s retirement arrangements.

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Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table provides holdings of stock options, performance shares and restricted stock by our NEOs at the end of 2023, including unexercised stock options, unvested restricted stock and performance shares with performance conditions that had not yet been satisfied.

	Option Awards					Stock Awards

Name	Date of Award	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Date of Award	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
S. L. Karsanbhai	8/5/14	4,000		62.84	8/5/24	(2)	75,000	(2)	7,242,750
	2/1/16	15,000		45.50	2/1/26	11/1/21				109,680	(4)	10,591,798
						10/31/22				142,251	(5)	13,737,179
M. J. Baughman	10/16/17	10,000		64.44	10/16/27	(2)	10,000	(2)	965,700
						11/1/21				11,490	(4)	1,109,589
						10/31/22				14,225	(5)	1,373,708
						5/1/23				17,052	(5)	1,646,712
R. R. Krishnan						(2)	17,000	(2)	1,641,690
						11/1/21				33,948	(4)	3,278,358
						10/31/22				41,438	(5)	4,001,668
S. Y. Bosco(7)						11/1/21				24,547	(4)	2,370,504
						10/31/22				29,068	(5)	2,807,097
M. H. Train						(2)	22,000	(2)	2,124,540
						11/1/21				15,668	(4)	1,513,058
						10/31/22				24,739	(5)	2,389,045
F. J. Dellaquila(6)						11/1/21				33,426	(4)	3,227,949

(1)	The options became exercisable in three equal annual installments beginning one year after the date of grant.

(2)	Consists of restricted stock which vests as follows:

Name	Number of Shares	Vesting Term (in years)	Grant Date	Vesting Date
S. L. Karsanbhai	10,000	10	2/1/2016	2/1/2026
	10,000	10	11/6/2018	11/6/2028
	5,000	10	11/3/2020	11/3/2030
	50,000	10	2/8/2021	2/8/2031
M J. Baughman	10,000	5	11/1/2021	11/1/2026
R. R. Krishnan	5,000	5	11/3/2020	11/3/2025
	12,000	5	2/8/2021	2/8/2026
M. H. Train	10,000	10	10/7/2014	10/7/2024
	12,000	5	4/6/2021	4/6/2026

(3)	Based on the closing share price of $96.57 on September 29, 2023.

(4)

Consists of performance shares awards granted in fiscal 2022 under the fiscal 2022 – 2024 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2024. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 145% of the target.

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Compensation Tables

(5)

Consists of performance shares awards granted in fiscal 2023 under the fiscal 2023 – 2025 Performance Shares Program (under our 2015 Incentive Shares Plan), subject to performance goals for the period ending September 30, 2025. The number of shares that can be earned at 100% achievement of performance targets under these awards are shown in this column. Participants can earn up to 145% of the target.

(6)

Mr. Dellaquila retired from the Company on September 30, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. Under his letter agreement and subject to compliance with restrictive covenants, Mr. Dellaquila will remain eligible to receive a full payout of any earned awards under the Fiscal 2021 – 2023 and Fiscal 2022 – 2024 Performance Shares Programs, subject to the Company’s achievement of the applicable performance objectives, to be paid at the normal times provided for under the programs. Please see “Description of F. J. Dellaquila Letter Agreement” on page 56 for a description of Mr. Dellaquila’s compensation arrangements.

(7)

Ms. Bosco is retiring from the Company on December 31, 2023. Under her letter agreement and subject to compliance with restrictive covenants, Mr. Bosco will remain eligible to receive a full payout of any earned awards under the Fiscal 2022 – 2024 and Fiscal 2023 – 2025 Performance Shares Programs, subject to the Company’s achievement of the applicable performance objectives, to be paid at the normal times provided for under the programs. Please see “Description of S. Y. Bosco Letter Agreement” on page 57 for a description of Ms. Bosco’s compensation arrangements.

Option Exercises and Stock Vested

The following table provides the number of shares acquired and value realized for our NEOs in 2023 for stock option exercises, performance shares awards earned and vested restricted stock.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(5)
S. L. Karsanbhai	10,000	305,700	123,010	(2)	11,251,443
M. J. Baughman			18,684	(2)	1,708,990
R. R. Krishnan			41,434	(2)	3,789,912
			5,000	(3)	452,250
			1,000	(4)	92,275
S. Y. Bosco	12,000	319,920	37,742	(2)	3,452,194
M. H. Train	22,000	688,820	51,465	(2)	4,707,439
	22,000	1,028,280	10,000	(3)	750,750
			20,000	(3)	1,670,000
F. J. Dellaquila	100,000	2,538,000	51,465	(2)	4,707,439
			10,000	(3)	835,000

(1)	Represents the difference between the option exercise price and the average of the high and low share prices for the Company’s common stock on the day of exercise.

(2)

Reflects the earnings of performance shares granted under the fiscal 2021 – 2023 Performance Shares Program. The performance shares were subject to performance goals for the period ending September 30, 2023, and the percentage earned was 118%. Awards were paid out on November 6, 2023. See “Annual Long-Term Stock Compensation” on page 41 for additional information regarding the program.

(3)

Represents the vesting of 5,000 shares for Mr. Krishnan (vesting term 5 years), 10,000 shares and 20,000 shares, respectively, for Mr. Train (vesting terms of 10 and 5 years), and 10,000 shares for Mr. Dellaquila (vesting term 5 years).

(4)	Represents the vesting of 1,000 RSUs for Mr. Krishnan, with a vesting term of 3 years.

(5)

Values realized for performance shares earned are based on the average of the high and low share prices ($91.4675) on November 6, 2023, the date the Compensation Committee determined that the performance targets for the performance period ended September 30, 2023 had been met. Values for restricted stock and RSUs are based on the average of the high and low share price on the date of vesting, $90.45 on 11/7/2022 (5,000 shares), $75.075 on 10/1/2022 (10,000 shares), $83.50 on 4/30/2023 (20,000 shares and 10,000 shares), and $92.275 on 7/20/2023 (1,000 RSUs), respectively.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	51

Compensation Tables

Pension Benefits

Below is information on the pension benefits for the NEOs under each of the following pension plans.

Emerson Retirement Plan

The Emerson Electric Co. Retirement Plan is a tax-qualified retirement program that covered approximately 31,000 participants on September 30, 2023, including certain NEOs. Plan benefits are based generally on a formula that considers the highest consecutive five-calendar-year average of the executive’s annual cash earnings, base salary plus annual cash incentive (final average earnings), not to exceed the IRS-prescribed limit applicable to tax-qualified plans ($330,000 for calendar year 2023).

The plan provides an annual benefit accrual for each year of service of 1.0% of final average earnings up to “covered compensation” and 1.5% of final average earnings in excess of “covered compensation, ”limited to 35 years of service. When the employee has attained 35 years of service, the annual accrual is 1.0% of final average earnings. “Covered compensation” is based on the average of Social Security taxable wage bases, and varies per individual based on Social Security retirement age. A small portion of the accrued benefits payable from the plan for each of the NEOs (other than Mr. Dellaquila) includes benefits determined under different but lesser pension formulas for periods of prior service at Company business units. In addition, Messrs. Karsanbhai and Train are no longer accruing pension benefit service under the plan. Mr. Baughman does not participate in the plan.

The accumulated benefit that an employee earns over his or her career with the Company is payable upon retirement as a monthly annuity for life with a guaranteed minimum term of five years. The normal retirement age for this plan is 65. Employees who have attained age 55 and 10 years of service are eligible to retire early under the plan. As of September 30, 2023, Mr. Dellaquila and Ms. Bosco were eligible for early retirement. If an employee retires before age 65, the accrued benefit is reduced for the number of years prior to age 65 that the benefit commences (4% for each of the first five years that retirement precedes age 65, and 5% for each additional year). Employees vest in their accrued benefit after five years of service. The plan provides for spousal joint and survivor annuity options. No employee contributions are required.

Benefits under the plan are subject to the limitations under IRC Section 415, which in fiscal 2023 was $265,000 per year for a single life annuity payable at an IRS-prescribed retirement age. This limitation may be actuarially adjusted in accordance with IRS rules for items such as other forms of distribution and different annuity starting dates.

Emerson Pension Restoration Plan

The Emerson Electric Co. Pension Restoration Plan is a non-qualified plan that is an unfunded obligation of the Company. Benefits are payable from the Company’s general operating funds. Participation in, and benefits payable from, the plan is by award, subject to Compensation Committee approval. A participant who terminates employment with a vested retirement benefit will receive at age 65 or later termination of employment a benefit based on the same final average earnings formula as described above for the Emerson Retirement Plan, for all years of service at Emerson, and not subject to the IRS-prescribed limitations on benefits and compensation applicable to the Emerson Retirement Plan. The benefit payable from the Pension Restoration Plan is reduced by the benefit received from the Emerson Retirement Plan. Benefits payable from the Pension Restoration Plan are generally payable as a monthly annuity for life with a guaranteed minimum term of five years, provided that in certain circumstances a participant or a participant’s beneficiary may be eligible to receive a lump sum payment. If an NEO is terminated for cause or engages in actions that adversely affect the Company, the benefits may be forfeited. No pension benefits were paid to any of the NEOs during 2023. At September 30, 2023, only Mr. Dellaquila and Ms. Bosco participated in the Pension Restoration Plan.

The amounts reported in the table below equal the present value of the accumulated benefit at September 30, 2023 for the NEOs under each plan based upon the assumptions described in footnote (2).

Pension Benefits Table

Name	Plan Name	Number Of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
S. L. Karsanbhai(3)	Emerson Electric Co. Retirement Plan	20	$468,000	—
M. J. Baughman(3)	Emerson Electric Co. Retirement Plan	—	—	—
R. R. Krishnan	Emerson Electric Co. Retirement Plan	27	$480,000	—
S. Y. Bosco	Emerson Electric Co. Retirement Plan	19	$890,000	—
	Emerson Electric Co. Pension Restoration Plan	19	$3,386,000	—
M. H. Train(3)	Emerson Electric Co. Retirement Plan	18	$642,000	—
F. J. Dellaquila	Emerson Electric Co. Retirement Plan	32	$1,389,000	—
	Emerson Electric Co. Pension Restoration Plan	32	$8,739,000	—

52	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

(1)

The number of years of service credited under the plans is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Company’s financial statements for the last completed fiscal year.

(2)

The accumulated benefit is based on service and earnings under the plans through September 30, 2023. The present value has been calculated assuming the accumulated benefit as of September 30, 2023, commences at age 65, or current age if older, under the stated form of annuity. In addition, the present value of the Emerson Pension Restoration Plan benefit assumes that the NEO will remain in service until age 65. Except for the assumption that the NEOs remain in service through age 65, the present value is based on the assumptions described in Note 14 to the Company’s fiscal year 2023 financial statements in the Company’s Annual Report on Form 10-K. Specifically, the interest rate assumption is 6.03% for the Emerson Retirement Plan and 5.99% for the Emerson Restoration Plan and the post-retirement mortality assumption is a based on mortality tables of PRI-2012 no collar, annuitant, sex distinct tables projected forward with MP-2021.

(3)	Messrs. Karsanbhai and Train are no longer accruing pension benefit service under the Retirement Plan. Mr. Baughman does not participate in the Emerson Retirement Plan.

Nonqualified Deferred Compensation

The Emerson Electric Co. Savings Investment Restoration Plan (the “Savings Investment Restoration Plan I”) and the Emerson Electric Co. Savings Investment Restoration Plan II (the “Savings Investment Restoration Plan II” and together with the Savings Investment Restoration Plan I, collectively, the “Savings Investment Restoration Plans”) are nonqualified, unfunded defined contribution plans. The plans provide benefits that would have been provided under the Emerson Electric Co. Employee Savings Investment Plan, the Company’s qualified 401(k) plan (the “ESIP”) but could not be provided due to IRC qualified plan compensation limits.

Participants in the Savings Investment Restoration Plans are designated by the Compensation Committee. Participants may defer up to 20% of compensation and the Company will make matching contributions for participants who defer at least 5% of compensation in an amount equal to: (a) for the Savings Investment Restoration Plan I, 50% of the first 5% of those deferrals (not to exceed 2.5% of compensation less the maximum matching amount the participant could have received under the ESIP); and (b) for the Savings Investment Restoration Plan II, 7.5% of the participant’s compensation less (x) the maximum matching amount the participant could have received under the ESIP and (y) any other contribution for the applicable year made on behalf of the participant under the ESIP. Compensation generally includes cash pay (base salary and annual cash incentive) received by a participant, including employee ESIP contributions, and excludes any reimbursements, awards or other payments under equity compensation plans, stock option gains, any severance payments and other incentive payments. Amounts deferred under the plan are 100% vested and are credited quarterly with returns based on the participant’s selection of available investment alternatives, which include an Emerson common stock fund and more than 20 other mutual fund investment alternatives. The Company matching contributions vest 20% each year for the first 5 years of service, after which the participant is 100% vested in all contributions. The matching contributions are credited to a book-entry account reflecting units equivalent to Emerson stock. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts and Company matching contributions are accounted for on the Company’s financial statements and are unfunded obligations of the Company and paid in cash when benefit payments commence.

Generally, distribution of vested account balances occurs in a lump sum no later than one year following termination of employment. Upon retirement, or in other certain instances, participants may receive their account balances in up to 10 equal annual installments, if previously elected. Unvested matching contributions become fully vested upon (i) retirement with Compensation Committee approval on or after the age of 55, (ii) death or disability, (iii) termination of the plan, or (iv) a change of control of the Company. Additionally, under the Savings Investment Restoration Plan II, a participant will be entitled to payment of vested matching contributions only if the Compensation Committee determines that such participant is an executive in good standing at the time the executive terminates employment (whether upon retirement or otherwise); provided, that if such participant is discharged for cause and/or engages in other activity that is harmful to or competitive with the Company, the rights of such participant to such amount will be forfeited and any such amount that has previously been paid to the participant may be recovered by the Company, unless the Committee determines that such activity is not detrimental to the best interests of the Company. All or a portion of any participant’s vested account balance may be distributed earlier in the event of an unforeseeable emergency, if approved by the Compensation Committee. For amounts deferred or vested as of December 31, 2004, a participant may receive a distribution of after-tax deferrals upon 30 days’ notice.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	53

Compensation Tables

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Emerson Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)

S. L. Karsanbhai	203,125	233,062	112,225	—	1,218,744

M. J. Baughman	222,415	61,725	52,925	—	1,309,091

R. R. Krishnan	190,625	39,922	50,204	—	440,467

S. Y. Bosco	299,708	31,557	333,797	—	3,100,376

M. H. Train	138,917	77,781	306,031	—	1,825,506

F. J. Dellaquila	111,917	48,083	606,815	—	5,794,607

(1)

Includes amounts contributed by each NEO and by the Company, respectively, to the Savings Investment Restoration Plans. NEO and Company contributions in the last year have been included in the Salary and All Other Compensation columns, respectively, of the Summary Compensation Table.

(2)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(3)

Includes amounts reported as compensation for the NEOs in the Summary Compensation Table for prior years. The following aggregate amounts of NEO and Company contributions were included in the Summary Compensation Table for fiscal 2022 and 2021, respectively (with the Company portion of the aggregate amount in parentheses): Mr. Karsanbhai-$341,850 ($175,550), $169,491 ($89,593); Mr. Krishnan-$162,915 ($24,998), $39,884 ($7,801); Ms. Bosco-$309,786 ($28,536); Mr. Train-$263,202 ($127,634), $210,154 ($69,764); Mr. Dellaquila-$142,848 ($41,260), $127,063 ($36,701). For prior years, all amounts contributed by an NEO and by the Company have been reported in the Summary Compensation Table in our previously filed proxy statements in the year earned, to the extent the NEO was named in such proxy statements and the amounts were required to be reported in such tables.

Potential Payments upon Termination or Change of Control

As described above, the NEOs do not have any written or oral employment agreements with the Company and have no other agreements that contain severance or “golden parachute” provisions. As described on pages 56 and 57, the terms and conditions of the retirements of Mr. Dellaquila and Ms. Bosco are set forth in letter agreements discussed below.

The information below generally describes payments or benefits under the Company’s compensation plans and arrangements that would be available to all participants in the plans, including the NEOs, in the event of the participant’s termination of employment or of a Change of Control of the Company. Any such payments or benefits that an NEO has elected to defer would be provided in accordance with IRC Section 409A. Payments or benefits under other plans and arrangements that are generally available to the Company’s employees on similar terms are not described.

Conditions and Obligations Applicable to Receipt of Termination/Change of Control Payments

In the event of any termination or Change of Control, all executives participating in stock options, performance shares, restricted stock or the Pension Restoration Plan have the following obligations to the Company.

Stock Options. NEOs are obligated to keep Company information confidential, assign to the Company intellectual property rights, and, during and for one year after termination, not compete with, or solicit the employees of, the Company.

Performance Shares and Restricted Stock. NEOs are obligated not to compete with, or solicit the employees of, the Company during and for two years after termination. For awards granted from November 2018, the awards are also conditioned upon the participant’s compliance with all practices and policies under Emerson’s Ethics and Compliance Program, including the Code of Conduct and Code of Ethics, and that a participant’s actions will reflect Emerson’s Core Value of Integrity. Violations of such Ethics and Compliance Program may result in the forfeiture of such awards or the repayment of any amounts paid under such awards.

Pension Restoration Plan. If an NEO is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, the NEO’s rights to benefits under the Plan will be forfeited, unless the Compensation Committee determines that the activity is not detrimental to the Company.

Savings Investment Restoration Plans. The NEO’s rights to benefits under the Savings Investment Restoration Plan II will be forfeited if the NEO is (a) not in good standing at the time the NEO terminates employment (whether upon retirement or otherwise) as determined by the Compensation Committee, or (b) is discharged for cause, enters into competition with the Company, interferes with the Company’s relations with a customer, or engages in any activity that would result in a decrease in sales by the Company, unless

54	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

the Compensation Committee determines that the activity is not detrimental to the Company.

Additionally, upon retirement or involuntary termination, NEOs generally execute letter agreements reaffirming their applicable confidentiality, non-competition and non-solicitation obligations and may enter into extended non-competition agreements.

Payments Made Upon Retirement

Upon retirement, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash incentive award would be paid, subject to satisfaction of any pre-established performance conditions;

•

Upon retirement, as determined by the Compensation Committee, all unvested stock options held for at least 12 months before retirement would vest, and all unexercised options could be exercised for a period of five years after retirement, up to the original option term;

•

Upon retirement after age 65, the NEOs would receive a prorated payout of performance shares, as reasonably determined by the Compensation Committee, subject to satisfaction of pre-established performance conditions, to be paid after the applicable performance period. Before age 65, the Compensation Committee has the discretion to determine whether a NEO would receive a prorated, other or no payout of performance shares, which payout would be made after the performance period, subject to the satisfaction of performance conditions;

•

The Compensation Committee has the discretion to determine whether to allow the NEOs to continue to vest in restricted stock following retirement, or to reduce the vesting period to not less than three years;

•

If not previously vested, the NEOs would be vested in Company contributions to the Savings Investment Restoration Plans if retirement occurs with the approval of the Compensation Committee on or after age 55; and

•	Under the Company’s Pension Restoration Plan, an NEO’s benefit commences after age 65 or later retirement and is paid as a monthly annuity, or a lump sum if elected.

Payments Made Upon Death or Disability

Upon death or total disability, the Company’s compensation plans and arrangements provide as follows:

•	The Compensation Committee has the discretion to determine whether any annual cash incentive award would be paid, subject to satisfaction of any pre-established performance conditions;

•	All unvested stock options would vest immediately, and be exercisable for a period of one year, up to the original option term;

•

The Compensation Committee has the discretion to determine whether the NEOs would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•

Restricted stock will be prorated for years of service during the vesting period and distributed free of restriction at the end of the vesting period, with Compensation Committee discretion to reduce the vesting period to not less than three years;

•	If not previously vested, the NEOs would vest in Company contributions to the Savings Investment Restoration Plans;

•

Upon the death of an NEO participating in the Pension Restoration Plan, the surviving spouse would receive, in the form of a monthly annuity payment commencing at the NEO’s earliest retirement date, 50% of the actuarially equivalent accrued benefit. The estate of a single person who dies while employed will receive a lump sum benefit as of the date of death which is actuarially equivalent to the annuity that the surviving spouse of a married person would have received. Upon termination due to disability, benefits would start the later of when the NEO reaches age 65 or termination, and be paid in the form of a monthly annuity or a lump sum distribution; and

•	Upon an NEO’s death, the beneficiaries would receive proceeds from Company provided term life insurance.

Payments Made Upon Other Termination

If an NEO’s employment terminates for any other reason (i.e., voluntary termination, termination for cause or involuntary termination), he or she would only receive:

•

Payment of the vested portion of the NEO’s accounts in the Savings Investment Restoration Plans, in a single lump sum after termination, subject, in the case of any Savings Investment Restoration Plan II account, to (i) the Compensation Committee’s determination that the NEO is in good standing at the time of the termination, and (ii) the NEO not being discharged for cause or engaging in other activity that is harmful to or competitive with the Company, as provided under the Savings Investment Restoration Plan II.

Under the Company’s compensation plans and arrangements, the Compensation Committee may also, in its discretion, determine whether to provide any additional payments or benefits to the NEO. This exercise of discretion is unlikely to result in any additional benefits in the case of a voluntary resignation or termination for cause. This includes the discretion to:

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Compensation Tables

•	Determine whether any annual cash incentive award would be paid, subject to satisfaction of pre-established performance conditions;

•	If termination occurs with Company consent, the Compensation Committee may allow the NEO up to three months after termination, up to the original option term, to exercise vested stock options;

•	Determine whether the NEO would receive full, partial or no payout of performance shares after the performance period and subject to satisfaction of pre-established performance conditions;

•	Determine whether to allow the NEO to continue to vest in restricted stock, or to reduce the vesting period to not less than three years; and

•

Determine whether an NEO terminated for cause or for engaging in actions that adversely affect the Company will forfeit the right to receive vested benefits under the Pension Restoration Plan starting after the later of age 65 or termination, paid in the form of a monthly annuity or a lump sum distribution.

Payments Made Upon Change of Control

Upon a Change of Control, the Company’s compensation plans and arrangements provide as follows:

•	Annual cash incentive awards are not paid;

•

All unvested stock options become fully exercisable if either the options have not been appropriately assumed by the acquiror, or within two years after the change of control, the optionee is involuntarily terminated other than for cause, the optionee’s title, duties or responsibilities are adversely changed, or the optionee is required to relocate;

•

Performance objectives of outstanding performance shares awards would be deemed satisfied, with payout made immediately. For performance shares granted under the shareholder approved 2015 Incentive Shares Plan, performance objectives would be deemed satisfied at the highest level provided for in the award, if a “double trigger” event occurs, meaning that in connection with a change of control (a) the award has not been appropriately assumed or an equivalent award substituted by the acquiror, (b) cash is the primary form of consideration paid to shareholders, or (c) following the change of control, the holder is involuntarily terminated other than for cause, or within two years after the change of control, the holder’s title, duties or responsibilities are adversely changed, or the holder is required to relocate by more than 50 miles;

•

All restricted stock awarded under the 2006 Incentive Shares Plan would vest immediately. Restricted stock and restricted stock units awarded under the 2015 Incentive Shares Plan would vest immediately if a “double trigger” event (as defined above) occurs;

•	The NEO would vest in all unvested Company contributions to the Savings Investment Restoration Plans, and the vested amount would be paid in a single lump sum; and

•

An NEO participating in the Pension Restoration Plan would become fully vested and could elect immediate payment in the form of a lump sum or a life annuity. In early fiscal 2016, for benefits accruing after 2004, the Plan was amended to conform the assumptions used in calculating lump sums payable to the assumptions used by the Company to accrue liabilities with respect to U.S. retirement plans for financial reporting purposes, as set forth in the Company’s Annual Report on Form 10-K.

“Change of Control” Definition

“Change of Control” generally means: (i) the acquisition of beneficial ownership of 20% or more of the Company’s common stock, (ii) individuals who currently make up the Company’s Board of Directors (or who subsequently become Directors after being approved for election by at least a majority of current Directors) ceasing to make up at least a majority of the Board, or (iii) approval by the Company’s shareholders of (a) a reorganization, merger or consolidation which results in the ownership of 50% or more of the Company’s common stock by persons or entities that were not previously shareholders; (b) a liquidation or dissolution of the Company; or (c) the sale of substantially all of the Company’s assets. With respect to participants who have deferred payment of earned awards under the 2006 Incentive Shares Plan, and as provided for in the 2015 Incentive Shares Plan, the Change of Control must also meet the requirements of IRC Section 409A and any transaction referenced in (iii) above must have actually occurred, rather than merely have been approved. With respect to the Company’s Pension Restoration Plan and Savings Investment Restoration Plans, a Change of Control refers to a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such terms are defined under IRC Section 409A and the regulations promulgated thereunder.

Description of F. J. Dellaquila Letter Agreement

Mr. Dellaquila retired from his role as Chief Financial Officer of the Company effective May 10, 2023 and remained an employee of the Company in the role of Senior Advisor to the CEO until September 30, 2023. On May 2, 2023, the Company and Mr. Dellaquila entered into a letter agreement in connection with his retirement.

Under the letter agreement, Mr. Dellaquila agreed, among other things: (i) not to compete with, or solicit or hire the employees of, the Company or any of its subsidiaries during a period of four years from the retirement date; (ii) not to use or disclose any confidential

56	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations he has to the Company; and (iv) to comply with non-disparagement obligations. Mr. Dellaquila also released and discharged the Company, its affiliates, and its and their respective directors, officers, employees, agents and other parties from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policies.

Under the Letter Agreement, Mr. Dellaquila continued to receive his base salary and certain other benefits through September 30, 2023. Mr. Dellaquila remained eligible to receive his fiscal 2023 annual cash incentive based on the Company’s financial performance for fiscal 2023. As permitted under the Company’s 2015 Incentive Shares Plan, Mr. Dellaquila remained eligible to receive a full payout of any earned awards under the Fiscal 2021 – 2023 Performance Shares Program, and a full payout of any earned awards under the Fiscal 2022 – 2024 Performance Shares Program, subject, in each case, to the Company’s achievement of the applicable performance objectives, to be paid at the times provided for under the programs.

Mr. Dellaquila remained eligible to receive benefits earned under the Company’s qualified and non-qualified pension plans, pursuant to the terms and conditions of and to be paid in the manner and at the times set for in such plans. He remained eligible to receive distributions under the qualified and non-qualified 401(k) and profit-sharing retirement savings plans, as provided under those plans.

If Mr. Dellaquila violates any of his obligations to the Company under the Letter Agreement, he will forfeit all payments to be made or benefits provided under the Letter Agreement and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to him under the Letter Agreement prior to the date of breach.

Description of S. Y. Bosco Letter Agreement

Ms. Bosco is retiring her role as Chief Legal Officer of the Company effective December 31, 2023. On November 28, 2023, the Company and Ms. Bosco entered into a letter agreement in connection with her retirement.

Under the letter agreement, Ms. Bosco agreed, among other things: (i) not to compete with, or solicit or hire the employees of, the Company or any of its subsidiaries during a period of four years from the retirement date; (ii) not to use or disclose any confidential information of the Company; (iii) to reaffirm all existing non-compete, invention, non-disclosure and non-solicitation obligations she has to the Company; and (iv) to comply with non-disparagement obligations. Ms. Bosco also released and discharged the Company, its affiliates, and its and their respective directors, officers, employees, agents and other parties from any and all claims or liabilities of whatever nature and will remain subject to the Company’s clawback policies.

Under the Letter Agreement, Ms. Bosco will continue to receive her base salary and certain other benefits through December 31, 2023. As permitted under the Company’s 2015 Incentive Shares Plan, Ms. Bosco remains eligible to receive a full payout of any earned awards under the Fiscal 2022 – 2024 Performance Shares Program, and a full payout of any earned awards under the Fiscal 2023 – 2025 Performance Shares Program, subject, in each case, to the Company’s achievement of the applicable performance objectives, to be paid at the times provided for under the programs.

Ms. Bosco remains eligible to receive benefits earned under the Company’s qualified and non-qualified pension plans, pursuant to the terms and conditions of and to be paid in the manner and at the times set for in such plans. She remains eligible to receive distributions under the qualified and non-qualified 401(k) and profit-sharing retirement savings plans, as provided under those plans.

If Ms. Bosco violates any of her obligations to the Company under the Letter Agreement, she will forfeit all payments to be made or benefits provided under the Letter Agreement and will repay to the Company, as liquidated damages, one-half of the economic value of all benefits provided to her under the Letter Agreement prior to the date of breach.

Quantification of Payments and Benefits

The following tables quantify the potential payments and benefits upon termination or a Change of Control for each of the NEOs, assuming the event occurred on September 30, 2023, given the NEO’s compensation and service level as of that date and, if applicable, based on the Company’s closing share price of $96.57 on September 29, 2023, the last business day of the fiscal year. Other benefit assumptions are set forth in footnotes to the tables. See above for a description of the retirement arrangements applicable to Mr. Dellaquila and Ms. Bosco. Due to the number of factors that affect the nature and amount of benefits provided upon a termination or Change of Control any actual amounts paid or distributed may be different. None of the payments set forth below would be grossed-up for taxes.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	57

Compensation Tables

S. L. Karsanbhai

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	35,277,016	(7)
Restricted Stock	—	(8)	2,848,815	(9)	2,848,815	(9)	—	(8)	—	(8)	7,242,750	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

M. J. Baughman

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	$5,988,513	(7)
Restricted Stock	—	(8)	386,280	(9)	386,280	(9)	—	(8)	—	(8)	965,700	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

R. R. Krishnan

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	10,556,038	(7)
Restricted Stock	—	(8)	985,014	(9)	985,014	(9)	—	(8)	—	(8)	1,641,690	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		—		—		—		—		—

M. H. Train

Executive Benefits and Payments Upon Termination	Retirement ($)		Death ($)		Disability ($)		Voluntary or For Cause Term. ($)		Invol. Term. not for Cause ($)		Change of Control ($)(12)
Annual Cash Incentive	—	(1)	—	(1)	—	(1)	—	(2)	—	(1)	—	(3)
Stock Options	—	(4)	—	(4)	—	(4)	—		—		—	(4)
Performance Shares	—	(5)(6)	—	(5)(6)	—	(5)(6)	—	(2)(5)	—	(5)(6)	5,658,051	(7)
Restricted Stock	—	(8)	1,332,666	(9)	1,332,666	(9)	—	(8)	—	(8)	2,124,540	(10)
Pension Restoration Plan	—		—		—		—		—		—
Life Insurance Benefits	—		200,000	(11)	—		—		—		—

(1)

The Committee has discretion whether or not to pay an annual cash incentive, subject to satisfaction of performance conditions. For illustrative purposes only, the annual cash incentives paid for fiscal 2023 were: Mr. Karsanbhai-$3,600,576; Mr. Baughman -$941,640; Mr. Krishan-$1,635,900; and Mr. Train-$1,117,200.

58	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

(2)	This column assumes the Committee would exercise its discretion not to pay an annual cash incentive or make a payout of outstanding performance shares.

(3)	There would be no acceleration or special treatment for annual cash incentive opportunities for the year in which the Change of Control occurs.

(4)

Represents the closing share price of $96.57 minus the exercise price times the number of outstanding options for all in-the-money, unvested options. All options held by the named executive officers are fully vested.

(5)	The Committee has discretion to provide a prorated, other or no payout, subject to the achievement of performance conditions.

(6)	Assumes the Committee does not allow any payout for the performance shares awards granted in 2022 or 2023. See Outstanding Equity Awards at Fiscal Year-End table on page 50.

(7)	The amount shown includes the entire amount of 2022 and 2023 awards at the highest level. See note (13).

(8)	Assumes Committee would exercise its discretion to not allow any further vesting.

(9)	Represents pro rata value of all unvested restricted stock, based on years elapsed rounded to whole years.

(10)	Represents the value of all unvested shares of restricted stock.

(11)	Represents face amount of policies paid for by the Company which are not generally available to all employees.

(12)	The Change of Control column assumes that the applicable conditions for a “double trigger” change in control were met as of September 30, 2023.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined the ratio of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

As is permitted under the SEC rules, to determine our median employee in 2023, we used “Base Pay, Shift Premium and Overtime, Bonus and Commission or equivalent” as our consistently applied compensation measure. As of our determination date of July 1, 2023, we collected wages for 61,379 employees. Applying the 5% de Minimis exemption, we excluded 3,044 employees from 6 countries (4.96% of the global workforce), under the 5% de Minimis rule, resulting in a remainder of 58,335 employees. Excluded countries and employee counts were as follows: Colombia (25), Hungary (1,326), Malaysia (664), Slovakia (839), Turkey (116) and Ukraine (74).

Applying a valid statistical sampling methodology to the remaining 58,335 employees, we produced a sample of employees within a 5% range of the estimated median of the established compensation measure, then selected an employee from within that group as our median employee.

We determined that the 2023 Summary Compensation Table total compensation and value of nondiscriminatory benefits for our CEO and median employee were $18,334,743, and $47,840, respectively, which includes $17,549 and $8,664 in company-paid benefits, respectively. The Company provided benefits are not included in the compensation of our CEO in the Summary Compensation Table on page 47. The estimate of the ratio of CEO pay to median worker pay calculated using a methodology consistent with the SEC rules as described above is 383:1.

As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	59

Compensation Tables

Pay vs. Performance
As required by Item 402(v) of Regulation S-K, the following table and accompanying narrative sets forth information concerning the compensation of our NEOs for each of the last three fiscal years and our financial performance for each such year in accordance with the SEC’s pay versus performance (“PVP”) disclosure rules. Under the PVP rules, the SEC has developed a new definition of pay, referred to as compensation actually paid (“CAP”), which is compared here to certain performance measures defined by the SEC.
The Committee does not use CAP as a basis for making compensation decisions, nor
does it
use
the performance measures defined by the SEC for the PVP table to measure performance for incentive plan purposes. Refer to “Compensation Discussion and Analysis” above for details on how we align pay with performance.

Year	Summary Compensation Table Total for PEO(1) (Karsanbhai)	Summary Compensation Table Total for PEO(1) (Farr)	Compensation Actually Paid to PEO(1)(2) (Karsanbhai)	Compensation Actually Paid to PEO(1)(2) (Farr)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) (4)	Adj. EPS (5)
							Emerson TSR (3)($)	Peer Group TSR(3) ($)

2023	$18,317,194	N/A	$29,057,107	N/A	$4,795,129	$7,335,684	160.11	146.36	$13,219	$4.44

2022	$15,178,106	N/A	$8,202,846	N/A	$5,294,490	$2,830,506	118.57	114.23	$3,231	$3.64

2021	$15,806,036	$15,066,763	$21,037,695	$30,144,401	$5,524,580	$8,847,430	149.12	134.55	$2,303	$3.01

(1)
The principal executive officer (“PEO”) and the non-PEO NEOs for each fiscal year are as follows: 2023 – PEO: S. L. Karsanbhai; NEOs: M. J. Baughman, R. R. Krishnan, S. Y. Bosco, M. H. Train and F. J. Dellaquila; 2022 – PEO: S. L. Karsanbhai; NEOs: F. J. Dellaquila, R. R. Krishnan, M. J. Bulanda and S. Y. Bosco; 2021 – PEOs: S. L. Karsanbhai and D. N. Farr; NEOs: F. J. Dellaquila, R. R. Krishnan, M. J. Bulanda, J. P. Froedge, and M. H. Train.

(2)
In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts
that have been previously reported in the Summary Compensation Table (“SCT”) in previous years, as the SEC’s required valuation methods for this disclosure differ from those required in the SCT. The table below provides the adjustments to the SCT total compensation made to arrive at the compensation actually paid for the PEO and the average for Non-PEO NEOs. The amounts below for performance shares assume that the targeted award
is earned, with actual amounts used for the year in which the award vests.

	2023		2022		2021

	PEO	Average for Non-PEO NEOs	PEO	Average for Non-PEO NEOs	PEO (Karsanbhai)	PEO (Farr)	Average for Non-PEO

SCT Total Compensation	$18,317,194	$4,795,129	$15,178,106	$5,294,490	$15,806,036	$15,066,763	$5,524,580

Less: Stock Awards column in the SCT	$(12,912,123)	$(2,271,575)	$(11,060,131)	$(3,015,166)	$(12,651,359)	$(11,599,962)	$(3,920,122)

Less: Change in the Pension Value column of SCT	$(11,000)	$(308,200)	$—	$(494,250)	$(16,000)	$—	$(171,200)

Add: Fair value of unvested stock awards granted in FY, determined at FYE (a)	$14,327,521	$2,548,659	$8,038,447	$2,191,408	$15,000,973	$15,729,328	$4,955,598

Change in fair value of outstanding and unvested stock awards granted in prior FYs from prior FYE to applicable FYE (b)	$4,325,440	$787,787	$(3,760,581)	$(1,059,805)	$1,553,550	$4,512,346	$1,494,446

Change in fair value of stock awards granted during prior FYs that vested during the applicable FY, based on change in fair value from prior FY end to vesting date(c)	$4,246,211	$1,468,230	$(568,314)	$(466,769)	$990,662	$4,861,164	$647,294

Add: Dividends paid during applicable FY prior to vesting date (to the extent not otherwise included) (d)	$763,865	$232,224	$375,318	$223,617	$353,833	$992,846	$231,933

Add: Service cost for pension plans(e)	$—	$83,430	$—	$156,982	$—	$581,917	$84,902

Add: Prior service cost for pension plans (f)	$—	$—	$—	$—	$—	$—	$—

Compensation Actually Paid	$29,057,107	$7,335,684	$8,202,846	$2,830,506	$21,037,695	$30,144,401	$8,847,430

60	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Compensation Tables

(a)
For each fiscal year includes performance share awards granted that year. For fiscal 2021 and fiscal
2022, also includes restricted stock awards granted that year. Amounts are computed in accordance with FASB ASC Topic 718 and do not correspond to the actual value that will be realized.

(b)
For each fiscal year includes change in fair value for performance share awards, restricted stock awards and RSU awards granted in prior fiscal years that remain outstanding and unvested at the end of that year.

(c)
For each fiscal year includes change in fair value for performance shares awards earned for the performance period ending on September 30 of that fiscal year and restricted stock that vested that year, as of the vesting date.

(d)	Includes the value of dividends on restricted stock and dividend equivalents on performance shares for each fiscal year prior to the vesting date.

(e)	Includes for each fiscal year, the service cost calculated as the actuarial present value of each NEO’s benefit under pension plans attributable to services rendered during the covered fiscal year.

(f)
Includes for each fiscal year, the prior service cost, calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods
prior to the amendment (or initiation).

(3)
For each fiscal year, includes the cumulative TSR of the Company since September 30, 2020 and the S&P 500 Capital Goods Ind
e
x calculated in a manner consistent with our stock performance graph in our Annual Report to Shareholders, assuming $100 invested on September 30, 2020 in stock or index, including reinvestment of dividends.

(4)
For each fiscal year, consists of net earnings as disclosed in our annual financial statements, which includes the impact of discontinued operations. In 2023, this impact included the significant gains from the sale of the Company’s majority interest in its Climate Technologies business and the sale of its InSinkErator business. Earnings from continuing operations for each year were: 2023-$2,152, 2022-$1,886 and 2021-$1,414.

(5)	Adjusted EPS is calculated as described in Appendix D, GAAP to Non-GAAP Reconciliations.
Relationship between Pay and Performance
Below are graphs showing the relationship of “compensation actually paid” (“CAP”) to our Chief Executive Officer and other NEOs for fiscal 2023, 2022 and 2021 to each of the following: (1) cumulative TSR of both Emerson and the S&P 500 Capital Goods Index (“Peer”), (2) Emerson’s net income and (3) Emerson’s adjusted EPS. As discussed above, CAP, as calculated under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on various assumptions including year-end stock prices, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals and, as disclosed below is more closely correlated with TSR than the other measures. For a discussion of how our Compensation Committee assessed Emerson’s performance and our NEOs’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in prior years.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	61

Compensation Tables

Financial Performance Measures
The following table lists the financial performance measures that, in the Company’s assessment, represent the most important financial performance measures used to link compensation actually paid to our NEOs, for fiscal 2023, to company performance:

Performance Measures
Adjusted EPS
Cumulative free cash flow
Operating cash flow
As discussed above in greater detail under “Compensation Discussion and Analysis”, performance shares awards are our primary long-term compensation element. Beginning in fiscal 2022, our Compensation Committee determined to utilize adjusted EPS and cumulative FCF as the performance objectives for performance shares. Also, as discussed above, our annual cash incentive is our primary short-term incentive compensation element. For the fiscal 2023 annual cash incentive, the Committee determined to shift to a formulaic annual cash incentive structure with pay dependent on the Company’s progress toward objective pay criteria utilizing adjusted EPS, operating cash flow and non-financial metrics that for fiscal 2023 were sustainability and human capital management goals.

62	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Proxy Item No. 3

 Vote on Amendment to Restated Articles of Incorporation to Declassify the Company’s Board of Directors

After careful consideration, the Board is once again submitting for approval by shareholders the following proposed amendments to our Restated Articles of Incorporation to eliminate, over a period of three years, the classification of our Board of Directors, without affecting the unexpired terms of Directors. We made a similar proposal in 2020 and 2013.

Article 5 of our Restated Articles of Incorporation currently provides that our Directors are divided into three classes, with the term of office of one class expiring each year and the Directors in each class serving three-year terms. After considering the advantages and disadvantages of declassification, including feedback from shareholders and views of commentators, the Board has determined it is in the best interests of the Company and its shareholders to amend the Restated Articles of Incorporation of the Company to declassify the Board over the next three years. This would result in a fully declassified Board by the 2027 Annual Meeting of Shareholders.

If the proposed amendments are adopted and become effective, Directors in office immediately following this Annual Meeting of Shareholders would serve out their three-year terms, but Directors elected by shareholders after this Annual Meeting would be elected to one-year terms. Beginning at the 2025 Annual Shareholders’ Meeting, all Directors would be subject to annual election for one-year terms.

The proposed changes to Article 5 are set forth in their entirety in Appendix B to this proxy statement. Additions to the Restated Articles of Incorporation are indicated by underlining and deletions are indicated by strike-outs.

In accordance with Missouri law, the Board of Directors has adopted resolutions submitting these proposed amendments to shareholders and is recommending them to shareholders for approval.

The affirmative vote of 85% of the total voting power of all outstanding shares, whether or not present or represented by proxy at the 2024 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors. See information about the voting standard for this proposal on page 78. We submitted this proposal in 2020 and 2013 and, while it received significant support, it did not receive the 85 percent vote required for adoption. Because brokers may not cast a vote on this proposal without your instruction, it is very important that you vote your shares.

If the proposed amendments are adopted and become effective, the Board will adopt conforming amendments to our Bylaws.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	63

 Proxy Item No. 4

 Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

Emerson is requesting shareholders to approve the Emerson Electric Co. 2024 Equity Incentive Plan (the “2024 Plan” or “Plan”). On November 7, 2023, the Board of Directors of the Company adopted the 2024 Plan, subject to approval by the shareholders. The 2024 Plan authorizes the issuance of up to 16,000,000 shares of common stock, subject to adjustment, in the form of awards of performance shares, restricted shares, restricted stock units (“RSUs”), stock options, stock appreciation rights (“SARs”) and other share-based awards.

Key Compensation Plan. The 2024 Plan is a key component of our continuing program of key executive incentive compensation. The Plan is designed to benefit the Company and its shareholders by attracting and retaining the best executive talent, motivating management and aligning their interests with shareholders.

•

Performance shares are the primary element of long-term compensation for our named executive officers and are the linchpin of our pay for performance philosophy, as discussed in the Compensation Discussion and Analysis on pages 29 to 46.

•

Performance shares focus management’s efforts on long and short-term performance, including earnings per share growth, share price appreciation, cash flow and dividend growth, aligning management and shareholder interests.

•	Our restricted stock and RSU program has been highly selective and has been an important management succession planning and retention tool.

•	Currently, these programs are authorized under our 2015 Incentive Shares Plan (the “2015 Plan”).

Board Considerations and Determination in the Adoption of the 2024 Plan.

The Board of Directors believes that the 2024 Plan is needed to continue to provide long-term incentives to executives for service to us and our shareholders and to assist in attracting and retaining highly qualified individuals as employees. Under the Company’s current forecasts, we expect the share reserve under the existing equity compensation plans will not allow us to continue our equity compensation program in its current format beyond 2024. While the Company could increase cash compensation if it is unable to grant equity incentives, Emerson anticipates that it will have difficulty attracting, retaining and motivating its employees if it is unable to make equity grants to them. The Board of Directors believes that the 16,000,000 shares that would be authorized under the 2024 Plan, together with the remaining shares available under the 2015 Plan and the 2006 Incentive Shares Plan (the “2006 Plan”, and together with the 2015 Plan, the “Prior Plans”), will be sufficient for the Company to continue its equity compensation program for approximately 8 years. However, there can be no certainty as to the future use of shares under the 2024 Plan (assuming it is approved by shareholders), because awards under the 2024 Plan are discretionary, the Company may grant a different mix of equity awards than in the past, and other factors, such as the price of the Company’s common stock, may affect the rate at which shares are used under the 2024 Plan.

In recommending that the Board of Directors adopt the 2024 Plan, the Committee considered the Company’s historical and expected usage of equity compensation (also referred to as burn rate), the number of shares remaining for awards under the Prior Plans, potential dilution from the 2024 Plan, the importance of continuing the Company’s long-standing successful compensation program, the number of shares relative to our peers and anticipated grant practices, and the potential effect of the 2024 Plan on the Company’s shareholders. The Plan design and terms were reviewed by the Committee’s independent, third-party consultant and the results of that review were presented to and discussed by the Committee. In particular, the Committee considered the following:

•

As of September 30, 2023, approximately 2,747,000 shares remained available for issuance under the Prior Plans and the Company’s other equity compensation plan, approximately 5,954,000 full value awards (that is, awards other than stock options and stock appreciation rights) were issued and outstanding and approximately 589,000 stock options were outstanding under these plans. As of that date, the weighted average exercise price of the Company’s outstanding stock options was $53.35, and the weighted average remaining contractual term for the outstanding stock options was 2.10 years.

•

In connection with the National Instruments Corporation acquisition in October 2023, the Company assumed outstanding and unvested awards of restricted stock units and performance stock units granted under the National Instruments Corporation 2022 Equity Incentive Plan (the “2022 NIC Plan”), the National Instruments Corporation 2020 Equity Incentive Plan (the “2020 NIC Plan”) and the National Instruments Corporation 2015 Equity Incentive Plan (the “2015 NIC Plan” and, collectively with the 2022 NIC Plan and the 2020 NIC Plan, the “NIC Plans”) and converted these awards into awards of time-based restricted stock units with respect to 2,113,555 shares of the Company’s common stock. No future awards will be granted under any of the NIC Plans and those plans will be discontinued going forward.

64	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

•

Burn rate is a measure of the number of shares subject to equity awards that Emerson grants annually, which helps indicate the life expectancy of the Company’s equity compensation plans and is a measure of shareholder dilution. The Company’s average burn rate (the number of shares granted divided by the weighted average basic shares outstanding) over the past three fiscal years is approximately 0.28%.

For illustrative purposes, the following table shows aggregate outstanding performance shares, restricted stock, restricted stock units and options granted over the last three fiscal years to all eligible employees of the Company:

Award	2021	2022	2023
Performance Shares(1)	2,129,000	1,346,000	1,414,000
Restricted Stock	169,000	113,000	65,000
Restricted Stock Units	189,000	204,000	167,000
Stock Options	0	0	0

(1)	Assumes the maximum payouts, where applicable, for outstanding awards under each program as of September 30, 2023.

•

Overhang (the sum of the number of shares subject to outstanding equity awards and number available for future grant divided by basic shares outstanding plus our equity overhang) is another measure of the dilutive impact of our equity compensation programs. As of September 30, 2023, the Company’s overhang represented approximately 1.71% of the number of shares outstanding (approximately 4.45% including the 16,000,000 shares to be authorized under the 2024 Plan).

Key Features of the 2024 Plan. Important features of the 2024 Plan include:

•	The Plan provides for administration by independent directors.

•	No awards are issued at a discount to fair market value.

•	All awards generally have a minimum vesting period of one (1) year from the date of grant.

•

The Plan does not include liberal share counting polices, such as allowing shares tendered or withheld for taxes, shares used to pay the exercise price, or shares purchased with option proceeds to be added back to the shares available under the Plan.

•	The Plan expressly prohibits the repricing of stock options and stock appreciation rights without shareholder approval.

•	The Plan does not contain a “liberal” change of control definition (e.g., mergers require consummation).

•	The Plan contains a “double trigger” change of control provision.

•	All awards under the Plan are subject to the Company’s clawback policy.

The complete text of the 2024 Plan is set forth as Appendix C to this proxy statement. The following summary of certain provisions of the 2024 Plan is qualified by reference to the Plan’s text.

Eligibility. Participants in the 2024 Plan consist of such employees of the Company or any of its subsidiaries or affiliates, or of any subsidiary of its subsidiaries or affiliates, to whom the Committee, in its discretion, makes an award. There are currently approximately 1,750 worldwide employees who are eligible to participate in the 2024 Plan.

Stock Subject to the Plan. The 2024 Plan authorizes the award of 16,000,000 shares of common stock, subject to adjustment to reflect subsequent stock dividends, extraordinary cash dividends, recapitalization, mergers, consolidations, stock splits, spin-offs and similar matters.

If an award is canceled, forfeited or otherwise terminated, then the shares subject to such award will again be available under the 2024 Plan. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards in connection with the Company acquiring another entity (“acquisition awards”) will not reduce the maximum number available under the Plan. However, any shares tendered or withheld for taxes will be counted against the maximum number of shares available. If any stock option is exercised by tendering shares in connection with it exercise, the maximum number of shares available under the Plan will be reduced by the full number of shares for which the stock option is exercised. Any shares that are repurchased by the Company on the open market or in private transactions will not be added to the maximum number of Shares available under the Plan. If a stock appreciation right is exercised, the maximum number of shares available under the Plan will be reduced by the full number of shares for which a stock appreciation right is exercised. The maximum number of shares for which awards may be granted to a participant during any calendar year shall be 1,000,000, subject to adjustment as provided in the Plan.

Administration. The 2024 Plan is administered by the Compensation Committee, or such other committee of the Board as may be authorized by the Board of Directors (“Committee”). Members must be (i) “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, and (ii) “independent directors”, including as members of a compensation committee under NYSE rules. The Committee has the authority to interpret the plan, determine awards and their terms, including, determining the individuals to whom,

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Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

and the time or times at which, awards will be granted and the number of shares to be subject to an award, establish or waive any rules, and make any other determination in administering the Plan, including, but not limited to, determining the timing of when any termination of employment occurs for purposes of the Plan. The Committee’s decisions will be final and conclusive. To the extent permitted by applicable laws and regulations and guidelines of the New York Stock Exchange, or any other stock exchange or quotation system on which the shares of the Company’s common stock are then principally listed or quoted, the Committee may delegate to a sub-committee of the Committee or one or more officers of the Company, including the CEO, any or all of their respective authority and responsibility to administer the Plan; provided that the Committee may not delegate such authority with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act to one or more officers of the Company.

Performance Shares. The Committee may establish one or more performance programs in which shares may be awarded as performance shares. Performance shares represent the right to receive payment (as described below) to the extent specified performance objectives are achieved during the applicable performance period. Performance periods may overlap.

The Committee may make awards to participants in any one or more of the performance programs. During a performance period, the Committee may, in its discretion, award performance shares to new participants in the performance program, or, in cases of significant promotion or additional responsibility, to any one or more existing participants in the performance program, subject to the maximum number of shares under the plan. Awards of performance shares may be conditioned on the participant’s continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.

Target levels. The Committee will establish a target performance objective or objectives for an award at the beginning of the applicable performance period, which need not be the same for all participants. At the time it establishes the performance targets the Committee will establish the formula or other methodology for determining the performance shares that will be earned based on the level of achievement of the performance target or targets, including setting any minimum or maximum payouts for any target objective in any performance period. The Committee may not make any payout greater than the amount earned under the established formula or methodology. The Committee may, in its discretion and when determined to be in the best interests of the Company, reduce the amount paid pursuant to an earned award.

Payout. Prior to making a performance share payment following expiration of the performance period, the Committee will certify in writing the level of achievement of the applicable performance objective(s) and the amount of payments to be made to each participant. Performance will be measured against the performance targets, and the Committee will determine what portion of a performance shares award is earned based on the established methodology, up to the stated maximum limit. A participant will receive an amount equal to the fair market value of one share of common stock for each performance share earned. Fair market value means the closing price of the Company’s common stock as reported on the New York Stock Exchange or such other stock exchange or quotation system on which the shares of the Company’s common stock are then principally listed or quoted; provided, however, that the Committee may adopt any criterion for the determination of such fair market value as it may determine to be appropriate.

The Committee may also establish additional vesting conditions for payment. Payment may be made in shares of common stock and cash or in any combination as determined by the Committee. Payment timing is intended to comply with Section 409A of the IRC. The Committee may, in its discretion, require or permit participants to defer payment under rules it may establish.

Performance Measures. Performance objectives may be based upon, without limitation, one or more of the following criteria, or such other criteria as the Committee may determine: sales, profit, operating profit, earnings before interest and taxes (EBIT), adjusted EBIT, earnings before interest, taxes, and amortization (EBITA), adjusted EBITA, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, pre-tax earnings, earnings, net earnings, any related margins, earnings per share (EPS), adjusted EPS, asset management, cash flow, operating cash flow, free cash flow, free cash flow conversion, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total shareholder return, relative total shareholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital, geographic expansion, non-cash equity based compensation expense, human resources management, and development and achievement of ESG goals and objectives (including, without limitation, goals regarding diversity, equity and inclusion and the reduction in greenhouse gas emissions).

The performance objectives may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, acquisitions or dispositions, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company’s financial results, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program.

Conditions to Payment. Unless otherwise determined by the Committee, in order to receive payment of performance shares a participant must have been continuously employed by the Company or a subsidiary or affiliate from the date of the award through the expiration of the performance period, and must remain employed with the Company or a subsidiary or affiliate, except for approved leaves of absence, on the payment date. However, in the event of retirement at age 60, a participant would receive a pro-rated amount, determined by the Committee, based on the level of achievement of the performance objectives determined at the end of the performance period. Moreover, the Committee has the discretion to allow a participant whose employment is terminated due to death, disability or otherwise, to receive a pro-rata or other payment (or no payment), subject to the level of achievement of the performance objectives at the end of the performance period.

66	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

Restricted Shares and RSUs. The Committee may also grant restricted shares or restricted stock units (RSUs), which are subject to a restriction period but not subject to performance programs or performance objectives. An award of restricted shares is an award of actual shares of common stock subject to restrictions and forfeiture. An RSU represents the right to receive one share of common stock, subject to restrictions and forfeiture.

Restricted stock and RSUs will be forfeited if the holder resigns or is discharged from the employ of the Company or a subsidiary or affiliate during the restriction period specified by the Committee. Restricted stock and RSUs may also be forfeited on such other terms and conditions as the Committee may specify. The Committee in its discretion may waive any term and condition of any such award and reduce the restriction period.

Stock Options and SARs. The Committee may also grant stock options and SARs. Options may be in the form of “incentive stock options”, or “ISOs”, under Section 422 of the Code, provided, however, that in no event will more than 16,000,000 shares be available for granting incentive stock options under the Plan. The fair market value of incentive stock options which first become exercisable by any optionee during any calendar year is subject to additional limitation under the Plan and Code, currently $100,000. In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by the optionee’s options. The Committee may later grant to the holder of options that are not incentive stock options an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of shares covered under an alternative SAR held by an option holder may not exceed the total number of shares covered by such holder’s unexercised options.

Option Prices. The purchase price under each option may not be less than 100% of the fair market value of the common stock at the time of grant.

Payment of Option Prices. The purchase price under each option is to be paid in cash, common stock, or in a combination thereof. The optionee may facilitate the payment of the exercise price through a third-party broker in lieu of directly paying the option price in cash.

Payment of SAR award amount. A SAR is to be paid in cash, common stock, or in a combination thereof. The SAR award amount is the excess of the fair market value of the Company’s common stock on the date of exercise over the fair market value of the Company’s common stock on the date the SAR was granted, multiplied by the number of shares as to which the SAR is exercised.

Term. Generally, stock options and SARs will be exercisable at such times as the Committee approves. The term of each stock option and SAR will be not more than 10 years from the date of granting thereof or such shorter period as is prescribed in the award agreement.

Non-Transferability. Options and SARs generally are not transferable with limited exceptions for estate planning.

Other Share-Based Awards. Subject to the terms of the 2024 Plan, the Committee may grant other share-based awards to participants. Other share-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock and payable in shares of common stock or cash. The Committee will determine all terms and conditions of any other share-based award, including but not limited to, the time or times at which such awards will be made, and the number of shares to be granted pursuant to such awards or to which such award relates; provided that any such award that provides for purchase rights will be priced at 100% of fair market value on the date of grant of the award.

Dividends and Dividend Equivalents; Clawback. The Committee may authorize the payment of cash dividend equivalents on awards of performance shares or restricted stock units, or on a portion thereof, provided that such dividends are subject to clawback if paid on shares in excess of the total shares ultimately earned, vested or payable under the applicable award. Unless otherwise determined by the Committee, restricted shares will be entitled to receive cash dividends when paid on the Company’s shares of the Company’s common stock; provided that such dividends are subject to clawback if paid on shares in excess of the total shares ultimately earned, vested or payable under the applicable award. In no event will dividends or dividend equivalents be payable on awards of stock options or stock appreciation rights.

No Repricing of Stock Options or Stock Appreciation Rights. Except in connection with an adjustment involving a change in capitalization or other corporate transaction or event as provided for in the Plan, none of the following may occur without prior shareholder approval:

•	amendment or adjustment of the Plan or any award to reduce the exercise price of any outstanding stock option or stock appreciation right;

•

cancellation of outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with a lower exercise price, or any other equity or non-equity plan award; or

•	repurchase by the Company of any stock option or stock appreciation right which has an exercise price less than the then current fair market value of the Company’s common stock.

Double Trigger Change of Control. If a “double trigger event” occurs with respect to an award in connection with a change of control, then holders of such awards will hold such awards fully vested, and, to the extent applicable, will be entitled to payout, assuming, with respect to awards subject to performance objectives for which the performance period has not been completed at the time of the change of control, that the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved (at the highest level provided in the award, whether target, or maximum, as applicable) free of any conditions, to the extent consistent with Code Section 409A.

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Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

A double trigger event occurs in connection with a change of control if following the change of control, the participant is involuntarily terminated other than for cause or within two years following the change of control, subject to the Company’s right to cure, his or her compensation, title, duties or responsibilities are substantially reduced or adversely affected, or he or she is required to relocate by more than 50 miles as a condition for continued employment; provided that in each case, the participant must actually terminate employment within 30 days following the Company’s cure period.

Payment of performance shares will be made in cash. The Committee has authority to determine whether awards are appropriately assumed or substituted in connection with change of control and may devise procedures allowing for such assumption or payout or to otherwise administer the awards in connection with a change of control. If the Committee determines that awards granted under the Plan are being appropriately assumed by, or equivalent awards are being substituted by, the acquirer, then no waiver or consent will be required of any participant to make effective, nor may any such participant object to, such assumption or substitution by the acquirer.

A change of control generally means:

•	the acquisition by a person or group of 20% or more of the Company’s voting securities;

•

the consummation of a reorganization, merger or consolidation pursuant to which the persons who were shareholders of the Company prior thereto do not thereafter own more than 50% of the voting power of the surviving corporation or a liquidation or dissolution of the Company or the sale or lease of all or substantially all of the assets of the Company; or

•

the persons who constitute the Board of Directors as of the date of the 2024 Plan ceasing to constitute a majority of the Board, provided that any Director subsequent to the date of the 2024 Plan whose election was approved by the Board will generally be considered as though such person has been a member of the Board since the inception of the 2024 Plan.

To the extent required to avoid the adverse tax consequences under Section 409A of the Code, a change of control will be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.

In addition, in the event of a change of control, if the Committee determines that awards are not being appropriately assumed by the acquirer or an equivalent award substituted by the acquirer or where the committee determines that cash or cash equivalents are the sole or primary form of consideration to be received by the shareholders of the Company in connection with the change of control), the Committee may cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event, to the extent consistent with Section 409A of the Code. In the case of any stock option or SAR with an exercise price (or the fair market value on the date the SAR was granted in the case of a SAR) that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the stock option or SAR without the payment of consideration therefor.

Clawback. All awards under the Plan will be subject to such deductions, clawback, recoupment or recovery as may be required to be made (x) pursuant to any applicable policy adopted by the Company which provides for such deduction, clawback, recoupment or recovery, as currently effective or subsequently amended, or (y) to the extent required pursuant to any currently effective or subsequently adopted law, government regulation or stock exchange listing requirement. Additionally, all awards under this Plan will be conditioned upon the participant’s compliance with all practices and policies under the Company’s Ethics and Compliance Program, including the Company’s Code of Conduct and Code of Ethics, and that a Participant’s actions will reflect the Company’s Core Value of Integrity. Any violation may result in the forfeiture of any award or the repayment of any amounts paid under any award. See page C-9.

Noncompetition and Other Provisions. The Committee may establish forms of award certificates or agreements which set forth terms or conditions of awards, which may include confidentiality, noncompetition, nonsolicitation or other restrictive covenants or other provisions. Historically, we have required executives to enter into noncompetition, nonsolicitation and confidentiality agreements as a condition of all equity awards.

Minimum Vesting Period. All awards granted under the plan that may be settled in shares of common stock generally have a minimum vesting period of one (1) year from the date of grant provided that such minimum vesting period will not apply to awards with respect to up to five percent (5%) of the number of shares covered by the Plan.

Non-Assignability. Awards under the Plan generally are not transferable until fully vested.

No Rights as Shareholder. Except for awards of restricted shares, the grant of an award to a participant under the Plan will create no rights in such participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of common stock pursuant to such participant’s award.

Miscellaneous. The Committee may amend the Plan, except that no amendment may be made without shareholder approval if such amendment would increase the aggregate number of shares granted or securities issued under the Plan, or would, by applicable law or rule, require such approval. The Plan has a ten-year term from shareholder approval (unless earlier terminated), but the termination will not affect any outstanding awards which will continue in full force and effect.

68	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

Federal Income Tax Consequences.

The following is a summary of certain tax consequences under U.S. federal income tax law as of the date of this proxy statement. It is not intended to be a complete discussion of all tax consequences. Participants should consult with their own tax and legal advisors. Participants will be subject to applicable statutory withholding.

Performance Shares. Generally, a participant will not recognize taxable income upon the grant of performance shares. When stock or cash is issued in settlement of performance shares, a participant will generally realize ordinary income equal to the fair market value of the stock and cash issued with respect to the performance shares. Subject to the Section 162(m) deduction limitations described below, the Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the performance shares.

Restricted Shares. Unless the participant makes an election under Section 83(b) of the Code, restricted shares will not be taxable when awarded, and the Company will not be entitled to a deduction at such time. Any dividends paid to the participant prior to the lapsing of restrictions are taxable compensation income to the participant and, subject to the deduction limits of Section 162(m) described below, we will be entitled to a corresponding deduction. When the restrictions lapse, the participant will be treated as receiving taxable compensation in the amount equal to the difference between the fair market value of the shares on such date and the purchase price paid for the restricted shares, if any, and, subject to the Section 162(m) deduction limitations described below, the Company will be entitled to a corresponding deduction.

Alternatively, a participant may elect, pursuant to Section 83(b) of the Code, immediate recognition of income at the time of receipt of restricted shares (but not restricted stock units). If the election is made within 30 days of the date of grant, the participant will recognize the difference between the fair market value of the restricted shares at the time of grant and the purchase price paid for the restricted shares, if any, as income, and we will be entitled to a corresponding deduction. Any change in the value of the shares after the date of grant will be taxed as a capital gain or loss only if and when the shares are disposed of by the participant. Dividends paid with respect to these shares will not be deductible by us. A Section 83(b) election is irrevocable. If this tax treatment is elected, and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

RSUs. A participant does not recognize taxable income on the grant of RSUs, but does recognize ordinary income when shares are delivered in settlement of the units. The amount of this ordinary income will be the fair market value of the shares on that date of any shares delivered, plus the amount of cash paid. Any dividends paid on the restricted stock units are also taxable as compensation income upon receipt. Subject to the deduction limitations of Section 162(m) described below, the Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the compensation income recognized by the recipient of a grant of RSUs.

Incentive Stock Options. An optionee does not realize income (except for purposes of the alternative minimum tax) upon and the Company is not entitled to a deduction either on the grant or exercise of an ISO. The optionee’s basis in the shares acquired upon exercise will be the amount of cash paid upon exercise. (See the discussion below for the tax consequences of the exercise of an option with stock already owned by the optionee.) If the optionee does not dispose of the ISO shares within one year from the exercise date or two years from the grant date (“holding period”), optionee will recognize long-term capital gain or loss upon a sale or other disposition in an amount equal to the difference between the amount realized and the basis. If an optionee disposes of the shares within the holding period (an “early disposition”), the optionee will realize ordinary income equal to the lesser of (a) the fair market value of the shares on the date of exercise, or (b) the amount realized on the disposition, over the option exercise price. The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on disposition of such shares over the fair market value of the shares on the date of exercise will be long- or short-term capital gain, depending upon the holding period of the shares.

Non-Qualified Stock Options. Although an optionee does not recognize income at the time of the grant of the NQSO, he or she recognizes ordinary income upon the exercise in an amount by which the fair market value of the stock on the date of exercise exceeds the amount of cash paid for the stock. The Company will be entitled to a deduction in the same amount.

Payment in Shares. If the optionee exercises an option and surrenders stock already owned by him or her (“old shares”), the following rules apply:

•

To the extent the number of shares acquired (“new shares”) exceeds the number of old shares exchanged, the optionee will recognize ordinary income on the receipt of such additional shares (provided the option is not an ISO) in an amount equal to the fair market value of such additional shares less any cash paid for them, and the Company will be entitled to a deduction in an amount equal to such income. The basis of such additional shares will be equal to the fair market value of such shares (or, in the case of an ISO, the cash, if any, paid for additional shares) on the date of exercise, and the holding period for such additional shares will commence on the date the option is exercised.

•

Except as provided below, to the extent the number of new shares acquired does not exceed the number of old shares exchanged, no gain or loss will be recognized on such exchange, the basis of the new shares received will be equal to the basis of the old shares surrendered, and the holding period of the new shares received will include the holding period of the old shares surrendered. However, if the optionee exercises an ISO by surrendering old shares which were acquired through the exercise of an ISO and if the surrender occurs prior to the expiration of the holding period applicable to ISOs, the surrender will be deemed to be an early disposition of the old shares. The federal income tax consequences of an early disposition are discussed above.

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Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

Stock Appreciation Rights. Although the recipient of a SAR does not recognize income at the time the right is granted, in the year the right is exercised he or she recognizes income in an amount equal to the cash and the fair market value of the property received. The Company will be entitled to a deduction in the same amount.

If a SAR is paid in stock, the recipient’s basis will be equal to the fair market value of the stock when received, and the holding period for capital gains purposes will begin on that date.

Taxation of Long-Term Capital Gains. For capital assets held for more than 12 months, the maximum rate of tax on net capital gains is 0%, 15% or 20% depending upon your income.

Potential Limitation on Company Deductions. Any Company deductions described above may be subject to certain limitations. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a “covered employee” from our Company, may cause this limitation to be exceeded in any particular year.

Section 409A. Section 409A of the Code regulates the time and form of payment of nonqualified deferred compensation. Certain awards provided under the 2024 Plan could be viewed as deferring income for participants and may, therefore, be subject to Section 409A. While it is our current intent to have awards either be exempt from or comply with the requirements of Section 409A, there can be no assurance that awards made under the 2024 Plan will satisfy those requirements. In the event that an award is subject to Section 409A, but does not satisfy the requirements of Section 409A, then the affected participant may be subject to immediate income inclusion of the deferred amounts, an additional 20% tax on amounts deferred, as well as interest on such amounts from the date when such amounts became vested.

Sections 280G and 4999. In the event that certain compensation payments or other benefits received by “disqualified individuals” (as defined in Section 280G of the Code) under the 2024 Plan cause or result in “excess parachute payments” (as defined in Section 280G of the Code and the regulations promulgated thereunder) then, pursuant to Section 280G of the Code, any amount that constitutes an excess parachute payment is not deductible by our Company. In addition, Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such excess parachute payment received by such a disqualified individual.

New Plan Benefits. No determination has been made with respect to the grant of any awards under the 2024 Plan. In addition, the benefits or amounts which would have been received by participants in the last completed fiscal year, if the plan had been in effect, are not determinable. Please see the Grants of Plan-Based Awards Table and the Outstanding Equity Awards Table on pages 49 and 50, respectively, for information about awards made to our named executive officers in the last year and currently held awards from prior years, including awards made under the 2015 Plan. Moreover, please see the discussion of the 2023-2025 performance shares program for a discussion of the most recent performance share awards on page 43. On November 13, 2023, the closing market price of the Company’s common stock was $86.60.

70	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 4: Vote to Approve the Emerson Electric 2024 Equity Incentive Plan

Equity Compensation Plan Information

The following table sets forth aggregate information regarding the Company’s equity compensation plans as of September 30, 2023:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders (1)	6,056,000	$53.35	2,747,000

Equity compensation plans not approved by security holders	—	—	—

Total	6,056,000	$53.35	2,747,000

(1)

Includes the Stock Option and Incentive Shares Plans previously approved by the Company’s security holders. Shares included in column (a) assume the maximum payouts, where applicable, and are as follows: (i) 589,000 shares reserved for outstanding stock option awards, (ii) 1,414,000 shares reserved for performance share awards granted in 2023, (iii) 1,346,000 shares reserved for performance share awards granted in 2022, (iv) 2,129,000 shares reserved for performance share awards granted in 2021, and (v) 578,000 shares reserved for outstanding restricted stock unit awards. As provided by the Company’s Incentive Shares Plans, performance shares awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of the performance objectives and continued service by the employee.

The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c) are shares remaining available for award under previously approved plans as follows: (i) 2,001,000 under the 2015 Incentive Shares Plan, (ii) 689,000 under the 2006 Incentive Shares Plan, and (iii) 57,000 under the Restricted Stock Plan for Non-Management Directors.

Information regarding stock option plans and incentive shares plans set forth in Note 17 of Notes to Consolidated Financial Statements of the 2023 Annual Report is hereby incorporated by reference.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	71

 Proxy Item No. 5

 Ratification of Independent Registered Public Accounting Firm

In accordance with its Charter, the Audit Committee has selected KPMG LLP, independent registered public accounting firm, to audit the Company’s consolidated financial statements for 2024. KPMG LLP served as the Company’s independent registered public accounting firm for 2023 and has been retained continuously as the Company’s external auditor since 1938.

The members of the Audit Committee (i) having received KPMG LLP’s written independence report and having discussed same with KPMG LLP; and (ii) having assessed KPMG LLP’s past service and qualifications believe that the continued retention of KPMG LLP is in the best interests of the Company and its shareholders. The Audit Committee is asking the shareholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024.

The Audit Committee is not required to take any action as a result of the outcome of this ratification vote. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the shareholders’ best interests.

The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP is expected to be present at the meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

OUR BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTING FIRM.

72	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Proxy Item No. 6

 Shareholder Proposal Regarding Simple Majority Vote

Mr. John Chevedden, 2215 Nelson Ave 205, Redondo Beach, California 90278, holder of at least 80 shares of Emerson Electric Co., submitted the below proposal. The proposal and supporting statement are presented as received from the proponent in accordance with SEC rules, and Emerson disclaims any responsibility for its content. The shareholder proposal will be voted upon at the Annual Meeting only if properly presented at the meeting by Mr. Chevedden, which we understand that he intends to do.

Proposal 6 — Simple Majority Vote

Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG ).

With simple majority vote it will be less difficult to adopt improvements to the governance of Emerson Electric. Simple majority vote is a win for the Board, management and shareholders.

Please vote yes:

Simple Majority Vote — Proposal 6

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE APPROVAL OF THE SHAREHOLDER PROPOSAL TO ELIMINATE VOTING REQUIREMENTS.

The Board has considered the above proposal carefully and believes that it is not in the best interests of our shareholders. Although the Board agrees in principle that it is generally better for most voting provisions in our governing documents to require majority rather than supermajority approval, this proposal is overbroad, would harm long-term shareholder interests, is potentially confusing in several respects, and ultimately is an unnecessary distraction from the Company’s current efforts to continue its record of strong governance practices. Indeed, as noted in Proxy Item No. 3, we are proposing to amend our Restated Articles of Incorporation to eliminate our classified board structure and provide for the annual election of directors. While the Board has approved, and recommends that the shareholders focus on achieving the requisite vote to approve the amendments contemplated by Proxy Item No. 3, the Board believes that this proposal is not in the best interests of Emerson’s shareholders and recommends that shareholders vote AGAINST this proposal.

Emerson’s Articles of Incorporation Include Only Limited Supermajority Vote Standards Primarily Aimed at Limiting Hostile Takeovers

Under the Company’s existing governing documents, a simple majority vote requirement already applies to almost all matters submitted to a vote of shareholders. However, like many companies, Emerson’s Restated Articles of Incorporation include a limited number of shareholder-approved supermajority vote requirements aimed at limiting hostile takeovers. These provisions include:

•	the approval of certain business combinations with 10% shareholders where the proposal is not approved by our continuing Board and if certain other protections are not satisfied;

•	the removal of a director outside of the annual meeting process;

•	amendments to the provisions in our Articles relating to business combinations, our classified Board structure, Bylaw amendments and the ability of shareholders to call a special meeting; and

•	amending the class preferences, priorities, special rights and special powers of blank check preferred stock, should any ever be issued.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	73

Proxy Item No. 6: Shareholder Proposal Regarding Simple Majority Vote

These provisions are primarily aimed at limiting hostile takeovers, and the Board does not believe that they all should be eliminated without individualized, strategic consideration.

Certain Supermajority Vote Standards Protect the Interests of Long-Term Shareholders

More broadly, the Board believes that extraordinary transactions and fundamental changes to corporate governance should have the support of a broad consensus of Emerson’s shareholders. By contrast, the “simple majority” vote called for in the shareholder proposal requires only the approval by a “majority of the votes cast for and against” rather than a majority or super majority of the Company’s voting power. Although the impact of this is not clearly articulated in the shareholder proposal, this means that a small minority of shareholders could amend our Restated Articles of Incorporation and significantly alter the governance of the Company. For example, if the proposal were implemented as proposed and only 50.1% of the shares outstanding were voted at a shareholders’ meeting, holders of just 25.1% of our outstanding shares could approve significant corporate changes that could negatively impact the interests of all of our shareholders.

A number of publicly traded companies have similar supermajority provisions to preserve and maximize long-term value for all shareholders. For example, according to FactSet data, approximately 90% of S&P 500 companies incorporated in Delaware require supermajority votes to approve control share acquisitions. Our Board similarly believes that certain supermajority vote requirements protect Emerson’s shareholders, particularly long-term shareholder interests, against the potentially self-interested actions of short-term investors. Without these provisions, it would be possible for a group of short-term shareholders, representing a minority of the voting power of the Company, to act in their own self-interest by approving extraordinary actions that are not in the best interests of the Company and opposed by significant portions of our shareholder base. Elimination of these provisions could make it more difficult for our independent Board to preserve and maximize value for all shareholders in the event of unsolicited takeover bids and other high-stakes scenarios.

The Impact of the Proposal is Confusing and Uncertain

Because the proposal is generic and not tailored towards a Missouri corporation, shareholders may mistakenly believe that, if implemented, any and all supermajority voting requirements for Emerson shareholders will be eliminated. In fact, the Company is prohibited under Missouri law from lowering certain voting provisions related to certain fundamental corporation changes. For example, regardless of whether this proposal is approved and subsequently implemented, Missouri law provides that approval by at least two-thirds of the outstanding shares entitled to vote is required to approve:

•	opting out of Missouri’s “control share acquisitions” statute;

•	dispositions of all, or substantially all, of the property and assets of the Company; and

•	proposed mergers or consolidations involving the Company.

Even if this “simple majority vote” proposal passes and a corresponding proposal at the 2025 annual meeting to approve and adopt related amendments to our Restated Articles of Incorporation similarly passes, Missouri law will still require a supermajority vote under circumstances similar to those contemplated by the existing provisions in our governing documents. For that reason, the proposal is confusing as to its practical impact. That is, the limitations under Missouri law will limit the practical impact of this proposal, making it a distraction from the larger concerns of the Company’s long-term shareholders.

Our Highly Qualified and Independent Board Has a Proven Record of Strong and Effective Corporate Governance and Responsiveness, and this Proposal is a Distraction from Their Efforts to Continue this Record

Our Board of highly qualified independent directors is committed to ensuring sound corporate governance practices and effective Board oversight and responsiveness to shareholders. The Board operates under corporate governance principles and practices that are designed to enhance long-term shareholder value and to align the interests of the Board and management with those of our shareholders. Similarly, the Company’s independent Governance and Nominating Committee regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are the most beneficial to the Company and its shareholders.

Long before receiving this proposal, our Board has had a proven record of adopting and enhancing strong, effective corporate governance practices. For example:

•

Our Board continues to evolve and be refreshed in a manner that serves the Company’s changing business and strategic needs with six new Directors joining the Company within the last five years and three diverse Directors added in the last five years.

•	We recently added an independent Board Chair.

•	Our over boarding policy limits all non-management Directors to serving on three other public company boards, and NEOs are limited to one.

74	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Proxy Item No. 6: Shareholder Proposal Regarding Simple Majority Vote

•

We have been responsive to shareholder requests and effectuated a number of shareholder-favorable governance changes, including adopting proxy access in 2017; removing our forum selection Bylaw when it was not ratified by shareholders; and introducing a proposal to allow shareholders to amend our Bylaws.

The most recent and prominent example of the Board’s commitment to improving corporate governance and its responsiveness to shareholders is the inclusion of Proxy Item No. 3, the board declassification proposal. We recognize that many of our shareholders would prefer a declassified board structure and the right of shareholders to amend bylaws and that these policies are increasingly considered important aspects of good corporate governance. In response to these trends and shareholder requests, we have acted. Once again, we are asking our shareholders to approve an amendment to our Restated Articles of Incorporation to declassify our Board of Directors. We supported similar proposals in 2013 and 2020, and, in 2018, we proposed amendments to our Restated Articles of Incorporation providing shareholders the right to amend our Bylaws. These proposals failed to obtain the requisite vote for approval, however their inclusion in this year’s proxy materials demonstrates the Company’s continued responsiveness to shareholder requests. As a result, this proposal is partially redundant and a distraction from the importance of our focus on approving and implementing Proxy Item No. 3 and otherwise continuing the Company’s strong track record of effective governance and responsiveness.

By contrast, the shareholder proposal will result in a misallocation of shareholder and management resources away from efforts that will provide meaningful improvement to our corporate governance. At the same time, the proposal, even if it passes, will fail to achieve many of its intended purposes due to the limitations of Missouri law, and the implementation of other changes as a result of the proposal could undermine the protection of long-term shareholder interests. Accordingly, the Board believes that this proposal is not in the best interests of Emerson’s shareholders and recommends that shareholders vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE APPROVAL OF THE SHAREHOLDER PROPOSAL TO ELIMINATE VOTING REQUIREMENTS.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	75

 Ownership of Emerson Equity Securities

Ownership of Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock that are beneficially owned by the Directors, by each of the NEOs, and by all Directors and executive officers as a group, as of September 30, 2023. No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

Name	Total Shares of Emerson Common Stock Beneficially Owned(1)(2)
Michael J. Baughman	68,374
Mark A. Blinn	10,137
Joshua B. Bolten	26,200
Sara Y. Bosco(3)	119,800
Martin S. Craighead	10,273
Frank J. Dellaquila(4)	407,722
William H. Easter III	8,214
Gloria A. Flach	14,867
Arthur F. Golden	93,081
Letitia Gonçalves Lourenco	1,419
Surendralal (Lal) L. Karsanbhai(5)	166,430
Candace Kendle(6)	25,197
Ram R. Krishnan(7)	105,901
Lori M. Lee	10,519
Matthew S. Levatich	25,031
James M. McKelvey	3,419
Michael H. Train	243,949
James S. Turley	22,864
All Directors and Executive Officers as a group (22 persons) (8)(9)(10)	1,409,691

(1)

Under rules of the SEC, persons who have power to vote or dispose of securities, either alone or jointly with others, are the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except for the following shares of restricted common stock over which the person named has no investment power: Mr. Karsanbhai, President and CEO-75,000; Mr. Baughman, Executive Vice President, Chief Financial Officer and Chief Accounting Officer-10,000; Mr. Krishnan, Executive Vice President and Chief Operating Officer-17,000; Mr. Train, Senior Vice President and Chief Sustainability Officer-22,000; Mr. Blinn-6,235; Mr. Bolten-24,267; Mr. Craighead-7,340; Mr. Easter-4,425; Ms. Flach-11,834; Mr. Golden-3,692; Dr. Kendle-3,692; Ms. Lee-8,586; Mr. Levatich-23,098; Mr. Turley-20,931; and all Directors and executive officers as a group-258,100. Also includes the following restricted stock units held by the following Directors, over which they have no voting or investment power: Mr. Blinn-1933; Mr. Bolten-1,933; Mr. Craighead-1,933; Mr. Easter-1,933; Ms. Flach-1,933; Mr. Golden-1,933; Ms. Gonçalves-1,419; Dr. Kendle-1,933; Ms. Lee-1,933; Mr. Levatich-1,933; Mr. McKelvey-1,419; Mr. Turley-1,933; and all Directors and executive officers as a group – 22,168.

(2)

As required by SEC rules, includes the following shares which such persons have, or will have within 60 days after September 30, 2023, the right to acquire upon the exercise of employee stock options: Mr. Karsanbhai-19,000; and Mr. Baughman-10,000.

(3)	Includes 370 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which Ms. Bosco exercises investment power but has no financial interest.

(4)

Includes 6,236 shares held by the spouse of Mr. Dellaquila. Also includes 56,486 shares held by the FJD Gift Trust, a grantor trust for Mr. Dellaquila with Mr. Dellaquila’s spouse and descendants as beneficiaries and Mr. Dellaquila as trustee. Also includes 75,315 shares held by the SRD Gift Trust, a grantor trust for Mr. Dellaquila’s spouse with Mr. Dellaquila’s descendants as beneficiaries and Mr. Dellaquila and his spouse as trustees.

76	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Ownership of Emerson Equity Securities

(5)	Includes 907 shares held as custodian for Mr. Karsanbhai’s son and daughter and 70,887 shares held by trust over which Mr. Karsanbhai exercises investment power.

(6)	Includes 1,200 shares held by the spouse of Dr. Kendle.

(7)	Includes 87,022 shares held by trust over which Mr. Krishnan shares investment power with his spouse.

(8)

Includes 33,617 shares of common stock which executive officers have, or will have within 60 days after September 30, 2023, the right to acquire upon exercise of employee stock options. Also includes 22,168 restricted stock units held by Directors. Shares owned as a group represent less than 1% of the outstanding common stock of the Company.

(9)

Includes 125,641 shares of common stock beneficially owned by four other executive officers of the Company, of which 20,000 shares are restricted and over which the other executive officers have no investment power, and 4,617 shares which the other executive officers have, or will have within 60 days after September 30, 2023, the right to acquire upon exercise of employee stock options.

(10)	Includes 370 shares held in the Emerson Directors’ and Officers’ Charitable Trust over which officers exercise investment power but have no financial interest.

Ownership of Greater than 5% Shareholders

The following table lists the beneficial ownership of each person holding more than 5% of Emerson’s outstanding common stock as of September 30, 2023, based on a review of filings with the SEC on Schedule 13G.

Name and Address	Total Shares of Emerson Common Stock Beneficially Owned	Percent of Class
The Vanguard Group(1) 100 Vanguard Blvd., Malvern, PA 19355	54,823,796	9.4%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10055	38,468,606	6.5%

(1)

The Vanguard Group filed a Schedule 13G/A on February 9, 2023, with the SEC indicating that, as of December 30, 2022, it had beneficial ownership of 54,823,796 shares, including sole dispositive power over 52,398,513 shares, shared voting power over 806,311 shares and shared dispositive power over 2,425,283 shares of the Company’s outstanding stock.

(2)

BlackRock, Inc. filed a Schedule 13G/A on February 1, 2023, with the SEC indicating that, as of December 31, 2022, it had beneficial ownership of 38,468,606 shares, including sole voting power over 34,031,057 shares and sole dispositive power over 38,468,606 shares of the Company’s outstanding stock.

The Company is not aware of any other shareholders who beneficially own more than 5% of its outstanding common stock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and Directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on a review of these reports, as filed electronically with the SEC, and upon written representations from our executive officers and Directors, we believe that all Directors, officers and 10% or greater beneficial owners complied with all such filing requirements for the fiscal year ended September 30, 2023, except for one Form 4 each that was inadvertently filed late on behalf of Mr. Krishnan and Ms. Flavin, both relating to the vesting and related tax withholding of restricted stock units previously awarded prior to the time each became an executive officer and a late Form 4 for Mr. Krishnan relating to the gift of such vested shares to a family trust.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	77

 Questions and Answers About the 2024 Annual Meeting

1. Why did I receive these materials?

Our Board of Directors is soliciting proxies on its behalf to be voted at the 2023 Annual Meeting of Shareholders on February 6, 2024, at 10:00 a.m., Central Time, to be held in a virtual format accessible at www.virtualshareholdermeeting.com/EMR2024. The proxies also may be voted at any adjournments or postponements of the meeting. All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is earlier revoked.

2. How are these materials being distributed?

On or about December 8, 2023, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to certain shareholders of record as of November 28, 2023, and posted our proxy materials for shareholder access at www.proxyvote.com. As more fully described in the Notice, shareholders may also request printed proxy materials. The Notice and website also provide information regarding how you may request proxy materials in printed or electronic form or electronically on an ongoing basis. We also mailed proxy materials to certain shareholders.

3. Why am I getting these materials from my broker, bank or other nominee, and not directly from Emerson?

If you hold your shares through a broker, bank or other nominee, you may also receive either the Notice or printed proxy materials from that entity, as required by SEC rules.

4. What is the difference between a shareholder of record and a shareholder who holds shares in street name?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record. If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name.

5. What is the record date? Who can vote?

The record date for the 2024 Annual Meeting is November 28, 2023 (“record date”). The record date was established by our Board under Missouri law. Holders of Emerson common stock at the close of business on the record date are entitled to receive notice of and vote at the meeting, or in the case of holders in street name, provide voting instructions to their broker, bank or other nominee. Each shareholder of record on the record date is entitled to one vote for each share of our common stock held on that date. There is no cumulative voting with respect to the election of Directors. On the record date, there were issued and entitled to be voted 571,523,668 shares of our common stock, par value $0.50 per share.

6. What are the different methods I can use to vote my shares?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by internet, using the procedures and instructions described on the proxy card, notice of internet availability of proxy materials and other enclosures. If you vote by telephone or internet, you need not mail back your proxy card. A control number, located on the proxy card or Notice, must be provided to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. Street name holders may vote by telephone or internet if their brokers, banks or other nominees make those methods available. Each broker, bank or other nominee will enclose instructions with the proxy materials. Follow the voting instructions on the form you receive from that firm.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

At the Meeting: All shareholders of record may vote at the meeting by following the instructions on the virtual meeting site, accessible at www.virtualshareholdermeeting.com/EMR2024, and entering the 16-digit control number on the notice of internet availability, proxy card, or voting instruction form. Street name holders must obtain a legal proxy and other instructions from their broker, bank or other nominee in order to vote at the meeting through the virtual meeting site.

7. How many votes must be present to hold the 2024 Annual Meeting?

To conduct the meeting, a majority of our issued and outstanding shares entitled to vote as of the record date for the meeting, November 28, 2023, must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly vote by internet, telephone or mail. Abstentions, proxies which are marked or voted to deny discretionary authority on other matters and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

8. What vote is required to pass the proposals?

If a quorum is present, the affirmative vote of a majority of the shares entitled to vote that are present in person or represented by proxy at the 2024 Annual Meeting is required to elect Directors, to approve the compensation of the Company’s NEOs, to approve the Company’s 2024 Equity Incentive Plan, to ratify the appointment of KPMG, to approve the shareholder proposal, and to act on any other matters properly brought before the meeting. The affirmative vote of 85% of the total

78	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Questions and Answers About the Annual 2024 Meeting

voting power of all outstanding shares, whether or not present or represented by proxy at the 2024 Annual Meeting, is required to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors. In addition, on the proposal to approve the Company’s 2024 Equity Incentive Plan, the rules of the New York Stock Exchange require approval by a majority of votes cast.

Shares represented by proxies which are marked or voted “AGAINST” or “ABSTAIN” with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted “abstain” on the other proposals, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as a vote against such nominee or nominees, against such proposals and against such other matters, respectively.

9. What if I do not specify a choice for a matter when returning a proxy?

If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees for Director in Proposal 1, FOR the approval, on an advisory basis, of the compensation of the Company’s NEOs in Proposal 2, FOR the approval of a proposed amendment to our Restated Articles of Incorporation to declassify the Company’s Board of Directors in Proposal 3, FOR the approval of the Company’s 2024 Equity Incentive Plan in Proposal 4, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm in Proposal 5, and AGAINST the shareholder proposal in Proposal 6. Otherwise, signed proxy cards without specified choices will be voted in the discretion of the proxies.

10. How will my shares be voted on any other matters to come before the meeting?

The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, who are members of the Company’s management, except proxies which are marked to deny discretionary authority. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should prior to the election become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons, if any, as the Board of Directors of the Company may recommend.

11. Will my shares be voted if I do not provide my proxy or voting instructions?

Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy or vote in person at the meeting. It is, therefore, important that you vote your shares. Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee only on certain

“routine” matters, pursuant to rules of the NYSE. Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules. If you do not provide voting instructions on a non-routine matter, your broker may indicate on the proxy that it does not have discretionary voting authority and your shares will not be voted on that matter, which is referred to as a “broker non-vote.” Broker non-votes will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the outcome of the vote with regard to such matters, except that with respect to the proposal to amend the Company’s Restated Articles of Incorporation to declassify the Company’s Board of Directors, such votes would have the same effect as if the shares represented thereby were voted against such proposal.

12. How can I revoke a proxy or change my vote?

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. Eastern Standard Time on February 5, 2024. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

13. Who will pay the cost of this proxy solicitation?

The solicitation will be by internet and mail and the expense thereof will be paid by the Company. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an estimated cost of $17,500 plus expenses. In addition, solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by Directors, officers or other employees of the Company and we may request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material.

14. How do I obtain admission to the 2024 Annual Meeting?

Please see “Proxy Statement Summary—Attending the Meeting” above for information on attending the meeting and required information. If you have questions regarding whether you have the required information, please contact the Emerson Investor Relations Department at 314-553-2197 in advance of the meeting. Participants may access the virtual meeting site beginning at 9:45 a.m. Central Time to allow log-in prior to the start of the Annual Meeting at 10:00 a.m., Central Time. To access the virtual meeting please visit www.virtualshareholdermeeting.com/EMR2024. Also, recording the meeting is prohibited. We thank you in advance for your patience and cooperation with these rules.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	79

Questions and Answers About the Annual 2024 Meeting

15. What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all shares represented by each proxy card or other voter information card received from your bank or broker. We recommend that you contact your bank or broker, or our transfer agent, to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43006, Providence, Rhode Island 02940; you can reach Computershare at 1-888-213-0970 (from within the U.S. or Canada) or 1-201-680-6578 (from outside the U.S. or Canada) or 1-781-575-4592 (TDD for Hearing Impaired).

16. May shareholders ask questions at the 2024 Annual Meeting?

Yes. Both the Chair and CEO will answer shareholders’ questions during the Q&A period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question only after all others have first had their turn and if time allows. Please follow the instructions on the virtual meeting site regarding how to submit questions. When submitting questions, shareholders must direct questions to the Chair and confine their questions to matters that relate directly to the business of the meeting.

80	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Other Matters

Future Shareholder Proposals and Nominations

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Proposals of shareholders intended to be presented at the 2025 Annual Meeting to be held on February 4, 2025, must be received by the Company by August 10, 2024, for inclusion in the Company’s proxy statement and proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our Bylaws, a shareholder who intends to submit an item of business, including a Director nomination or other proposal, outside of our proxy statement, at an Annual Meeting must comply with the requirements of our Bylaws including the provision of timely notice to the Secretary of the Company in advance of the meeting. To be timely, a shareholder’s notice ordinarily must be received at the principal executive offices of the Company not less than 90 nor more than 120 days before the meeting. For the 2025 Annual Meeting of Shareholders to be held on February 4, 2025, such notice must be received between October 7 and November 6, 2024. However, if the Company gives less than 100 days’ (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made.

A shareholder’s notice to the Secretary shall set forth (i) as to each matter the shareholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the Annual Meeting, and (ii) as to the proposing shareholder(s) and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert therewith various “proposing shareholder information” as specified in detail in our Bylaws. This proposing shareholder information includes such information as material interests or arrangements, names and addresses, the number of shares beneficially owned, any derivative or hedging positions, any material interest in any contract with the Company or any affiliate or competitor, all information that would be required to be set forth in a Schedule 13D (or an amendment) if such a statement were required, any other information relating to any such person that would be required to be disclosed in a proxy statement or proxy contest, a representation whether any such person is or intends to participate in the solicitation of proxies, and a representation that the shareholder is a shareholder of record entitled to vote and intends to continue to hold such stock of the Company through the meeting.

In addition to the proposing shareholder information, for Director nominations outside of our proxy statement, the notice shall also include, as to each person whom the shareholder proposes to nominate, the information specified in detail in our Bylaws. Such information includes the name, age, business address and residence of such nominee, the principal occupation, the number of shares beneficially owned, any other information relating to such person that is required to be disclosed in solicitations of proxies for Director elections or is otherwise required, in certain cases details of any relationship, or understanding between the shareholder(s) and the nominee.

Our Bylaws also set out specific eligibility requirements that nominees for Director must satisfy, which require nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•

is not and will not become a party to (1) any agreement or arrangement with, and has not given any commitment or assurance to, any person as to how such nominee will act or vote (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply with the nominee’s fiduciary duties under applicable law;

•

is not and will not become a party to any agreement or arrangement with any person with respect to any compensation, reimbursement or indemnification in connection with service as a director that has not been disclosed therein; and

•	if elected, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	81

Other Matters

Director Nominees for Inclusion in Proxy Statement (Proxy Access)

In August 2017, the Board amended the Bylaws to permit a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in the Bylaws, including providing the Company with advance notice of the nomination. Notice of director nominees submitted under these Bylaw provisions must be delivered to and received by the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, no sooner than July 11, 2024, and no later than August 10, 2024, to be considered timely for purposes of the Company’s 2025 Annual Meeting.

To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws and as required by law.

In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any shareholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws is available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance, Bylaws.

Universal Proxy Rules

In addition to satisfying the foregoing requirements, including the timing and other requirements, under the Bylaws summarized above under “—Proposals and Nominations Not for Inclusion in Proxy Statement,” to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting must also provide notice to Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136, that sets forth all information required by Rule 14a-19 under the Exchange Act no later than December 8, 2024 (or, if the 2025 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2024 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 Annual Meeting or by the close of business on the tenth calendar day following the day on which public announcement of the date of the 2025 Annual Meeting is first made). A shareholder seeking to utilize the universal proxy rules must comply with those rules and must also comply with our Bylaws, including the obligation to provide timely notice (not less than 90 nor more than 120 days before the meeting) as described above under “—Proposals and Nominations Not for Inclusion in Proxy Statement.”

Communications with the Company and Obtaining Emerson Documents

Shareholders and other interested persons may contact the Independent Chair of the Board or any of our Directors in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary. All such letters will be forwarded promptly to the Independent Chair of the Board or relevant Director.

The Company’s Corporate Governance Principles and Practices and the charters of all Board committees are available on the Company’s website at www.Emerson.com, Company, Investors, Corporate Governance. The foregoing documents are available in print to shareholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Secretary.

Additional Filings

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. They may be accessed as follows: www.Emerson.com, Company, Investors, SEC filings. Information on our website does not constitute part of this proxy statement.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports, proxy statements and notices of internet availability of proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement and/or a notice of internet availability of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” can provide extra convenience for shareholders and cost savings for companies. The Company and some brokers household annual reports, proxy materials and notices of internet availability of proxy materials, delivering a single annual report, proxy statement and/or notice of internet availability of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no

82	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Other Matters

longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement and notice of internet availability of proxy materials, or if you currently receive multiple copies of these documents and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

Forward-Looking Statements

This Proxy Statement may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Securities Exchange Act and other federal securities laws. All statements other than statements of historical or current facts, including statements regarding our strategy, outlook, operations, prospects, aspirational purpose, causes, values, and related commitments, goals or targets, including those regarding sustainability, greenhouse gas emissions, our net zero ambition and related goals, diversity, equity and inclusion or other initiatives, plans, targets, objectives or goals are forward-looking. We use words such as “anticipates,” “believes,” “expects,” “future,” “intends,” and similar expressions to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the Russia-Ukraine conflict and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, which are set forth in the “Risk Factors” of Part I, Item 1A, and the “Safe Harbor Statement” of Part II, Item 7, to the Company’s Annual Report on Form 10-K for the year ended September 30, 2023 and in subsequent reports filed with the SEC, which are available at http://www.sec.gov. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	83

 Appendix A

 Emerson Director Independence Standards

In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. (“Emerson”). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

1.	The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

2.

The Director is not a partner or employee of Emerson’s independent auditor, and no immediate family member of the Director is a partner of Emerson’s independent auditor, or is employed by such auditor and personally works on Emerson’s audit, and neither the Director nor any immediate family member has been within the preceding three years a partner of or employed by Emerson’s independent auditor and has personally worked on Emerson’s audit within that time;

3.

Neither the Director nor any immediate family member of the Director was employed as an executive officer by any company at the same time any Emerson executive officer served as a member of such company’s compensation committee within the preceding three years;

4.

Neither the Director, nor any member of the Director’s immediate family received in any twelve-month period during any of Emerson’s last three fiscal years direct compensation in excess of $120,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

5.

If the Director is an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

6.

If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company’s indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

7.

If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson’s senior management or any immediate family member of a member of Emerson’s senior management, the amount of such payments is less than the greater of 2% of such entity’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

8.

If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm’s annual revenues or $1,000,000 during Emerson’s current fiscal year;

9.

If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson’s discretionary contributions to such organization are less than the greater of two percent of such organization’s total annual charitable receipts or $1 million; (ii) Emerson’s contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made “on behalf of” a Director;

10.	The Director’s ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

11.	If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%;

12.	Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson; and

13.

If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

A-1	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

 Appendix B

 Proposal Amendment to Restated Articles of Incorporation

Proposed Amendment to Restated Articles of Incorporation

ARTICLE 5

1. Board of Directors

The property and business of the Corporation shall be controlled and managed by its Board of Directors. Qualifications of Directors may be prescribed in the By-laws of the Corporation. The number of Directors shall be fixed by, or in the manner provided in, the By-laws; provided that the By-laws shall provide for three or more Directors and provided further that the Corporation shall give written notice to the Secretary of State of the State of Missouri of any change in the number of Directors within thirty (30) calendar days of the date of such change. ~~The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be provided for in the By-laws.~~ Except as otherwise provided in the By-laws with respect to the implementation of this Article 5, at and after the annual meeting of shareholders that is held in calendar year 2025 (the “2025 Annual Meeting”), Directors shall be elected to hold office for a term ~~of three years, with the term of office of one class expiring each year~~ expiring at the next annual meeting of shareholders; provided, however, that any Director in office immediately after the annual meeting of shareholders held in calendar year 2024 who was elected to hold office for a term that expires after the 2025 Annual Meeting shall continue to hold such office until the end of the term for which such Director was elected.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	B-1

 Appendix C

 Emerson Electric Co. 2024 Equity Incentive Plan

Emerson Electric Co.

2024 Equity Incentive Plan

1. Purpose. The purpose of the 2024 Equity Incentive Plan (the “Plan”) of Emerson Electric Co. (“Emerson” or the “Company”), is to provide the Company the ability to attract and retain talented individuals to serve as officers and employees of the Company through competitive market-based compensation practices. As an integral component of our compensation practices, the Plan encourages Participant equity ownership which provides a strong financial incentive for Participants to strive to meet the Company’s business and strategic objectives that drive shareholder value.

2. Definitions. As used in the Plan, the following words and phrases will have the meanings specified below, unless the context clearly indicates otherwise:

(a) “1933 Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

(c) “Acquisition Award” means Awards granted under the Plan through the settlement, assumption or substitution of outstanding Awards, or through obligations to grant future Awards, in connection with the Company acquiring another entity.

(d) “Award” means a grant of Performance Shares, Restricted Shares, Restricted Stock Units, Options, SARs, and Other Share-Based Awards in accordance with the terms of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “CEO” means the Chief Executive Officer of the Company.

(g) “Change of Control” of the Company shall mean:

(i) the purchase or acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of 20% or more of either the then-outstanding Shares or the combined voting power of Emerson’s then-outstanding voting securities entitled to vote in the election of directors;

(ii) the consummation of (A) any reorganization, merger, consolidation or similar transaction involving Emerson, other than a reorganization, merger, consolidation or similar transaction in which the Company’s shareholders immediately prior to such transaction own more than 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Emerson, or (C) the liquidation or dissolution of Emerson; or

(iii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board.

To the extent required to avoid the adverse tax consequences under Section 409A of the Code, a Change of Control shall be deemed to occur only to the extent it also meets the requirements for a change in control event for purposes of Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be authorized from time to time by the Board.

(j) “Common Stock” means Common Stock, $0.50 par value per share, of the Company.

(k) “Company” means Emerson Electric Co., a Missouri corporation.

C-1	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Appendix C

(l) “Double Trigger Event” shall be deemed to occur with respect to an Award if (X) following such Change of Control, the Participant is involuntarily terminated other than for cause or (Y) within two years following such Change of Control, the Participant terminates in one of the following circumstances, which are not remedied by the Company or its successor within 30 days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days after the Participant’s knowledge of the applicable circumstances): (a) the Participant’s compensation, title, duties or responsibilities are substantially reduced or adversely affected, or (b) the Participant is required to relocate by more than 50 miles the location at which the Participant must provide services as a condition to continued employment, in each case, without written consent; provided that in each case, the Participant must actually terminate employment within 30 days following the Company’s 30 day cure period specified herein.

(m) “Fair Market Value” means, as of any date, the closing price of the Company’s Common Stock as reported on the New York Stock Exchange or such other stock exchange or quotation system on which the Shares are then principally listed or quoted; provided, however, that the Committee may adopt any criterion for the determination of such fair market value as it may determine to be appropriate.

(n) “Full Value Award” means any Award that is settled in Shares other than: (a) an Option, (b) a SAR or (c) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any subsidiary).

(o) “Participant” means any eligible individual approved to receive an Award pursuant to Section 4.

(p) “Performance Objectives” means any objectives that the Committee establishes with respect to an Award, which may be based upon, without limitation, one or more of the following criteria, or such other criteria as the Committee may determine: sales, profit, operating profit, earnings before interest and taxes (EBIT), adjusted EBIT, earnings before interest, taxes, and amortization (EBITA), adjusted EBITA, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, pre-tax earnings, earnings, net earnings, any related margins, earnings per share (EPS), adjusted EPS, asset management, cash flow, operating cash flow, free cash flow, free cash flow conversion, days sales outstanding, days payables outstanding, inventory turnover, return on total capital, return on equity, total shareholder return, relative total shareholder return, share price, acquisition and divestiture performance, development and achievement of strategic business objectives, customer satisfaction, new product introductions and performance, cost reductions, manufacturing efficiency, delivery lead time performance, research and development achievements, market share, working capital, geographic expansion, non-cash equity based compensation expense, human resources management, and development and achievement of ESG goals and objectives (including, without limitation, goals regarding diversity, equity and inclusion and the reduction in greenhouse gas emissions).

The Performance Objectives may include or exclude specified items of an unusual, non-recurring or extraordinary nature including, without limitation, acquisitions or dispositions, changes in accounting methods, changes in inventory methods, changes in corporate taxation, unusual accounting gains and losses, changes in financial accounting standards, or other extraordinary events causing dilution of or diminution in the Company’s financial results, all as the Committee may deem necessary or desirable to accomplish the purposes of the performance program.

(q) “Other Share-Based Awards” means the Awards described in Section 9.

(r) “Performance Shares” means the right to receive payment (as determined by the Committee) if one or more specified Performance Objectives are achieved.

(s) “Plan” means the 2024 Equity Incentive Plan of Emerson Electric Co.

(t) “Restricted Shares” are an Award of Shares subject to restrictions and forfeiture.

(u) “Restricted Stock Unit” represents the right to receive one Share on the terms and conditions set forth herein.

(v) “SAR” means a stock appreciation right.

(w) “SAR Award Amount” means (i) the excess of the Fair Market Value of one Share on the date of exercise over (A) the Fair Market Value on the date the SAR was granted or (B) in the case of an alternative SAR, the per share Option price for the Option in respect of which the alternative SAR was granted multiplied by (ii) the number of Shares as to which the SAR is exercised.

(x) “Shares” means shares of Common Stock.

(y) “Incentive Stock Option” means an Option to purchase Shares which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

(z) “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

(aa) “Option” means the right to purchase Shares at a stated price for a specified period of time.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	C-2

Appendix C

3. Administration.

(a) Committee Membership. The Plan shall be administered by the members of the Committee. The members of the Committee shall be two or more directors, each of whom must satisfy the stated criteria to be considered (i) “non-employee directors” as defined under Rule 16b-3 under the 1934 Act, as in effect from time to time, and (ii) “independent directors”, including as members of a compensation committee, as defined in the rules of any stock exchange or quotation system on which the Shares are then principally listed or quoted. In the event the Committee shall no longer meet the qualification requirements set forth above, the Board shall appoint a new committee to administer the Plan, whose members shall cause the Committee to qualify under Rule 16b-3 and the rules of any stock exchange or quotation system on which the Shares are then principally listed or quoted.

(b) Authority. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of Shares to be subject to each Award. The Committee shall have full authority to interpret the Plan, in its discretion, to determine Awards and the terms thereof (which need not be identical), to establish any rules or regulations (or waive such rules) relating to the Plan which it determines to be appropriate, and to make any other determination which it believes necessary or advisable for the proper administration of the Plan, including, without limitation, the timing of when any termination of employment occurs for purposes of this Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and all Participants.

(c) Delegation of Authority. To the extent permitted by applicable laws and regulations and guidelines of the New York Stock Exchange, or any other stock exchange or quotation system on which the Shares are then principally listed or quoted, the Committee may delegate to a sub-committee of the Committee or one or more officers of the Company, including the CEO, any or all of their respective authority and responsibility to administer the Plan; provided that the Committee may not delegate such authority with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the 1934 Act to one or more officers of the Company. If the Committee has made such a delegation, then all references to the Committee in this Plan include such other sub-committee or one or more officers to the extent of such delegation.

4. Eligibility. Participants in the Plan shall consist of such employees of the Company, its subsidiaries, or any other entities in which the Company has a significant equity or other interest as determined by the Committee (such other entities hereinafter referred to as “affiliates”), or of any subsidiary of its subsidiaries or affiliates, who may, but need not be, officers of the Company or of its subsidiaries, affiliates or divisions, and to whom the Committee shall make any Award under the Plan.

5. Shares Covered by the Plan.

(a) Number of Shares. Subject to adjustment as provided in Section 11, the total number of Shares covered by the Plan shall be 16,000,000 Shares. Notwithstanding the foregoing, the aggregate number of Shares available for issuance and/or delivery under the Plan shall be reduced by one Share for each Share delivered in settlement of any Award.

(b) Reservation of Shares. The Company will allocate and reserve in each fiscal year a sufficient number of Shares for issuance upon the exercise of Share-based Awards granted under the Plan. The Company may, in its discretion, use Shares held in the Treasury or authorized but unissued Shares for the Plan, subject to payment of any required par value.

(c) Determination of Shares Available for Delivery. In the event any award of Shares under this Plan is cancelled, forfeited, terminated or otherwise expires (“cancelled”) on account of termination of a Participant’s employment, failure to meet Performance Objectives, or for any other reason, the Committee may again award the Shares cancelled to an existing or new Participant. In the event any Shares are tendered or withheld in satisfaction of any tax withholding requirement, such Shares tendered or withheld will not be available again under the Plan. Shares subject to Acquisition Awards shall not reduce the maximum number of Shares available for delivery under the Plan. If any Option is exercised by tendering Shares, either actually or by proof of ownership, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, the full number of Shares for which the Option is exercised shall be deemed delivered to the Option holder for purposes of determining the maximum number of Shares available for issuance and/or delivery under the Plan. Any Shares that are repurchased by the Company on the open market or in private transactions will not be added to the aggregate number of Shares available for issuance and/or delivery under the Plan, even if the aggregate price paid for such repurchased Shares does not exceed the cumulative amount received in cash by the Company for the exercise of Options or issuance of Awards granted under the Plan. The full number of Shares for which an SAR is exercised shall be deemed to have been delivered to an SAR holder for purposes of determining the maximum number of Shares available for delivery under the Plan.

(d) Individual Limits.

(i) Annual Limits on Awards. The maximum number of Shares for which Awards may be granted to a participant under this Plan during any calendar year shall be 1,000,000, subject to adjustment as provided in Section 11.

(ii) Limit on Incentive Stock Options. In no event shall more than 16,000,000 Shares be available for granting Incentive Stock Options.

C-3	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

Appendix C

6. Performance Shares; Performance Period; Performance Objectives. The Committee, in its discretion, may grant Awards of Performance Shares, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine. Any Award of Performance Shares to a Participant for a specified performance period under the Plan which is cancelled as provided in Section 5 shall continue to be counted against the maximum number of Performance Shares which may be granted to such Participant for such period. Shares shall not be issued or delivered at the time of an Award of Performance Shares, but a Performance Share Award shall represent the right to receive payment (as determined by the Committee pursuant to Section 6(e) hereof) if one or more specified Performance Objectives are achieved. The Performance Objectives may be established from time to time by the Committee. Performance Objectives need not be the same in respect of all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates, all as the Committee may determine, in its discretion. The Performance Objectives shall be established at the beginning of the applicable performance period. Performance periods may overlap. Awards of Performance Shares may be conditioned on the Participant’s continued employment by the Company or a subsidiary or affiliate over the performance period or in any other manner the Committee may determine.

(a) Performance Programs. Performance Share Awards shall be made pursuant to performance programs as follows:

(b) Performance Programs; Initial Grants. After the approval of this Plan by the Board, the Committee shall establish one or more performance programs each with a specified objective or objectives and a specified performance period over which the specified objective or objectives are targeted for achievement. Participants may be awarded Shares in any one or more of the performance programs. In making its determination of who shall be Participants in any performance program the Committee shall take into account such factors as the Participant’s level of responsibility, job performance, potential for growth, level and types of compensation and such other factors as the Committee deems relevant.

(c) Subsequent Awards. During the performance period of a performance program, additional Performance Shares may be awarded (subject to the maximum number provided for above) in the discretion of the Committee, either (i) to new Participants in the performance program or (ii) if circumstances of significant promotion or additional responsibility so warrant, to any one or more of the initial Participants in the performance program.

(d) Notice of Awards. Upon the making of any Award of Performance Shares by the Committee, the Participant shall be advised of the number of Performance Shares awarded and of the terms of the Award.

(e) Performance Share Payment. The Committee has the authority to select appropriate Performance Objectives, from the objectives set forth in Section 2(p), and applicable performance targets for each performance program. At the time it establishes the performance targets the Committee shall establish the formula or other methodology for determining the portion of Performance Shares that will be earned based on the level of achievement of the performance target or targets, including the setting of any minimum or maximum payouts for any target objective in any performance period.

After the completion of a performance period, the Company’s performance shall be measured against the performance targets, and the Committee shall determine what portion of a Performance Shares award was earned based on the established formula or other methodology. The Committee may not make any payout greater than the amount earned under the established formula or methodology. Payout shall be in an amount equal to the Fair Market Value of one Share on the date the Committee determines the level of achievement of the applicable performance target (following the expiration of the applicable performance period), multiplied by the number of Performance Shares earned. The Committee may not otherwise increase the amount of payment that would be paid upon attainment of a Performance Objective. The Committee may, in its absolute discretion and where determined to be in the best interests of the Company, adjust downward the amount paid out pursuant to an earned award. For the purposes hereof market value as of any date shall be the value as of said date as reasonably determined by the Committee.

Payment amounts may be paid in Shares and cash, or in any combination thereof as determined by the Committee.

(f) Time of Payment. Subject to the provisions of this Section 6(f), distribution of amounts earned by a Participant, based on the level of achievement of the applicable target Performance Objective, shall be made no later than the March 15 of the calendar year following the year after the Performance Shares have been earned based on the level of achievement of the applicable Performance Objectives, unless payment of the Performance Shares is subject to specified vesting conditions after attainment of the Performance Objective(s), in which case payment shall be delayed until such vesting conditions have been satisfied and shall be made within 60 days thereafter. Notwithstanding the foregoing, the Committee may provide, in its discretion at the time of the award or otherwise in accordance with Section 409A of the Code, for a fixed date upon which any additional vesting conditions must be satisfied and that, in the event the Committee later determines to allow payment pursuant to Section 6(g) on account of retirement, death, disability or otherwise, such Performance Shares shall be paid on the same date that such Shares would otherwise have been paid if such additional vesting conditions had been satisfied, or for such other time of payment as the Committee shall determine at the time of the award, provided that such time of payment shall meet the requirements of Section 409A of the Code. The Committee may, in its discretion, require or permit Participants to elect to defer the payment of Performance Shares, and any dividend equivalents associated therewith, under such rules and procedures as it may establish under this Plan, an award agreement, or such other program as it may establish for such purpose.

(g) Conditions to Payment. Except as otherwise herein provided or determined by the Committee, a Participant, in order to be entitled to receive any payment on Performance Shares awarded, must be in the employ of the Company or a subsidiary or affiliate of the Company (or a subsidiary of a subsidiary or affiliate) on the expiration of the relevant performance period and upon the date of payment (or the date payment would have otherwise occurred but for a deferral election), and must have been

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Appendix C

continuously in the employ of the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) from the date of the Award of the Performance Shares except for leaves of absence which may be approved by the Committee. No vested interest in any payment under the Shares shall accrue during the term of the performance period and no payment in respect of the Shares shall be required to be made to any Participant whose employment with the Company or a subsidiary or affiliate (or a subsidiary of a subsidiary or affiliate) is terminated, with or without cause, prior to the time such Participant is entitled or would have otherwise been entitled to receive a distribution hereunder but for a deferral election; provided, however, (a) except as otherwise provided by the Committee, that if a Participant in the Plan retires upon the attainment of age 60 prior to the time such Participant is to receive distribution (or would have received such distribution but for a deferral election) on any Performance Shares awarded, the amount of payment to such Participant shall be determined based on the level of achievement of the Performance Objectives as determined at the end of the performance period and pro-rated in such manner as the Committee shall reasonably determine, and (b) that the Committee may provide, subject to the level of achievement of the Performance Objectives as determined at the end of the performance period, for such pro-rata or other payment (or no payment), as it may determine, to a Participant whose employment terminates (on account of death, disability or otherwise) prior to the time the Participant is entitled to receive distribution of Performance Shares and prior to the Participant’s retirement at age 60. If termination is on account of death, the Committee may provide for payment of any distribution it authorizes to the Participant’s surviving spouse, heirs or estate, as the Committee may determine.

(h) Determination of Achievement of Objectives. The Committee, in regard to any performance program adopted by it, shall determine the level to which the Performance Objectives of any program have been met. In making this determination, the Committee shall apply the accounting results, as audited at the end of any fiscal year by the Company’s independent registered public accounting firm, but may adjust such Performance Objectives or the related results for unusual, nonrecurring or extraordinary items. Prior to making a Performance Shares payment, the Committee shall certify in writing the achievement of the applicable Performance Objective(s) and the earned amount of the Award(s) to be paid.

7. Restricted Shares and Restricted Stock Units. The Committee may grant Awards of Shares to eligible Participants which are subject to a Restriction Period but not subject to performance programs or Performance Objectives, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine. Such Share grants shall be Restricted Shares, provided that the Committee may award Restricted Stock Units in lieu of Restricted Shares. An award of Restricted Shares is an award of actual Shares subject to restrictions and forfeiture. A Restricted Stock Unit represents the right to receive one Share on the terms and conditions set forth herein.

Except as provided for in Section 10, or as otherwise approved by the Committee, Restricted Shares and Restricted Stock Units shall be forfeitable if the holder resigns or is discharged from the employ of the Company (or a subsidiary or affiliate, or a subsidiary of a subsidiary or affiliate, as the case may be) during a Restriction Period specified by the Committee. Such Restricted Shares and Restricted Stock Units (including any dividend equivalents thereon) shall be issued and delivered in accordance with, forfeitable based upon, and otherwise subject to such other terms and conditions as may be specified by the Committee in an Award agreement, which shall be signed by the Participant at the time of the Award, or in any other written instrument delivered to the Participant therewith or referenced therein. After the grant of any such Award, the Committee may waive any of the terms and conditions thereof and may reduce the Restriction Period applicable thereto. The Committee may require or permit Participants to elect to defer the settlement of Restricted Stock Units, and any dividend equivalents associated therewith, under such rules and procedures as it may establish under this Plan, an Award agreement, or such other program as it may establish for such purpose.

8. Stock Options and SARs.

(a) Stock Options. The Committee may grant Incentive Stock Options to employees of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code or Nonqualified Stock Options to such eligible persons under Section 4 as may be selected by the Committee. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(i) Option Prices. The purchase price of the Common Stock under each Option shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the granting of the Option.

(I) Payment of Option Prices. The purchase price is to be paid in full upon the exercise of the Option, (i) in cash, (ii) by the tender either actually or by proof of ownership to the Company of Shares, owned by the optionee and registered in the optionee’s name or held for the optionee’s benefit by a registered holder, having a fair market value equal to the cash exercise price of the Option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no Shares may be tendered in exercise of an Incentive Stock Option if such Shares were acquired by the optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) such Shares have been held by the optionee for at least one (1) year and (ii) at least two (2) years have elapsed since such Option was granted. The optionee may facilitate the exercise of an Option, in lieu of directly paying the Option price in cash or Shares owned by the optionee, through the sale of a portion of such Shares by a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. The cash proceeds from sales by the Company of stock subject to

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Appendix C

an Option are to be added to the general funds of the Company and used for its general corporate purposes. The Shares received by the Company as payment of the Option price are to be added to the Shares held in the Company’s Treasury.

(ii) Option Amounts. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000 or such other amount specified in Section 422(d) of the Code.

(iii) Term of Options. The term of each Option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in the Award agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees. The holder of an Option shall have none of the rights of a shareholder with respect to the Shares subject to Option until such Shares shall be issued and delivered to such holder upon the exercise of the Option.

(iv) Non-Transferability of Options. Each Option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may permit an optionee to transfer a Nonqualified Stock Option, or cause the Company to grant a Nonqualified Stock Option that would otherwise be granted to a Participant, to any one or more of the following: a Participant’s descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Participant, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trusts or entities in respect of a Participant shall be subject to the provisions of the Award agreement, if any, concerning the exercisability during the Participant’s employment.

(v) Notwithstanding anything herein to the contrary, a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its affiliates shall not be granted an Incentive Stock Option unless the purchase price is at least 110% of the Fair Market Value of the Common Stock at the time of grant of the Option and the Option is not exercisable after the expiration of five years from the time of grant of the Option.

(vi) Incentive Stock Options. The Company shall not be liable to a Participant or other person if it is determined for any reason by the Internal Revenue Service, any court having jurisdiction, or any other entity that any Options intended to meet the requirements to qualify as Incentive Stock Options are not incentive stock options as defined in Code Section 422.

(b) Stock Appreciation Rights. The Committee may grant SARs to such eligible persons under Section 4 as may be selected by the Committee. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(i) Grant. The Committee may grant under the Plan a SAR for any number of Shares. Each SAR granted shall specify a time period for exercise of such SAR, which shall not be more than ten (10) years from the date of grant. The Committee may grant to an optionee an alternative SAR for all or any part of the number of Shares covered by Options. If an alternative SAR is granted, the SAR agreement shall specify the Options in respect of which the alternative SAR is granted. Any subsequent exercise of specified Options by the holder thereof shall reduce the alternative SAR by the same number of Shares as to which the Options are exercised. Any exercise of the alternative SAR shall reduce the holder’s specified Options by the same number of Shares as to which the SAR is exercised. An alternative SAR granted to an Option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding Options may be exercised (subject to the minimum provided above). The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder’s Option rights. The Committee may later grant to the holder of an Option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such Shares, provided, however, that the aggregate amount of all Shares covered by an alternative SAR held by an Option holder shall at no time exceed the total number of Shares covered by such holder’s unexercised Options.

(ii) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of Shares specified in the notice and which shall further state what portion, if any, of the SAR Award Amount the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Shares. The Company shall promptly pay to such holder the SAR Award Amount in such proportion.

(iii) Other Provisions of Plan Applicable. All provisions of the Plan applicable to Options granted hereunder shall apply with equal effect to SARs. Not in limitation of the prior sentence, it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution, and a SAR may be exercised during the lifetime of the holder thereof only by such holder, except as provided in Section 8(a)(iv) for Options. Further, and not in limitation of the first sentence of this Section 8(b)(iii), in the event of a Change of Control, the SARs shall be treated in the same fashion as Options under Section 10.

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Appendix C

9. Other Share-Based Awards. Subject to the terms of this Plan, the Committee may grant to Participants other types of Awards not described in Sections 6, 7 and 8, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation, such Other Share-Based Award may include the issuance of (a) unrestricted Shares, which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right (except as prohibited by Section 13(h)), as a bonus, upon the attainment of Performance Goals or otherwise or (b) rights to acquire Shares from the Company. The Committee shall determine all terms and conditions of any Other Share-Based Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Other Share-Based Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Committee takes action to approve the Award.

10. Change of Control. With respect to a Participant, to the extent the Participant has in effect an Award agreement, or employment, retention, change of control, severance or similar agreement, or is covered by a change of control, severance or similar plan or policy that specifically provides for the treatment of an Award upon a Change of Control (or upon certain terminations of employment or service following a Change of Control), then such provisions shall control over the remainder of the provisions of this Section 10. In all other cases, the following provisions of this Section 10 shall apply.

(a) If a Double Trigger Event occurs with respect to an Award in connection with a Change of Control, Participants then holding such Awards shall hold such Awards fully vested, and, to the extent applicable, be entitled to receive a payout, assuming, with respect to Awards subject to Performance Objectives for which the performance period has not been completed at the time of the Change of Control, that the specified performance periods had elapsed and the Performance Objectives relating thereto had been fully achieved (at the highest level provided in the Award, whether target, or maximum, as applicable) free of any conditions, to the extent consistent with Code Section 409A.

(b) If holders of Performance Shares are entitled to payment pursuant to Section 10(a) in respect of a Double Trigger Event, then the required payment shall be made in cash. Any payment pursuant to this Section 10 will be made at the time and manner specified herein, in the applicable Award or as otherwise provided under a deferral election.

(c) The Committee shall have discretion to determine whether Awards are being appropriately assumed or substituted in connection with a Change of Control. Without limiting the generality of the foregoing, the Committee shall have the authority to determine that Awards granted under the Plan are being appropriately assumed or substituted if the terms of such Awards remain substantially the same except that (i) following the Change of Control each such Award shall become entitled to the consideration received by the holder of one share of Common Stock pursuant to such Change of Control, or, (ii) if such consideration does not consist solely of shares of the acquirer’s common stock, each Award becomes entitled to an amount of the acquirer’s common stock equal in fair value to the consideration received by the holder of one share of Common Stock in such Change of Control.

(d) The Committee shall have authority to devise procedures allowing for such assumption or such payment or any other procedures the Committee determines to be appropriate to administer the Awards in connection with a Change of Control.

(e) If the Committee determines that Awards granted under the Plan are being appropriately assumed by, or equivalent awards are being substituted by, the acquirer, then no waiver or consent shall be required of any Participant to make effective, nor may any such Participant object to, such assumption or substitution by the acquirer.

(f) In addition, in the event of a Change of Control, if the Committee determines that Awards are not being appropriately assumed by the acquirer or an equivalent award substituted by the acquirer or where the Committee determines that cash or cash equivalents are the sole or primary form of consideration to be received by the shareholders of the Company in connection with the Change of Control), the Committee may cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event, to the extent consistent with Section 409A of the Code. In the case of any Option or SAR with an exercise price (or the Fair Market Value on the date the SAR was granted in the case of a SAR) that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor.

11. Adjustments for Changes in Common Stock and Certain Other Events. In the event of stock dividends, extraordinary cash dividends, recapitalizations, mergers, consolidations, stock splits, spin-offs, split-offs, split-ups, combinations, spin-outs, reverse stock splits or similar matters affecting outstanding Shares during the term of the Plan, appropriate revision shall be made (i) the aggregate number and class of Shares available under the Plan and the individual limits set forth in Section 5(d), (ii) in the applicable Performance Objectives of performance programs, (iii) for the adjustment in the number and class of Shares subject to each outstanding Option or SAR, the Option prices and SAR exercise amounts, and (iv) in the number and kind of shares of common stock or other consideration awarded to reflect the effect of such stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, stock split, spin-off, split-off, split-up, combination, exchange of shares, spin-out, reverse stock split or similar matter on the interests of the Participants in the Plan. In the event the Company, a subsidiary or an affiliate, enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant Options or SARs to employees or former employees of such corporation in substitution of Options or SARs previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

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Appendix C

12. Non-Assignability. Rights under the Plan and in respect of Shares issued or delivered under the Plan are not transferable and may not be assigned or pledged by any Participant at any time, and no recognition shall be required to be given by the Company to any attempted assignment of any rights hereunder or of any attempted assignment of the Shares. This non-assignability shall not apply to any Shares delivered to Participants hereunder after such Shares shall be fully vested in the holder thereof, except the transfer or resale of Shares may be restricted by applicable securities laws, including by reason of the 1933 Act as set forth in Section 13(a) hereof.

13. Additional Provisions Applicable to Awards.

(a) Payments in Common Stock. Shares delivered to Participants hereunder in satisfaction of Awards so delivered after the release of any conditions applicable thereto may nonetheless thereafter be restricted stock under the Securities Act of 1933, as amended (the “1933 Act”), and the certificates for such Shares may have a legend imprinted thereon restricting the resale, hypothecation or further transfer of said Shares except in a registered offering or pursuant to an available exemption from registration.

(b) No Rights as Shareholder. The grant of an Award to a Participant in the Plan shall create no rights in such Participant as a shareholder of the Company until such time and to the extent that the Participant is delivered Shares pursuant to such Participant’s Award; provided that holders of Restricted Shares granted hereunder shall have such rights as are expressly provided for herein and in the terms of the Award.

(c) Form of Awards. The Committee may establish one or more forms of Award certificates or agreements which set forth terms or conditions of Awards, including confidentiality, noncompetition, nonsolicitation or other restrictive covenants or other provisions.

(d) Time of Award. An Award under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof makes an Award, provided that such Award is evidenced by a written notice, certificate or agreement executed on behalf of the Company within a reasonable time after the date of such action. Notwithstanding the foregoing, the Committee may require as a condition to the effectiveness of any Award that an Award agreement with respect to such Award be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted and such executed Award agreement be delivered to the Company.

(e) Compliance with Applicable Law. Notwithstanding any other provision of this Plan, the Company shall have no obligation to grant any Award or issue any Shares under the Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company, such grant, issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the registration and other requirements of the 1933 Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale, or to qualify for exemption under the 1933 Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for Shares delivered pursuant to Awards with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(f) Minimum Vesting Period. Except for Acquisition Awards, all Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the number of shares covered by the Plan, provided, however, that the foregoing does not prohibit the Committee from granting Awards that contain rights to accelerated vesting on termination of employment, retirement, death or disability or otherwise accelerate vesting.

(g) Dividends and Dividend Equivalents.

(i) The Committee may authorize the payment of an amount equal to cash dividends on Awards of Performance Shares or Restricted Stock Units, or on a portion thereof, awarded to Participants in the Plan; provided that, if the Committee determines that all or any portion of any such Award is not earned, vested or payable, then any dividend equivalents paid on Shares in excess of the total Shares ultimately earned, vested or payable under the applicable Award will be subject to recovery, deduction and clawback by the Company, including, but not limited to, through reduction of any payout of any Award. Unless otherwise determined by the Committee, Restricted Shares shall be entitled to receive cash dividends when paid on the Shares; provided that, if the Committee determines that all or any portion of any such Award is not earned, vested or payable, then any dividends paid on Shares in excess of the total Shares ultimately earned, vested or payable under the applicable Award may be subject to recovery, deduction and clawback by the Company, including, but not limited to, through reduction of any payout of any Award.

(ii) In no event shall the Plan or any Award agreement hereunder provide that dividend equivalents or any similar cash payments be made with respect to any Options or SARs granted under the Plan.

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Appendix C

(h) Prohibition on Repricing. Without prior shareholder approval, in no event (other than as provided under Section 11) shall (i) the Plan or any Award agreement hereunder be amended or adjusted to reduce the exercise price of any outstanding Option or SAR, (ii) outstanding Options or SARS be canceled in exchange for either (x) Options or SARs with a lower exercise price or (y) any other equity or non-equity plan award, or (iii) the Company repurchase any Option or SAR which has an exercise price less than the then current fair market value of the Common Stock.

(i) Withholding. The Committee may require the Company to withhold from any payment due to a Participant (under this Plan or otherwise) any amount necessary to satisfy income tax withholding requirements in respect of any payment due under this Plan; and for this purpose may withhold cash and the Shares deliverable in respect of any Award. Alternatively, the Committee may require the Participant to pay to the Company such cash amount or additional cash amount as may be necessary to satisfy withholding requirements in which case such Participant shall be entitled to receive delivery of all Shares due hereunder. Upon vesting of any Award, the Company may withhold sufficient Shares to satisfy its withholding obligations for federal, state, local income and other taxes regardless of jurisdiction on such payment, or may withhold cash from any amounts otherwise payable with respect to the Award. Notwithstanding the foregoing, for any Award under the Plan, in the case of a Participant who is subject to Section 16 of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient Shares to satisfy the Company’s obligation to withhold for federal, state and other taxes regardless of jurisdiction, provided that prior to such withholding, the Committee may approve in advance an alternative method of withholding.

(j) Fractional Shares. No fractional Shares shall be issued under the Plan, and the Committee shall determine the treatment of any fractional Shares that would otherwise be payable in connection with any Award.

14. Miscellaneous.

(a) Amendments. The Committee shall have the authority to make amendments and revisions of this Plan, provided that no amendments or revisions of the Plan shall be made without the consent of the shareholders of the Company if such amendment or revision would increase the aggregate number of Shares which may be granted or securities which may be issued under the Plan or which would, by applicable law or rule, require such approval.

(b) No Right of Continued Service. No Participant in the Plan shall have any right as a Participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of such Participant’s present or any other rate of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any Participant from employment or to change the assignments of any Participant are expressly reserved to the Company.

(c) Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

(d) Term of Plan; Approval by Shareholders. The term of the Plan shall become effective on the date of its approval by the shareholders of the Company. The Plan shall terminate ten (10) years after such date of shareholder approval or earlier if the Board, in its discretion, elects to terminate the Plan. Awards outstanding at the time of any Plan termination will continue in full force and effect and will not be affected thereby.

(e) Separability of Provisions. With respect to Participants subject to Section 16 of the 1934 Act, this Plan and transactions hereunder are intended to comply with all applicable provisions of Rule 16b-3 or its successors. To the extent that any provision of the Plan or action of the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

(f) Governing Law. To the extent that Federal law does not otherwise control, the Plan shall be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of laws rules thereof.

(g) Clawback. Notwithstanding any other provisions of this Plan, any Award under this Plan shall be subject to such deductions, clawback, recoupment or recovery as may be required to be made (x) pursuant to any applicable policy adopted by the Company which provides for such deduction, clawback, recoupment or recovery, as currently effective or subsequently amended, or (y) to the extent required pursuant to any currently effective or subsequently adopted law, government regulation or stock exchange listing requirement. Any Award under this Plan shall be conditioned upon the Participant’s compliance with all practices and policies under the Company’s Ethics and Compliance Program, including the Company’s Code of Conduct and Code of Ethics, and that a Participant’s actions will reflect the Company’s Core Value of Integrity. Any violation of the Company’s Ethics and Compliance Program may result in the forfeiture of any Award under this Plan or the repayment of any amounts paid under any Award under this Plan.

(h) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its subsidiaries and affiliates; and Award details (the “Data”), to

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Appendix C

implement, manage and administer the Plan and Awards. The Company and its subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Company may cancel Participant’s ability to participate in the Plan and, in the Company’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 14(h).

(i) Sub-Plans. The Committee may, but is not required to, establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Such sub-plans, if any, shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(j) Provisions for Foreign Participants. The Committee may modify Awards granted to Participants who are foreign nationals employed or residing outside the United States or establish sub-plans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(k) Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its affiliates, and a Participant or successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(l) Limits of Liability. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and any Award agreement or certificate pursuant thereto. Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(m) Code Section 409A. The Options and SARs granted under this Plan are intended to be exempt from the requirements of Code Section 409A, and the Plan and all Awards hereunder shall be interpreted consistent with this intent.

(n) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

*********

Approved by the Board of Directors on November 7, 2023, subject to approval of the shareholders of the Company at the Company’s Annual Meeting of Shareholders on February 6, 2024.

PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS	C-10

 Appendix D

 GAAP to Non-GAAP Reconciliations

2023 Underlying Sales Change(1)	FY23
Reported (GAAP)	10%
(Favorable) / Unfavorable FX	2%
(Acquisitions)	(3)%
Divestitures	1%
Underlying (Non-GAAP)	10%

Adjusted Earnings Per Share(2)	FY22	FY23	Change
Earnings per share (GAAP)	$3.16	$3.72	18%
Amortization of intangibles	0.45	0.62
Restructuring and related costs	0.14	0.14
Acquisition/divestiture costs	0.15	0.13
Gain on subordinated interest	(0.60)	(0.21)
National Instruments gain	—	(0.07)
Other investment related gains	(0.02)	—
AspenTech Micromine purchase price hedge	0.04	(0.02)
Interest income on undeployed proceeds from Copeland transaction	—	(0.19)
Loss on Copeland equity method investment	—	0.24
Russia business exit charge	0.32	0.08
Adjusted earnings per share	$3.64	$4.44	22%

Total Business Adjusted Segment EBITA Margin(3)	FY23	Change
Pretax margin (GAAP)	18.0%	40 bps
Corporate items and interest expense, net	2.0%	60 bps
Total Business Segment EBIT margin	20.0%	100 bps
Amortization of intangibles and restructuring and related costs	5.0%	120 bps
Adjusted Total Business Segment EBITA margin (Non-GAAP)	25.0%	220 bps

Year-To-Date Cash Flow	FY23 ($ in millions)	Change
Operating cash flow (GAAP)	$2,726	33%
Capital expenditures	(363)	21%
Free cash flow (Non-GAAP)	$2,363	35%

(1)

Underlying sales excludes the impact of currency translation and significant acquisitions and divestitures. Heritage AspenTech and Emerson’s businesses contributed to AspenTech are included in underlying sales beginning in 2023 Q4.

(2)

Adjusted EPS excludes restructuring and related costs, NI investment gains, acquisition/divestiture costs, write-offs associated with Emerson’s Russia exit, an AspenTech Micromine purchase price hedge, the income/loss of Emerson’s 40% share of Copeland, interest income on undeployed proceeds and intangibles amortization expense. Post-Copeland transaction close, adjusted EPS now includes the interest on the Copeland note receivable valued at $0.04 and $0.05 for the fourth quarter and fiscal year 2023, respectively.

(3)	Represents total segment earnings excluding restructuring and intangibles amortization expense.

D-1	PROXY STATEMENT FOR EMERSON 2024 ANNUAL MEETING OF SHAREHOLDERS

EMERSON

World Headquarters
8000 W. Florissant Ave.
P.O. Box 4100
St. Louis, MO 63136
Emerson.com

EMERSON ELECTRIC CO.

8000 WEST FLORISSANT AVENUE

P.O. BOX 4100

ST. LOUIS, MO 63136-8506

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. IF YOU VOTE BY INTERNET OR PHONE, YOU DO NOT NEED TO RETURN THIS PROXY CARD.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 5, 2024 for shares held directly and by 11:59 P.M. Eastern Time on February 1, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EMR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 5, 2024 for shares held directly and by 11:59 P.M. Eastern Time on February 1, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received prior to the start of the Annual Meeting of Shareholders for your vote to be counted.

SPECIAL VOTING DEADLINE NOTICE TO PARTICIPANTS IN EMERSON ELECTRIC CO. BENEFIT PLANS

If you own shares of Emerson Electric Co. common stock through any benefit plan of Emerson or any of its subsidiaries, the shares represented by your proxy card include those shares. To allow sufficient time for the plan trustees to vote, the trustees must receive your voting instructions by 11:59 P.M. Eastern Time on February 1, 2024. If the trustees do not receive your properly completed instructions by that date, the trustees will vote the shares in the same proportion as the votes that the trustees receive from other plan participants, unless otherwise required by law.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25999-P99316                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

EMERSON ELECTRIC CO.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING NOMINEES:
1.	ELECTION OF DIRECTORS FOR TERMS ENDING IN 2027

	Nominees:	For	Against	Abstain

	1a. Mark A. Blinn	☐	☐	☐

	1b. Leticia Gonçalves Lourenco	☐	☐	☐

	1c. James M. McKelvey	☐	☐	☐

	1d. James S. Turley	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:		For	Against	Abstain

2.	Approval, by non-binding advisory vote, of Emerson Electric Co. executive compensation.	☐	☐	☐

3.	Approval of the Amendment to Emerson Electric Co. Restated Articles of Incorporation to Declassify the Company’s Board of Directors.	☐	☐	☐

4.	Approval of Emerson Electric Co.’s 2024 Equity Incentive Plan.	☐	☐	☐

5.	Ratification of KPMG LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING:		For	Against	Abstain

6.	Shareholder Proposal to Implement a Simple Majority Vote Requirement in the Company’s Governing Documents.	☐	☐	☐
To act upon such further business as may properly come before the meeting, or any adjournment or postponement thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and our Annual Report to Shareholders, including our Annual Report on

Form 10-K, for the fiscal year ended September 30, 2023, are available at www.proxyvote.com.

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FOLD AND DETACH HERE	V26000-P99316

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, does hereby appoint S.L. KARSANBHAI, S.Y. BOSCO, and J.A. SPERINO, or any of them, with full powers of substitution, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of EMERSON ELECTRIC CO., to be held on February 6, 2024, commencing at 10:00 A.M., Central Standard Time, via the internet at www.virtualshareholdermeeting.com/EMR2024, and at any and all adjournments or postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company which the undersigned is entitled to vote as specified and in their discretion on such other business as may properly come before the meeting. The matters stated on the reverse side were proposed by the Company, except as indicated.

THIS PROXY WILL BE VOTED AS SPECIFIED AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6.

(Continued, and to be marked, dated and signed, on the other side)